UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GREENHILL & CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Greenhill & Co., Inc.
1271 Avenue of the Americas
New York, NY 10020
(212) 389-1500

July 13, 2023
Dear Greenhill Stockholder:
You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of stockholders of Greenhill & Co., Inc., a Delaware corporation (which we refer to as “Greenhill,” “we,” and “our”) to be held virtually via live webcast on August 16, 2023, beginning at 12:00 p.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting http://www.virtualshareholdermeeting.com/GHL2023SM, and inserting the 16-digit control number included in your proxy card or voting instruction form provided by your bank, broker, trustee, nominee or other holder of record if you hold your shares in “street name.”
On May 22, 2023, Greenhill, Mizuho Americas LLC, a Delaware limited liability company (which we refer to as “Mizuho Americas”), and Blanc Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Mizuho Americas (which we refer to as “Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, which we refer to as the “Merger Agreement”), pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Greenhill (which we refer to as the “Merger”), with Greenhill continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Mizuho Americas.
The Merger Agreement provides that each share of common stock, par value $0.01 per share, of Greenhill (which we refer to as “Greenhill common stock”) issued and outstanding immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) (except for shares held by Greenhill as treasury stock, by any of Greenhill’s subsidiaries, by Mizuho Americas or by any of Mizuho Americas’ subsidiaries (including Merger Sub), or by any holder of record or beneficial owner who is entitled to demand appraisal and has properly and validly demanded appraisal of such shares of Greenhill common stock as further described in the accompanying proxy statement pursuant to Section 262 of the General Corporation Law of the State of Delaware, which, in each case, will be treated as described in the Merger Agreement) will, at the Effective Time, automatically be converted into the right to receive $15.00 in cash, without interest, subject to any required tax withholding.
At the Special Meeting, you will be asked to consider and vote on:
•	The Merger Agreement Proposal: proposal to adopt the Merger Agreement;
•
The Compensation Proposal: proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Greenhill’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement; and

•
The Adjournment Proposal: proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to holders of Greenhill common stock.

The Board of Directors of Greenhill (which we refer to as the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Greenhill and its stockholders; (b) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger; (c) recommended that Greenhill stockholders adopt the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Greenhill stockholders at the Special Meeting. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Greenhill common stock entitled to vote thereon at the Special Meeting. If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
GEORGESON LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll-Free: 866-391-7007
Email: Greenhill@georgeson.com
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.
Sincerely,

Chairman & Chief Executive Officer Greenhill & Co., Inc.
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated July 13, 2023, and, together with the enclosed form of proxy card, is first being mailed to Greenhill stockholders on or about July 14, 2023.

Greenhill & Co., Inc.
1271 Avenue of the Americas
New York, NY 10020
(212) 389-1500
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 16, 2023
Notice is hereby given that a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of stockholders of Greenhill & Co., Inc., a Delaware corporation (which we refer to as “Greenhill,” “we,” and “our”), will be held virtually via live webcast on August 16, 2023, beginning at 12:00 p.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting http://www.virtualshareholdermeeting.com/GHL2023SM, and inserting the 16-digit control number included in your proxy card or voting instruction form provided by your bank, broker, trustee, nominee or other holder of record if you hold your shares in “street name.”
On May 22, 2023, Greenhill, Mizuho Americas LLC, a Delaware limited liability company (which we refer to as “Mizuho Americas”), and Blanc Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Mizuho Americas (which we refer to as “Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, which we refer to as the “Merger Agreement”), pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Greenhill (which we refer to as the “Merger”), with Greenhill continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Mizuho Americas.
The Merger Agreement provides that each share of common stock, par value $0.01 per share, of Greenhill (which we refer to as “Greenhill common stock”) issued and outstanding immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) (except for shares held by Greenhill as treasury stock, by any of Greenhill’s subsidiaries, by Mizuho Americas or by any of Mizuho Americas’ subsidiaries (including Merger Sub), or by any holder of record or beneficial owner who is entitled to demand appraisal and has properly and validly demanded appraisal of such shares of Greenhill common stock as further described in this proxy statement pursuant to Section 262 of the General Corporation Law of the State of Delaware, which, in each case, will be treated as described in the Merger Agreement) will, at the Effective Time, automatically be converted into the right to receive $15.00 in cash, without interest, subject to any required tax withholding.
The Special Meeting is being held for the following purposes:
1.	The Merger Agreement Proposal: To consider and vote on the proposal to adopt the Merger Agreement;
2.
The Compensation Proposal: To consider and vote on the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Greenhill’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement; and

3.
The Adjournment Proposal: To consider and vote on any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or to ensure that any supplement or amendment to this proxy statement is timely provided to holders of Greenhill common stock.

Only Greenhill stockholders of record as of the close of business on July 10, 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
The Board of Directors of Greenhill unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
By Order of the Board of Directors,

Chairman & Chief Executive Officer Greenhill & Co., Inc.

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the enclosed proxy statement.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.
You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Greenhill common stock, please contact our proxy solicitor:
GEORGESON LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll-Free: 866-391-7007
Email: Greenhill@georgeson.com

i

Opinion of Houlihan Lokey Capital, Inc.	38
Certain Unaudited Prospective Financial Information	43
Interests of Greenhill’s Executive Officers and Directors in the Merger	45
Financing of the Merger	51
Closing and Effective Time	51
Accounting Treatment	51
Appraisal Rights	51
Material U.S. Federal Income Tax Consequences of the Merger	56
Regulatory Approvals Required for the Merger	58
THE MERGER AGREEMENT	60
Explanatory Note Regarding the Merger Agreement	60
Effects of the Merger; Directors and Officers and Organizational Documents of the Surviving Corporation	60
Closing and Effective Time	61
Merger Consideration	61
Exchange and Payment Procedures	62
Withholding	63
Representations and Warranties	63
Conduct of Business Pending the Merger	67
Stockholders’ Meeting and Board Recommendation	70
No Solicitation	71
Adverse Recommendation Change; Certain Prohibited Actions	72
Employee Benefits	74
Directors’ and Officers’ Indemnification and Insurance	75
Transaction Litigation	76
Approvals and Related Matters	76
Treatment of the Company Credit Agreement	78
Other Covenants	79
Conditions to the Closing of the Merger	79
Termination of the Merger Agreement	80
Effect of Termination	81
Termination Fees	82
Specific Enforcement	83
Expenses	83
Amendments, Extensions and Waivers	83
No Third-Party Beneficiaries	84
Governing Law; Jurisdiction; Waiver of Jury Trial	84
THE VOTING AGREEMENT	85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	86
FUTURE STOCKHOLDER PROPOSALS	87
WHERE YOU CAN FIND MORE INFORMATION	88
MISCELLANEOUS	89
ANNEX A — AGREEMENT AND PLAN OF MERGER, BY AND AMONG MIZUHO AMERICAS LLC, BLANC MERGER SUB, INC. AND GREENHILL & CO., INC., DATED AS OF MAY 22, 2023	A-1
ANNEX B — VOTING AGREEMENT, DATED AS OF MAY 22, 2023, BY AND AMONG MIZUHO AMERICAS LLC, BLANC MERGER SUB, INC. AND EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES THERETO	B-1
ANNEX C — OPINION OF HOULIHAN LOKEY CAPITAL, INC., DATED AS OF MAY 21, 2023	C-1
ANNEX D — SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE	D-1
ii

SUMMARY
This summary highlights selected information from this proxy statement related to the Merger (as defined below) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Greenhill,” “we,” “our,” “us,” the “Company” and similar words refer to Greenhill & Co, Inc. Throughout this proxy statement, we refer to Mizuho Americas LLC as “Mizuho Americas,” Blanc Merger Sub, Inc. as “Merger Sub,” and Greenhill, Mizuho Americas, and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of May 22, 2023 (as it may be amended from time to time), by and among Greenhill, Mizuho Americas, and Merger Sub as the “Merger Agreement”; our common stock, par value $0.01 per share, as “Greenhill common stock”; and the holders of shares of Greenhill common stock as “Greenhill stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Parties Involved in the Merger (page 28)
Greenhill & Co., Inc.
Greenhill is a leading independent investment bank that provides financial and strategic advice on significant domestic and cross-border mergers, acquisitions, restructurings, financings, capital raising and other transactions to a diverse client base, including corporations, partnerships, private equity sponsors, institutional investors, family offices and governments globally. Greenhill acts for clients located throughout the world from its offices in New York, Chicago, Frankfurt, Hong Kong, Houston, London, Madrid, Melbourne, Paris, San Francisco, Singapore, Stockholm, Sydney, Tokyo and Toronto. As of March 31, 2023, Greenhill had, on a consolidated basis, approximately $518.9 million in total assets, total stockholders’ equity of approximately $52.7 million and 18,310,176 shares of Greenhill common stock issued and outstanding.
Greenhill’s principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020, and its telephone number is (212) 389-1500.
Greenhill common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “GHL.”
Mizuho Americas LLC
Mizuho Americas is the U.S. bank holding company and indirect wholly owned subsidiary of Mizuho Financial Group, Inc. (which we refer to as “Mizuho Financial Group”), a global financial services institution providing comprehensive financial and strategic services, including banking, securities, trust and asset management with assets of approximately $2 trillion. Mizuho Financial Group’s 60,000 employees worldwide offer comprehensive financial services to clients in 35 countries and 800 offices throughout the Americas, EMEA and Asia.
Mizuho Americas is a leading provider of corporate and investment banking services to clients in the U.S., Canada and Latin America. Its capabilities span investment and corporate banking, capital markets, equity and fixed income sales & trading, derivatives, FX, custody and research. Mizuho Americas employs 3,000 professionals across 15 offices within the Americas.
Mizuho Americas’ principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020, and its telephone number is (212) 209-9300.
Mizuho Financial Group common shares are listed on the Tokyo Stock Exchange under the symbol “MFG” and Mizuho Financial Group’s American Depositary Shares are listed on the NYSE under the symbol “MFG.”

Blanc Merger Sub, Inc.
Merger Sub is a wholly owned subsidiary of Mizuho Americas and was incorporated on May 17, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any activities other than in connection with or as contemplated by the Merger Agreement. The principal executive offices of Merger Sub are located at 1271 Avenue of the Americas, New York, New York 10020 and its telephone number is (212) 209-9300.
The Merger (page 28)
On the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Merger Sub will merge with and into Greenhill (which we refer to as the “Merger”), the separate corporate existence of Merger Sub will cease and Greenhill will continue its corporate existence under the DGCL as the surviving corporation in the Merger (which we refer to as the “Surviving Corporation”). As a result of the Merger, Greenhill common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Greenhill common stock will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Greenhill will no longer file periodic or other reports with the United States Securities and Exchange Commission (which we refer to as the “SEC”). If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation. The Merger will become effective at such time as the certificate of merger with respect to the Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be mutually agreed by Greenhill and Mizuho Americas and specified in the certificate of merger in accordance with the DGCL (which we refer to as the “Effective Time”).
Merger Consideration (page 29)
Greenhill Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of Greenhill, Mizuho Americas, or Merger Sub, or the holders of any securities of Greenhill or Merger Sub, each share of Greenhill common stock issued and outstanding immediately prior to the Effective Time (other than (a) shares held by Greenhill as treasury stock, by any of Greenhill’s subsidiaries, by Mizuho Americas or by any of Mizuho Americas’ subsidiaries (including Merger Sub), in each case immediately prior to the Effective Time (which we refer to as “Canceled Shares”) and (b) shares of Greenhill common stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of record or beneficial owners of shares of Greenhill common stock who are entitled to demand appraisal and who have properly and validly demanded appraisal in respect of such shares in accordance with Section 262 of the DGCL (which we refer to as the “Dissenting Shares”), which in each case, will be treated as set forth in the Merger Agreement) will be converted automatically into the right to receive $15.00 in cash, without interest (which we refer to as the “Merger Consideration”), subject to any required tax withholding.
No later than substantially concurrently with the Effective Time, Mizuho Americas will deposit (or cause to be deposited) with a designated paying agent a cash amount that is sufficient to pay the aggregate Merger Consideration in exchange for all shares of Greenhill common stock issued and outstanding immediately prior to the Effective Time (other than the Canceled Shares and Dissenting Shares). For more information, please see the section of this proxy statement entitled “The Merger Agreement—Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Greenhill common stock that you own (other than any Canceled Shares and Dissenting Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a Greenhill stockholder (except that Greenhill stockholders and beneficial owners who properly and validly exercise and do not withdraw their demands for appraisal will receive appraisal rights under Section 262 of the DGCL). For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights.”

Treatment of Greenhill Awards
The Merger Agreement provides that, at the Effective Time: (i) each outstanding restricted stock unit award (which we refer to as an “RSU”) will be converted into an unvested Mizuho Americas cash-based award (which we refer to as a “Mizuho Cash Award”) with respect to an amount in cash equal to the product obtained by multiplying (a) the Merger Consideration by (b) the number of shares of Greenhill common stock covered by such award, which will otherwise be subject to the same terms and conditions applicable to such award of RSUs (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such award of RSUs and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or award agreement, to the extent applicable) as of immediately prior to the Effective Time, and any amounts relating to dividend equivalent rights granted with respect to such RSUs that are accrued but unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions as were applicable to such awards of RSUs immediately prior to the Effective Time, (ii) each outstanding performance stock unit award (which we refer to as a “PSU”) will become fully vested with respect to the number of shares of Greenhill common stock covered by such award based on the target level of performance (which number of shares we refer to as the “Applicable Number”), and will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (a) the Merger Consideration by (b) the Applicable Number (paid within 10 business days following the Effective Time or such later date as required to avoid the imposition of taxes under Section 409A of the United States Internal Revenue Code of 1986 (which we refer to, as amended, as the “Code”)), and any amounts relating to dividend equivalent rights granted with respect to such PSUs that are accrued but unpaid as of the Effective Time will be paid within 10 business days following the Effective Time or such later date as required to avoid the imposition of taxes under Section 409A of the Code, and (iii) each outstanding deferred cash award (which we refer to as a “Deferred Cash Award”) will be converted into a Mizuho Cash Award with respect to an equivalent amount in cash that has not yet been paid with respect to such Deferred Cash Award as of immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such Deferred Cash Award as of immediately prior to the Effective Time (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such Deferred Cash Award and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or award agreement, to the extent applicable). For more information, please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration—Treatment of Greenhill Awards.”
Material U.S. Federal Income Tax Consequences of the Merger (page 56)
The exchange of Greenhill common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of Greenhill common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Greenhill common stock surrendered pursuant to the Merger by such U.S. Holder.
This proxy statement contains a general discussion of certain U.S. federal income tax consequences to U.S. Holders of the Merger. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are not U.S. Holders or are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.
Accounting Treatment of the Merger (page 51)
The Merger will be accounted for using the acquisition method of accounting. Mizuho Americas will be treated as the acquirer for accounting purposes.
Appraisal Rights (page 51)
If the Merger is consummated and certain conditions are met, Greenhill stockholders and beneficial owners who continuously hold shares of Greenhill common stock through the Effective Time, do not vote in favor of the adoption of the Merger Agreement and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that Greenhill stockholders and beneficial owners may be entitled to have their shares of Greenhill common stock appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of their shares of Greenhill common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement entitled “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Greenhill stockholder or beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Greenhill stockholders and beneficial owners who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Greenhill stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Greenhill common stock.
To exercise appraisal rights, Greenhill stockholders must: (a) submit a written demand for appraisal to Greenhill before the vote of Greenhill stockholders is taken on the Merger Agreement Proposal; (b) not submit a proxy or otherwise vote in favor of the Merger Agreement Proposal; (c) continue to hold shares of Greenhill common stock of record through the Effective Time; and (d) comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Greenhill unless certain stock ownership conditions are satisfied by the Greenhill stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex D to this proxy statement and may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). If you are a beneficial owner who holds your shares of Greenhill common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights.”
Regulatory Approvals Required for the Merger (page 58)
Under the Merger Agreement, each of Greenhill and Mizuho Americas has agreed to use its respective reasonable best efforts to obtain the specified governmental consents and approvals, and the termination or expiration of all applicable waiting periods in respect thereof (which we refer to as the “Requisite Regulatory Approvals”) in order to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable and in any event no later than the Termination Date (as defined below), including an obligation to defend against any litigation challenging the Merger. However, Mizuho Americas is not obligated to agree to any structural or behavioral remedy required by any governmental authority.
U.S. Antitrust Clearance
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”), has expired or been terminated. Greenhill and Mizuho Americas made the filings required under the HSR Act on June 6, 2023, and the initial 30-day waiting period is scheduled to expire at 11:59 p.m., Eastern Time, on July 6, 2023, unless otherwise extended.

Other Regulatory Clearances
Completion of the transactions contemplated by the Merger Agreement is subject to approval in:
•	the U.S. by the Financial Industry Regulatory Authority (which we refer to as “FINRA”) pursuant to FINRA Rule 1017;
•
Germany by the German Federal Financial Supervisory Authority (which we refer to as “BaFin”) and the German Central Bank (which we refer to as “Bundesbank”) pursuant to Section 24 of the German Investment Firm Act and the Commission Delegated Regulation (EU) 2017/1946 of 11 July 2017;

•	Hong Kong by the Hong Kong Securities and Futures Commission (which we refer to as the “SFC”) pursuant to the Securities and Futures Ordinance (Cap. 571);
•	Japan by the Japan Financial Services Agency (which we refer to as the “JFSA”);
•	Singapore by the Monetary Authority of Singapore (which we refer to as “MAS”) pursuant to the Securities and Futures Act 2001; and
•	the United Kingdom by the United Kingdom Financial Conduct Authority (which we refer to as the “FCA”) pursuant to the Financial Services and Markets Act 2000.
In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the applicable waiting periods have expired or been terminated. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.
For more information, please see the section of this proxy statement entitled “The Merger—Regulatory Approvals Required for the Merger.”
Closing Conditions (page 79)
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:
•
the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Greenhill common stock entitled to vote thereon (which we refer to as the “Stockholder Approval”);

•	the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act;
•	the receipt of all Requisite Regulatory Approvals;
•
the absence of any law, injunction, order or other judgment, whether temporary, preliminary or permanent, in any of the jurisdictions where there are Requisite Regulatory Approvals, that is in effect and enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Merger (each, which we refer to as a “Restraint”);

•	the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers);
•
in the case of the obligations of Mizuho Americas and Merger Sub to effect the Merger, the absence, since the date of the Merger Agreement, of a Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”) that is continuing; and

•
the performance by the parties, in all material respects, of their respective covenants and obligations required by the Merger Agreement to be complied with or performed by such party at or prior to the closing of the Merger (which we refer to as the “Closing”).

Timing of the Merger (page 24)
The parties currently expect the transaction to be completed by the end of calendar year 2023. Greenhill cannot predict, however, the actual date on which the transaction will be completed, or if the Merger will be completed at all, because completion of the Merger is subject to conditions beyond the parties’ control, including obtaining regulatory clearances. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger.”
Financing of the Merger (page 51)
The consummation of the Merger is not conditioned on Mizuho Americas’ receipt of any financing. Mizuho Americas and Merger Sub have represented in the Merger Agreement that Mizuho Americas and Merger Sub will have available to them at the Effective Time sufficient funds to perform all of their respective obligations under the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement, including payment in full of the aggregate Merger Consideration with respect to all shares of Greenhill common stock issued and outstanding immediately prior to the Effective Time (other than (A) Canceled Shares and (B) Dissenting Shares) and the amounts payable to the holders of PSUs, repayment in full of all obligations under the Credit Agreement, dated as of October 12, 2017, among Greenhill, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, as amended by Amendment No. 1 thereto, dated as of April 12, 2019 and as may be further amended, modified, supplemented, amended and restated, replaced or refinanced (which we refer to as the “Company Credit Agreement”) and payment of all associated fees, costs and expenses. Mizuho Americas and Merger Sub have acknowledged under the Merger Agreement that their obligations under the Merger Agreement are not contingent or conditioned in any manner on obtaining any financing.
The Special Meeting (page 21)
Date, Time and Location
The special meeting of Greenhill stockholders (which we refer to as the “Special Meeting”) will be held virtually on August 16, 2023, beginning at 12:00 p.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting http://www.virtualshareholdermeeting.com/GHL2023SM (which we refer to as the “Special Meeting website”) and inserting the 16-digit control number included in your proxy card or voting instruction form provided by your bank, broker, trustee, nominee or other holder of record if you hold your shares in “street name.” For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” will mean virtually present at the Special Meeting.
Proposals
At the Special Meeting, holders of Greenhill common stock will be asked to vote on the following matters:
•	adoption of the Merger Agreement (which we refer to as the “Merger Agreement Proposal”);
•
approval, on an advisory (nonbinding) basis, of the compensation that may be paid or become payable to Greenhill’s named executive officers that is based on or otherwise relates to the Merger (which we refer to as the “Compensation Proposal”); and

•
approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or to ensure that any supplement or amendment to this proxy statement is timely provided to holders of Greenhill common stock (which we refer to as the “Adjournment Proposal”).

Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of Greenhill common stock as of July 10, 2023 (which we refer to as the “Record Date”). Each Greenhill stockholder will be entitled to one vote for each such share owned at the close of business on the Record Date.

Quorum
As of the Record Date, there were 18,802,594 shares of Greenhill common stock outstanding and entitled to vote at the Special Meeting. The presence, in person or by proxy of the holders of a majority of the outstanding shares of Greenhill common stock on the Record Date and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting.
If you fail to (1) submit a signed proxy card, (2) grant a proxy electronically over the Internet or by telephone, or (3) attend the Special Meeting, your shares of Greenhill common stock will not be counted for purposes of determining the presence of a quorum. If you hold your shares of Greenhill common stock in “street name,” and you fail to instruct your bank, broker or other nominee on how to vote your shares of Greenhill common stock, such shares of Greenhill common stock will not be counted for purposes of determining the presence of a quorum. However, if you hold shares of Greenhill common stock in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those shares of Greenhill common stock will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.
Required Stockholder Approval (page 22)
The affirmative vote of the holders of a majority of the issued and outstanding shares of Greenhill common stock entitled to vote thereon is required to approve the Merger Agreement Proposal.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of Greenhill common stock present, in person or by proxy, at the Special Meeting and entitled to vote on the Compensation Proposal. The approval of the Compensation Proposal is advisory (nonbinding) and is not a condition to the completion of the Merger.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Greenhill common stock present, in person or by proxy, at the Special Meeting and entitled to vote on the Adjournment Proposal.
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 5,997,526 shares of Greenhill common stock, representing approximately 31.9% of the shares of Greenhill common stock issued and outstanding as of the Record Date.
We currently expect that our directors and executive officers will vote all of their respective shares of Greenhill common stock: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Recommendation of the Board of Directors and Reasons for the Merger (page 35)
The Board of Directors of Greenhill (which we refer to as the “Board of Directors”) has unanimously: (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Greenhill and its stockholders; (b) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger; (c) recommended that Greenhill stockholders adopt the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Greenhill stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
For a more detailed discussion of the Board of Directors’ recommendation, see the section of this proxy statement entitled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger.”

Opinion of Houlihan Lokey Capital, Inc. (page 38)
On May 21, 2023, Houlihan Lokey Capital, Inc. (which we refer to as “Houlihan Lokey”) orally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors dated May 21, 2023) as to, as of such date, the fairness, from a financial point of view, to the holders of Greenhill common stock of the Merger Consideration to be received by such holders pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was furnished for the use of the Board of Directors (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Greenhill common stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.
For more information, see the section of this proxy statement entitled “The Merger—Opinion of Houlihan Lokey Capital, Inc.”
Interests of Greenhill’s Executive Officers and Directors in the Merger (page 45)
Greenhill’s executive officers and directors have certain interests in the Merger that are or may be different from, or in addition to, the interests of Greenhill stockholders generally. For more information, see the section of this proxy statement entitled “The Merger—Interests of Greenhill’s Executive Officers and Directors in the Merger.”
No Solicitation (page 71)
As more fully described in this proxy statement and in the Merger Agreement, and subject to certain exceptions, Greenhill has agreed not to solicit Takeover Proposals (as defined in the section entitled “The Merger Agreement—No Solicitation” of this proxy statement), engage in discussions with third parties regarding Takeover Proposals or change its recommendation to its stockholders in favor of the Merger Agreement Proposal.
In the event Greenhill receives an unsolicited Takeover Proposal from a third party prior to obtaining the Stockholder Approval that (i) does not result from a material breach by Greenhill of its no-solicitation covenants and (ii) the Board of Directors determines in good faith is bona fide and constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation”), Greenhill may provide information to, and engage in discussions and negotiations with, the person making the Takeover Proposal.
Prior to obtaining the Stockholder Approval, the Board of Directors has the right, in connection with (i) the receipt of a Superior Proposal that has not resulted from a material breach by Greenhill of its no-solicitation covenants or (ii) an Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement—Adverse Recommendation Change; Certain Prohibited Actions”), to change its recommendation in favor of the Merger or, in the case of a Superior Proposal, to terminate the Merger Agreement and enter into an Acquisition Agreement providing for the Superior Proposal, in each case, subject to complying with notice requirements and other specified conditions (including giving Mizuho Americas the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal or Intervening Event, as applicable), if the Board of Directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
For more information, please see the sections of this proxy statement entitled “The Merger Agreement—No Solicitation” and “The Merger Agreement—Adverse Recommendation Change; Certain Prohibited Actions.”

Termination of the Merger Agreement (page 80)
Mizuho Americas and Greenhill have certain rights to terminate the Merger Agreement under customary circumstances, including (i) by mutual agreement, (ii) if any Restraint permanently prohibits the Merger and has become final and nonappealable, unless the terminating party’s breach has been a principal cause of or resulted in the Restraint, (iii) if the other party is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition, provided the terminating party is not itself in breach, and such breach cannot be cured or has not been cured within 30 days after notice to the other party of such breach, (iv) if the Merger has not been consummated on or before May 22, 2024, subject to one three-month automatic extension to August 22, 2024 if any Requisite Regulatory Approval (or a Restraint) remains outstanding and all other closing conditions are satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on such date) at the extension date (which we refer to as the “Termination Date”), unless the terminating party’s breach has been a principal cause of or resulted in the failure to complete the Merger by that date, or (v) if Greenhill stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). In addition, prior to receipt of the Stockholder Approval, each party has additional termination rights specified in the Merger Agreement, including the right for Greenhill to terminate the Merger Agreement to enter into an Acquisition Agreement (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation”) providing for a Superior Proposal. For more information, please see the sections of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement.”
Termination Fees (page 82)
The Merger Agreement provides for the payment of a termination fee of $15,380,000 by Greenhill to Mizuho Americas under the following circumstances:
•	Greenhill terminates the Merger Agreement to enter into an Acquisition Agreement providing for a Superior Proposal;
•	Mizuho Americas terminates the Merger Agreement in the event that the Board of Directors changes its recommendation to its stockholders in favor of the Merger; or
•
the Merger Agreement is terminated in certain circumstances following the receipt of a Takeover Proposal and prior to receipt of the Stockholder Approval, and within 12 months of termination Greenhill enters into a definitive agreement to consummate (or consummates) the transactions proposed by any Takeover Proposal.

The Merger Agreement provides for the payment of a termination fee of $38,500,000 by Mizuho Americas to Greenhill under the following circumstances:
•
the Merger Agreement is terminated by Greenhill or Mizuho Americas upon the occurrence of the Termination Date, and at the time of termination the conditions to closing (other than those relating to the receipt of U.S. antitrust clearance, receipt of Requisite Regulatory Approvals and the absence of any Restraint) in favor of Mizuho Americas have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on such date), so long as Greenhill’s willful breach has not been the primary cause of the failure to obtain U.S. antitrust clearance or the Requisite Regulatory Approvals or the reason for the Restraint;

•	the Merger Agreement is terminated because any Restraint has become final and non-appealable and Greenhill’s breach has not been a principal cause of or resulted in the Restraint; or
•	the Merger Agreement is terminated by Greenhill as a result of a material breach by Mizuho Americas or Merger Sub of their regulatory efforts covenants.
The Merger Agreement provides that in no event will a party be required to pay a termination fee on more than one occasion.
For more information, please see the sections of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees.”

Effect on Greenhill If the Merger Is Not Completed (page 29)
If the Merger Agreement is not adopted by Greenhill stockholders, or if the Merger is not completed for any other reason:
•	Greenhill stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Greenhill common stock pursuant to the Merger Agreement;
•
Greenhill will remain an independent public company, Greenhill common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Greenhill will continue to file periodic and other reports with the SEC; and

•
under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees,” Greenhill may be required to pay Mizuho Americas a termination fee of $15,380,000 or a termination fee of $38,500,000 may be payable by Mizuho Americas to Greenhill.

For more information, please see the section of this proxy statement entitled “The Merger––Effect on Greenhill If the Merger Is Not Completed.”
Voting Agreement (page 85)
Concurrently with the execution and delivery of the Merger Agreement, Scott L. Bok, the Chairman and Chief Executive Officer of Greenhill, and certain of his affiliated persons (which we refer to as the “Specified Stockholders”) entered into a Voting Agreement with Mizuho Americas and Merger Sub (which we refer to as the “Voting Agreement”). Pursuant to the Voting Agreement, the Specified Stockholders have agreed to vote all shares of Greenhill common stock owned by them in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and against certain actions that would reasonably be expected to prevent, delay or impede the consummation of the Merger Agreement, the Merger and the other transactions contemplated thereby. The Voting Agreement includes customary transfer restrictions, subject to certain exceptions. The Voting Agreement terminates upon the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the date on which any amendment to the Merger Agreement is executed, or any waiver of Greenhill’s rights under the Merger Agreement is granted, in each case, without the Specified Stockholders’ prior written consent, that (a) diminishes (in any amount) the Merger Consideration to be received by the Greenhill stockholders, (b) changes the form of Merger Consideration payable to the Greenhill stockholders or (c) modifies the Termination Date or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger by the Termination Date.
As of the Record Date, the Specified Stockholders held in the aggregate 2,874,539 shares of Greenhill common stock, representing approximately 15.3% of the shares of Greenhill common stock issued and outstanding and entitled to vote at the Special Meeting.
For more information, see the section of this proxy statement entitled “The Voting Agreement.” A copy of the Voting Agreement is attached as Annex B to this proxy statement.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:
On May 22, 2023, Greenhill entered into the Merger Agreement with Mizuho Americas and Merger Sub. Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Greenhill, with Greenhill surviving the Merger as a wholly owned subsidiary of Mizuho Americas. The Board of Directors is furnishing this proxy statement and form of proxy card to Greenhill stockholders in connection with the solicitation of proxies by the Board of Directors in favor of the Merger Agreement Proposal and the other matters to be voted on at the Special Meeting.

Q:	When and where is the Special Meeting?
A:
The Special Meeting is scheduled to be held virtually via live webcast on August 16, 2023, at 12:00 p.m. Eastern Time (unless the Special Meeting is adjourned or postponed). There will not be a physical meeting location. You will be able to virtually attend and vote at the Special Meeting by visiting the Special Meeting website and inserting the 16-digit control number included in your proxy card or voting instruction form provided by your bank, broker, trustee, nominee or other holder of record if you hold your shares in “street name.” Even if you plan to attend the Special Meeting, Greenhill recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting. For additional information about the Special Meeting, see the section of this proxy statement entitled “The Special Meeting.”

Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to vote on the following proposals:
•	Proposal 1: The Merger Agreement Proposal: Adoption of the Merger Agreement;
•
Proposal 2: The Compensation Proposal: Approval, on an advisory (nonbinding) basis, of the compensation that may be paid or become payable to Greenhill’s named executive officers that is based on or otherwise relates to the Merger; and

•
Proposal 3: The Adjournment Proposal: Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or to ensure that any supplement or amendment to this proxy statement is timely provided to holders of Greenhill common stock.

Q:	Who is entitled to vote at the Special Meeting?
A:
Greenhill stockholders as of the Record Date of July 10, 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of Greenhill common stock will be entitled to cast one vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date. Virtual attendance at the Special Meeting via the Special Meeting website is not required to vote.

Q:	Does my vote matter?
A:
Yes. The Merger cannot be completed unless the Merger Agreement is adopted by Greenhill stockholders holding a majority of the issued and outstanding shares of Greenhill common stock entitled to vote thereon at the Special Meeting. If you do not vote, it will be more difficult for Greenhill to obtain the necessary quorum to hold its Special Meeting. In addition, if you fail to submit a proxy or vote at the Special Meeting via the Special Meeting website, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. The Board of Directors recommends that stockholders vote “FOR” the Merger Agreement Proposal.
Q:	How does the Board of Directors recommend that I vote at the Special Meeting?
A:
The Board of Directors unanimously recommends that Greenhill stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. In considering the recommendations of the Board of Directors, holders of Greenhill common stock should be aware that Greenhill directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of holders of Greenhill common stock generally. For a more complete description of these interests, see the information provided in the section of this proxy statement entitled “The Merger—Interests of Greenhill’s Executive Officers and Directors in the Merger.”

Q:	What factors did the Board of Directors consider in connection with the Merger?
A:
In reaching its decision to adopt and approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and to recommend that its stockholders adopt the Merger Agreement, the Board of Directors evaluated the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in consultation with Greenhill’s management, as well as Greenhill’s financial and legal advisors, and considered a number of factors, including positive factors and anticipated benefits of the Merger as well as potential risks and potentially negative factors concerning the Merger. Please see the section of this proxy statement entitled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” for a discussion of the factors considered by the Board of Directors.

Q:	Will the Board of Directors be required to submit the Merger Agreement Proposal to Greenhill stockholders even if the Board of Directors has withdrawn, modified or qualified its recommendation?
A:
Yes. Unless the Merger Agreement is terminated before the Special Meeting, Greenhill is required to submit the Merger Agreement Proposal to its stockholders even if the Board of Directors has withdrawn or modified its recommendation. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement.”

Q:	How does the Merger Consideration compare to the market price of Greenhill common stock prior to the announcement of the Merger Agreement?
A:
The Merger Consideration of $15.00 per share represents a premium of approximately 121.2% over the closing price of Greenhill common stock on May 19, 2023, the last full trading day prior to the announcement of the Merger Agreement, an approximately 119.0% premium to the 10-day volume-weighted average closing price of Greenhill common stock prior to the announcement of the Merger Agreement, and a premium of approximately 8.3% over the highest price of Greenhill common stock during the 52-week period ending on May 19, 2023, the last full trading day prior to the announcement of the Merger Agreement. The closing price of Greenhill common stock on the NYSE on July 10, 2023, the most recent practicable date prior to the date of this proxy statement, was $14.69. You are encouraged to obtain current market prices of Greenhill common stock in connection with voting your shares of Greenhill common stock.

Q:	May I attend and vote at the Special Meeting?
A:	All Greenhill stockholders as of the Record Date may attend and vote at the virtual Special Meeting.
Shares held directly in your name as a Greenhill stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.
Even if you plan to attend the virtual Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting at the Special Meeting”) so that your vote will be counted if you later decide not to or become unable to virtually attend the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy previously submitted.
Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $15.00 in cash, without interest, subject to any required tax withholding, for each share of Greenhill common stock that you own (other than any Dissenting Shares) immediately prior to the Effective Time. For example, if you own 100 shares of Greenhill common stock, you will receive $1,500 in cash in exchange for your shares of Greenhill common stock (other than any Dissenting Shares), without interest and less any applicable withholding taxes. Dissenting Shares means shares of Greenhill common stock that are issued and outstanding immediately prior to the Effective Time and are held by stockholders or beneficial owners who are entitled to demand appraisal and who have properly and validly demanded appraisal in respect of such shares in accordance with Section 262 of the DGCL.

Q:	What are the material U.S. federal income tax consequences of the Merger?
A:
The exchange of Greenhill common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder who exchanges shares of Greenhill common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Greenhill common stock surrendered pursuant to the Merger by such U.S. Holder.

This proxy statement contains a general discussion of certain U.S. federal income tax consequences to U.S. Holders of the Merger. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are not U.S. Holders or are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.
Q:	What will happen to outstanding RSUs, PSUs and Deferred Cash Awards in the Merger?
A:	The Merger Agreement provides that, at the Effective Time:
•
Each award of RSUs that is outstanding as of immediately prior to the Effective Time will be converted into an unvested Mizuho Cash Award with respect to an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Greenhill common stock covered by such award of RSUs immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such award of RSUs (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such RSUs and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or such award agreement, to the extent applicable) as of immediately prior to the Effective Time. Any amounts relating to dividend equivalent rights, if any, granted with respect to awards of RSUs that are accrued but unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions as were applicable to such awards of RSUs immediately prior to the Effective Time.

•
Each award of PSUs that is outstanding as of immediately prior to the Effective Time will become fully vested with respect to the number of shares of Greenhill common stock covered by such award of PSUs based on the target level of performance and will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the Applicable Number, paid within 10 business days following the Effective Time or such later date as required to avoid the imposition of taxes under Section 409A of the Code. Any amounts relating to dividend equivalent rights, if any, granted with respect to awards of PSUs that are accrued but unpaid as of the Effective Time will be paid within 10 business days following the Effective Time or at such later date required to avoid the imposition of taxes under Section 409A of the Code.

•
Each Deferred Cash Award that is outstanding as of immediately prior to the Effective Time will be converted into a Mizuho Cash Award with respect to an equivalent amount in cash that has not yet been paid with respect to the Deferred Cash Award as of immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such Deferred Cash Award (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such Deferred Cash Award and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or such award agreement, to the extent applicable) as of immediately prior to the Effective Time.

Q:	What vote is required to approve the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal?
A:
Proposal 1: Merger Agreement Proposal: The affirmative vote of the holders of a majority of the issued and outstanding shares of Greenhill common stock entitled to vote thereon is required to adopt the Merger Agreement. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or to vote at the Special Meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Merger Agreement Proposal, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Proposal 2: Compensation Proposal: The affirmative vote of a majority of the shares of Greenhill common stock, present in person or by proxy, at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve the Compensation Proposal. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Compensation Proposal. If you fail to submit a proxy or to vote at the Special Meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Compensation Proposal, it will have no effect on the Compensation Proposal.
Proposal 3: Adjournment Proposal: The affirmative vote of a majority of the shares of Greenhill common stock, present in person or by proxy, at the Special Meeting and entitled to vote on the Adjournment Proposal is required to approve the Adjournment Proposal. If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you fail to submit a proxy or to vote at the Special Meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Adjournment Proposal, it will have no effect on the Adjournment Proposal.
For more information, see the sections of this proxy statement entitled “The Special Meeting—Record Date; Shares Entitled to Vote; Quorum” and “The Special Meeting—Vote Required; Abstentions and Broker Non-Votes.”
Q:	What constitutes a quorum?
A:
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Greenhill common stock on the Record Date and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Because there were 18,802,594 shares of Greenhill common stock outstanding and entitled to vote as of the Record Date, we will need holders of at least 9,401,298 shares present in person or by proxy at the Special Meeting to achieve a quorum.

If you fail to (1) submit a signed proxy card, (2) grant a proxy electronically over the Internet or by telephone, or (3) attend the Special Meeting, your shares of Greenhill common stock will not be counted for purposes of determining the presence of a quorum. If you hold your shares of Greenhill common stock in “street name,” and you fail to instruct your bank, broker or other nominee on how to vote your shares of Greenhill common stock, such shares of Greenhill common stock will not be counted for purposes of determining the presence of a quorum. However, if you hold shares of Greenhill common stock in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those shares of Greenhill common stock will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted by Greenhill stockholders or if the Merger is not completed for any other reason, Greenhill stockholders will not receive any payment for their shares of Greenhill common stock. Instead, Greenhill will remain an independent public company, Greenhill common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Greenhill will continue to file periodic and other reports with the SEC.

Under specified circumstances, Greenhill may be required to pay Mizuho Americas a termination fee of $15,380,000, or a termination fee of $38,500,000 may be payable by Mizuho Americas to Greenhill, as described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees.”
Q:	Why are Greenhill stockholders being asked to cast an advisory (nonbinding) vote to approve the Compensation Proposal?
A:
The Exchange Act and applicable SEC rules thereunder require Greenhill to seek an advisory (nonbinding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:	What will happen if Greenhill stockholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger and is separate and apart from the Merger Agreement Proposal. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Greenhill. Accordingly, a stockholder may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal, and vice versa. Accordingly, if the Merger Agreement is adopted by Greenhill stockholders and the Merger is completed, the Merger-related compensation may be paid to Greenhill’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements even if the stockholders do not approve the Compensation Proposal.

Q:	What do I need to do now?
A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting at the Special Meeting”), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee to vote your shares.

Q:	Should I surrender my certificates or book-entry shares now?
A:
No. After the Merger is completed, the Paying Agent (as defined in the section of this proxy statement entitled “The Merger Agreement—Exchange and Payment Procedures”) will send each holder of record of an outstanding certificate a letter of transmittal and instructions that explain how to exchange shares of Greenhill common stock represented by such holder’s certificates for the Merger Consideration. Also, after the Merger is completed, the Paying Agent will send each holder of uncertificated, book-entry shares the Merger Consideration for each such book-entry share upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request).

Q:	What happens if I sell or otherwise transfer my shares of Greenhill common stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Greenhill common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Greenhill in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Greenhill common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting—Voting at the Special Meeting”).
Q:	What is the difference between holding shares as a Greenhill stockholder of record and holding shares in “street name” as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered to be the “stockholder of record” with respect to those shares. In this case, this proxy statement and your proxy card have been sent directly to you by Greenhill.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Greenhill common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the Greenhill stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the virtual Special Meeting.
Q:	How may I vote?
A:
If you are a Greenhill stockholder of record (that is, if your shares of Greenhill common stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent), there are four ways to vote:

•
Internet: Vote at www.proxyvote.com in advance of the Special Meeting. The Internet voting system is available 24 hours a day until 11:59 p.m., Eastern Time, on August 15, 2023. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•
Telephone: Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m., Eastern Time, on August 15, 2023. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•
Mail: Mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, your completed proxy card must be received prior to the Special Meeting.

•
At the Special Meeting: Shares held directly in your name as a Greenhill stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.

If your shares of Greenhill common stock are held “in street name” by a bank, broker or other nominee, the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to vote your shares. These directions may allow you to vote over the Internet or by telephone.
Whether or not you plan to attend the virtual Special Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. We encourage you to submit your proxy over the Internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. You may still attend the Special Meeting and vote thereat if you have already voted by proxy.
Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Q:	What is a proxy?
A:
A proxy is a Greenhill stockholder’s legal designation of another person to vote shares owned by such Greenhill stockholder on their behalf. If you are a Greenhill stockholder of record, you can vote by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Q:	If a Greenhill stockholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:
Yes. You can change or revoke your proxy before the Special Meeting in the manner described in this proxy statement. If you are the record holder of your shares, you may change or revoke your proxy by any of the following actions:

•	Notifying our Corporate Secretary in writing at 1271 Avenue of the Americas, New York, New York 10020;
•	Signing and returning a later dated proxy card;
•	Submitting a new proxy electronically via the Internet or by telephone; or
•	Voting virtually at the Special Meeting via the Special Meeting website. Please note that virtual attendance at the Special Meeting will not by itself constitute revocation of a proxy.
Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m., Eastern Time, on August 15, 2023.
If you hold your shares of Greenhill common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote.
If you have any questions about how to vote or change your vote, you should contact our proxy solicitor:
GEORGESON LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll-Free: 866-391-7007
Email: Greenhill@georgeson.com

Q:	What should I do if I receive more than one set of voting materials?
A:
This means you own shares of Greenhill common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a Greenhill stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another Greenhill stockholder?
A:
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more Greenhill stockholders sharing the same address by delivering a single proxy statement to those Greenhill stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Greenhill stockholders and cost savings for companies.

Greenhill and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple Greenhill stockholders who request a copy and share an address, unless contrary instructions have been received from the affected Greenhill stockholders. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker if your shares are held in a brokerage account or Greenhill if you are a Greenhill stockholder of record by making a request to our Corporate Secretary at 1271 Avenue of the Americas, New York, New York 10020 or by calling our proxy solicitor, Georgeson LLC, at 866-391-7007. In addition, Greenhill will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement.
Q:	Where can I find the voting results of the Special Meeting?
A:
The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, Greenhill will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
Greenhill has engaged Georgeson LLC (which we refer to as “Georgeson”) to assist in the solicitation of proxies for the Special Meeting. Greenhill estimates that it will pay Georgeson a fee of approximately $15,000, plus reimbursement for certain out-of-pocket fees and expenses. Greenhill has agreed to indemnify Georgeson against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Greenhill also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Greenhill common stock. Greenhill directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
Q:	When do you expect the Merger to be completed?
A:
We currently expect to complete the Merger by the end of calendar year 2023. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Q:	Are Greenhill stockholders and beneficial owners entitled to appraisal rights?
A:
Yes, Greenhill stockholders and beneficial owners who do not vote in favor of the Merger Agreement Proposal will have the right to seek appraisal and obtain payment in cash for the fair value of their shares of Greenhill common stock, as determined by the Delaware Court of Chancery, if the Merger is completed, but only if they strictly comply with the procedures prescribed by Delaware law. These procedures are summarized in the section of this proxy statement entitled “—Appraisal Rights.” A copy of Section 262 of the DGCL is attached as Annex D to this proxy statement and may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	How can I obtain additional information about Greenhill?
A:
Greenhill will provide copies of this proxy statement, documents incorporated by reference herein and its 2023 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (which we refer to as the “Annual Report”), without charge to any Greenhill stockholder who makes a request in writing to our Corporate Secretary at 1271 Avenue of the Americas, New York, New York 10020. In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than August 9, 2023. Greenhill’s Annual Report and other SEC filings may also be accessed at https://sec.gov or on Greenhill’s Investor website at http://Greenhill.com/en/investor. Greenhill’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Greenhill common stock, please contact our proxy solicitor:

GEORGESON LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll-Free: 866-391-7007
Email: Greenhill@georgeson.com

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which involve inherent risks and uncertainties. Words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “might,” “estimate,” “outlook,” “possible,” “potential” or similar expressions, including the negative thereof, may identify forward-looking statements that involve certain factors, risks and uncertainties that could cause Greenhill’s actual results to differ materially from those anticipated. Such forward-looking statements include but are not limited to statements about the benefits of the Merger, including future financial and operating results, Greenhill’s or Mizuho Americas’ plans, objectives, expectations and intentions, the expected timing of completion of the Merger and other statements that are not historical facts. The following factors, risks and uncertainties could cause actual results to differ materially from forward-looking statements or historical performance:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including the risk that the Merger Agreement may be terminated in circumstances requiring Greenhill to pay the Company Termination Fee (as defined herein);

•	the outcome of any legal proceedings that may be instituted against Greenhill or Mizuho Americas;
•
the possibility that the Merger does not close when expected or at all due to any reason, including because required regulatory, stockholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Greenhill or Mizuho Americas or the expected benefits of the Merger);

•
the risk that the benefits from the Merger may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic, political and market conditions, interest and exchange rates, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Greenhill and Mizuho Americas operate;

•	the ability to promptly and effectively integrate the businesses of Greenhill with those of Mizuho Americas;
•	the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•
reputational risk and potential adverse reactions of Greenhill’s or Mizuho Americas’ clients, employees or other business partners, including those resulting from the announcement or completion of the Merger; and

•	the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters.
These factors are not necessarily all of the factors that could cause Greenhill’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm Greenhill’s results.
For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Greenhill’s Annual Report on Form 10-K for the year ended December 31, 2022 and to other documents filed by Greenhill with the SEC, including subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Greenhill is providing the information in this communication as of this date and, except as required by law, assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
The Special Meeting will be held virtually via live webcast on August 16, 2023, beginning at 12:00 p.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting http://www.virtualshareholdermeeting.com/GHL2023SM and inserting the 16-digit control number included in your proxy card or voting instruction form provided by your bank, broker, trustee, nominee or other holder of record if you hold your shares in “street name.”
Purpose of the Special Meeting
At the Special Meeting, we will ask Greenhill stockholders to vote on proposals to:
•	approve the Merger Agreement Proposal;
•	approve, on an advisory (nonbinding) basis, the Compensation Proposal; and
•	approve the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only Greenhill stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of Greenhill stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 1271 Avenue of the Americas, New York, New York 10020, during regular business hours for a period of no less than 10 days before the Special Meeting, as well as on the Special Meeting website. If Greenhill’s headquarters are closed during such period, the list of Greenhill stockholders will be made available for inspection upon request to our Corporate Secretary at 1271 Avenue of the Americas, New York, New York 10020, subject to the satisfactory verification of Greenhill stockholder status. The list will also be available electronically during the Special Meeting on the Special Meeting website. As of the Record Date, there were 18,802,594 shares of Greenhill common stock issued and outstanding and entitled to vote at the Special Meeting.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Greenhill common stock on the Record Date and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.
If you fail to (1) submit a signed proxy card, (2) grant a proxy electronically over the Internet or by telephone, or (3) attend the Special Meeting, your shares of Greenhill common stock will not be counted for purposes of determining the presence of a quorum. If you hold your shares of Greenhill common stock in “street name,” and you fail to instruct your bank, broker or other nominee on how to vote your shares of Greenhill common stock, such shares of Greenhill common stock will not be counted for purposes of determining the presence of a quorum. However, if you hold shares of Greenhill common stock in “street name” and give voting instructions to your broker, bank or other nominee with respect to at least one of the proposals, but give no instruction as to one or more of the other proposals, then those shares of Greenhill common stock will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

Vote Required; Abstentions and Broker Non-Votes
Each Greenhill stockholder will be entitled to one vote for each share of Greenhill common stock owned at the close of business on the Record Date.
Proposal 1: Merger Agreement Proposal:
•
Vote required: The affirmative vote of the holders of a majority of the issued and outstanding shares of Greenhill common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. Adoption of the Merger Agreement by Greenhill stockholders is a condition to the consummation of the Merger.

•
Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote at the Special Meeting via the Special Meeting website or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Merger Agreement Proposal, it will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Proposal 2: Compensation Proposal:
•
Vote required: The affirmative vote of a majority of the shares of Greenhill common stock present, in person or by proxy, at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.

•
Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Compensation Proposal. If you fail to submit a proxy or to vote at the Special Meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Compensation Proposal, it will have no effect on the Compensation Proposal.

Proposal 3: Adjournment Proposal:
•
Vote required: The affirmative vote of a majority of the shares of Greenhill common stock present, in person or by proxy, at the Special Meeting and entitled to vote on the Adjournment Proposal is required to approve the Adjournment Proposal.

•
Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, it will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you fail to submit a proxy or to vote at the Special Meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the Adjournment Proposal, it will have no effect on the Adjournment Proposal.

Broker Non-Votes
A so-called “broker non-vote” results when a bank, broker or other nominee returns a valid proxy voting upon at least one matter as to which the bank, broker or other nominee has received voting instructions from the beneficial owner of the shares or as to which the applicable rules provide discretionary authority for the bank, broker or other nominee to vote without such instruction but the bank, broker or other nominee does not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result no broker will be permitted to vote your shares of Greenhill common stock at the Special Meeting without receiving instructions from you on how to vote your shares. If a beneficial owner does not provide instruction on any of the proposals, then the shares will not be entitled to be voted at the Special Meeting and therefore will be deemed not present and not counted for purposes of establishing a quorum. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal.

Stock Ownership and Interests of Certain Persons
As of the Record Date, our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, 5,997,526 shares of Greenhill common stock, representing approximately 31.9% of the shares of Greenhill common stock issued and outstanding on the Record Date.
We currently expect that our executive officers and directors will vote all of their respective shares of Greenhill common stock (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal.
As described in the section of this proxy statement entitled “The Voting Agreement,” Scott L. Bok and the other Specified Stockholders entered into a Voting Agreement with Mizuho Americas and Merger Sub, pursuant to which the Specified Stockholders have agreed, subject to the terms and conditions thereof, to vote all shares of Greenhill common stock owned by them in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby.
Voting at the Special Meeting
You can vote at the virtual Special Meeting, which will be held on August 16, 2023, at 12:00 p.m., Eastern Time, at http://www.virtualshareholdermeeting.com/GHL2023SM (unless the Special Meeting is adjourned or postponed).
You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Greenhill offers multiple voting methods, Greenhill encourages you to vote over the Internet or by phone as Greenhill believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective and reliable alternatives to returning your proxy card by mail. If you choose to vote your shares over the Internet or by telephone, there is no need for you to submit your proxy card by mail.
•
To Vote Over the Internet: Visit the website indicated on the accompanying proxy card and follow the instructions. The Internet voting system is available 24 hours per day until 11:59 p.m., Eastern Time, on August 15, 2023.

•
To Vote by Telephone: Call the toll-free number indicated on the accompanying proxy card and follow the recorded instructions. The telephone voting system is available 24 hours per day in the United States until 11:59 p.m., Eastern Time, on August 15, 2023.

•
To Vote by Mail: Complete and return the accompanying proxy card in the enclosed postage-paid envelope. The envelope requires no additional postage if mailed in the United States. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the Special Meeting.

All shares represented by properly signed and dated proxies received by the deadline indicated above will be voted at the Special Meeting in accordance with the instructions of the Greenhill stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal. If you indicate on your proxy card that you wish to vote in favor of the Merger Agreement Proposal but do not indicate a choice on the Adjournment Proposal or the Compensation Proposal on a nonbinding advisory basis, your shares of Greenhill common stock will be voted “FOR” each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, contacting your bank, broker or other nominee to obtain a control number so that you may vote. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote thereat, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment

Proposal (so long as you do not attend the Special Meeting and abstain from voting on any given proposal, which would have the same effect as voting “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and/or the Adjournment Proposal, as applicable).
Revocability of Proxies
Any proxy given by a Greenhill stockholder may be revoked before the Special Meeting by doing any of the following:
•
if a proxy was submitted by telephone or over the Internet, by submitting another proxy by telephone or over the Internet at any time before the closing of the voting facilities at 11:59 p.m., Eastern Time, on August 15, 2023;

•
by submitting a properly signed and dated proxy card with a date later than the date of the previously submitted proxy relating to the same shares of Greenhill common stock, provided such proxy card is received prior to the Special Meeting;

•
by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Greenhill’s Corporate Secretary at 1271 Avenue of the Americas, New York, New York 10020, stating that the proxy is revoked, provided such written notice is received prior to the Special Meeting; or

•	by attending the virtual Special Meeting and voting thereat (your attendance at the virtual Special Meeting will not, by itself, revoke your proxy).
If you hold your shares of Greenhill common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Greenhill stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Board of Directors’ Recommendation
The Board of Directors has unanimously: (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Greenhill and its stockholders; (b) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger; (c) recommended that Greenhill stockholders adopt the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Greenhill stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board of Directors is soliciting your proxy, and Greenhill will bear the cost of soliciting proxies. Georgeson has been retained to assist with the solicitation of proxies. Georgeson will be paid approximately $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Greenhill common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses in accordance with SEC and NYSE regulations. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Georgeson or, without additional compensation, by Greenhill or Greenhill’s directors, officers and employees.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by Greenhill stockholders of the Merger Agreement Proposal, we currently anticipate that the Merger will be consummated by the end of calendar year 2023.

Appraisal Rights
If the Merger is consummated and certain conditions are met, Greenhill stockholders and beneficial owners who continuously hold shares of Greenhill common stock through the Effective Time, do not vote in favor of the adoption of the Merger Agreement and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that Greenhill stockholders and beneficial owners may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Greenhill common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement entitled “The Merger—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Greenhill stockholder or beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Greenhill stockholders and beneficial owners who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Greenhill stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.
To exercise appraisal rights, Greenhill stockholders must: (a) submit a written demand for appraisal to Greenhill before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold their shares of Greenhill common stock of record through the Effective Time; and (d) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Greenhill stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement entitled “The Merger—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex D to this proxy statement and may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). If you are a beneficial owner who holds your shares of Greenhill common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights.”
Delisting and Deregistration of Greenhill Common Stock
If the Merger is completed, the shares of Greenhill common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Greenhill common stock will no longer be publicly traded.
Other Matters
Pursuant to the DGCL and Greenhill’s bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more Greenhill stockholders reside if we believe the stockholders are members of the same family. Each Greenhill stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents, please contact us using the instructions set forth below. Similarly, if you share an address with another Greenhill stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.
If you are a Greenhill stockholder of record, you may contact us by writing to our Corporate Secretary at 1271 Avenue of the Americas, New York, New York 10020 or by calling our proxy solicitor, Georgeson LLC, at 866-391-7007. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Greenhill common stock, please contact our proxy solicitor:
GEORGESON LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll-Free: 866-391-7007
Email: Greenhill@georgeson.com

GREENHILL PROPOSALS
Proposal 1: The Merger Agreement Proposal
Greenhill is asking holders of Greenhill common stock to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Holders of Greenhill common stock should read this proxy statement carefully and in its entirety, including the annexes, for more detailed information concerning the Merger Agreement and the Merger. A copy of the Merger Agreement is attached to this proxy statement as Annex A.
After careful consideration, the Board of Directors unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Greenhill and its stockholders and unanimously adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. See the section of this proxy statement entitled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger” for a more detailed discussion of the Board of Directors’ recommendation.
The Board of Directors unanimously recommends a vote “FOR” the Merger Agreement Proposal.
Proposal 2: The Compensation Proposal
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Greenhill is required to submit a proposal to Greenhill stockholders to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Greenhill’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section entitled “The Merger—Interests of Greenhill’s Executive Officers and Directors in the Merger.”
The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, Greenhill is asking you to approve the following resolution:
RESOLVED, that the stockholders of Greenhill approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Greenhill’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of Greenhill’s Executive Officers and Directors in the Merger—Quantification of Potential Payments and Benefits to Greenhill’s Named Executive Officers in Connection with the Merger.”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal and vice versa. The approval of the Compensation Proposal by holders of Greenhill common stock is not a condition to the completion of the Merger. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Greenhill. Accordingly, if the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
The Board of Directors unanimously recommends that you vote “FOR” the Compensation Proposal.
Proposal 3: The Adjournment Proposal
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or to ensure that any supplement or amendment to this proxy statement is timely provided to holders of Greenhill common stock. If Greenhill stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Greenhill stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Agreement Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chair of the Special Meeting. The approval of the Adjournment Proposal by holders of Greenhill common stock is not a condition to the completion of the Merger.
The Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.
Parties Involved in the Merger
Greenhill & Co., Inc.
1271 Avenue of the Americas
New York, New York 10020
Greenhill is a leading independent investment bank that provides financial and strategic advice on significant domestic and cross-border mergers, acquisitions, restructurings, financings, capital raising and other transactions to a diverse client base, including corporations, partnerships, private equity sponsors, institutional investors, family offices and governments globally. Greenhill acts for clients located throughout the world from its offices in New York, Chicago, Frankfurt, Hong Kong, Houston, London, Madrid, Melbourne, Paris, San Francisco, Singapore, Stockholm, Sydney, Tokyo and Toronto. As of March 31, 2023, Greenhill had, on a consolidated basis, approximately $518.9 million in total assets, total stockholders’ equity of approximately $52.7 million and 18,310,176 shares of Greenhill common stock issued and outstanding.
Greenhill’s principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020, and its telephone number is (212) 389-1500.
Greenhill common stock is listed on the NYSE under the symbol “GHL.”
Mizuho Americas LLC
1271 Avenue of the Americas
New York, New York 10020
Mizuho Americas is the U.S. bank holding company and indirect wholly owned subsidiary of Mizuho Financial Group, Inc. (which we refer to as “Mizuho Financial Group”), a global financial services institution providing comprehensive financial and strategic services, including banking, securities, trust and asset management with assets of approximately $2 trillion. Mizuho Financial Group’s 60,000 employees worldwide offer comprehensive financial services to clients in 35 countries and 800 offices throughout the Americas, EMEA and Asia.
Mizuho Americas is a leading provider of corporate and investment banking services to clients in the U.S., Canada and Latin America. Its capabilities span investment and corporate banking, capital markets, equity and fixed income sales & trading, derivatives, FX, custody and research. Mizuho Americas employs 3,000 professionals across 15 offices within the Americas.
Mizuho Americas’ principal executive offices are located at 1271 Avenue of the Americas, New York, New York 10020, and its telephone number is (212) 209-9300.
Mizuho Financial Group common shares are listed on the Tokyo Stock Exchange under the symbol “MFG” and Mizuho Financial Group’s American Depositary Shares are listed on the NYSE under the symbol “MFG.”
Blanc Merger Sub, Inc.
1271 Avenue of the Americas
New York, New York 10020
Merger Sub is a wholly owned subsidiary of Mizuho Americas and was incorporated on May 17, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any activities other than in connection with or as contemplated by the Merger Agreement.
The principal executive offices of Merger Sub are located at 1271 Avenue of the Americas, New York, New York 10020 and its telephone number is (212) 209-9300.

Effect of the Merger
On the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Greenhill, the separate corporate existence of Merger Sub will cease and Greenhill will continue its corporate existence under the DGCL as the Surviving Corporation. As a result of the Merger, Greenhill will become a wholly owned subsidiary of Mizuho Americas, and Greenhill common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Greenhill common stock will be deregistered under the Exchange Act, and Greenhill will no longer file periodic or other reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur at such time as the certificate of merger with respect to the Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be mutually agreed by Greenhill and Mizuho Americas and specified in the certificate of merger in accordance with the DGCL.
Effect on Greenhill If the Merger Is Not Completed
If the Merger Agreement is not adopted by Greenhill stockholders, or if the Merger is not completed for any other reason:
•	Greenhill stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Greenhill common stock pursuant to the Merger Agreement;
•
Greenhill will remain an independent public company; Greenhill common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and Greenhill will continue to file periodic and other reports with the SEC; and

•
under specified circumstances, Greenhill will be required to pay Mizuho Americas a termination fee of $15,380,000, or a termination fee of $38,500,000 may be payable by Mizuho Americas to Greenhill, as described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees.”

Merger Consideration
Greenhill Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of Greenhill, Mizuho Americas or Merger Sub, or the holders of any securities of Greenhill or Merger Sub, each share of Greenhill common stock (other than Canceled Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the Merger Consideration of $15.00 in cash, without interest, subject to any required tax withholding.
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Greenhill common stock that you own (other than any Canceled Shares and Dissenting Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a Greenhill stockholder (except that Greenhill stockholders and beneficial owners who properly and validly demand appraisal in accordance with Section 262 of the DGCL will not be entitled to receive the Merger Consideration and instead will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement entitled “—Appraisal Rights.”
Treatment of Greenhill Awards
RSUs
At the Effective Time, each award of RSUs that is outstanding as of immediately prior to the Effective Time will be converted into an unvested Mizuho Cash Award with respect to an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Greenhill common stock covered by such award of RSUs immediately prior to the Effective Time, which Mizuho Cash Award will otherwise be subject to the same terms and conditions applicable to such award of RSUs (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such award of RSUs and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or award agreement, to the extent applicable) as of immediately prior to the Effective Time. Any amounts relating to dividend equivalent rights, if any, granted with respect to such RSUs that are accrued but unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions as were applicable to such awards of RSUs immediately prior to the Effective Time,
PSUs
At the Effective Time, each award of PSUs that is outstanding immediately prior to the Effective Time will become fully vested with respect to the number of shares of Greenhill common stock covered by such award of PSUs based on the target level of performance and will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the Applicable Number, paid within 10 business days following the Effective Time or such later date as required to avoid the imposition of taxes under Section 409A of the Code. Any amounts relating to dividend equivalent rights, if any, granted with respect to awards of PSUs that are accrued but unpaid as of the Effective Time will be paid within 10 business days following the Effective Time or at such later date required to avoid the imposition of taxes under Section 409A of the Code.
Deferred Cash Awards
At the Effective Time, each Deferred Cash Award that is outstanding immediately prior to the Effective Time will be converted into a Mizuho Cash Award with respect to an equivalent amount in cash that has not yet been paid with respect to the Deferred Cash Award as of immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such Deferred Cash Award (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such Deferred Cash Award and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or award agreement, to the extent applicable) as of immediately prior to the Effective Time.
Background of the Merger
As part of Greenhill’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors and Greenhill’s management regularly review, consider and assess Greenhill’s performance, strategy, competitive position, opportunities and prospects in light of the then-current business, economic and regulatory environments, as well as overall industry conditions and the opportunities and challenges facing participants in the investment banking industry, and specifically independent investment banking firms with a focus on advisory services, in each case with the goal of enhancing value for Greenhill’s stockholders, and delivering the best possible services to Greenhill’s clients. These reviews have included consideration, from time to time, of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives, accompanied by occasional conversations between senior executives of Greenhill and their counterparts at other companies in the financial services industry regarding such potential transactions and opportunities.
During July of 2022, a representative of Houlihan Lokey contacted Scott L. Bok, Chairman and Chief Executive Officer of Greenhill and discussed developments in the investment banking industry and M&A market activity. The representative of Houlihan Lokey proposed introducing Mr. Bok to a representative of Mizuho Financial Group (which, together with its subsidiaries, including Mizuho Americas, we refer to as “Mizuho”) who he indicated may have an interest in partnering with or acquiring a merger and acquisition advisory business with a significant presence in the United States. Mr. Bok declined to meet with Mizuho at that time, and indicated that Greenhill was focused on executing its stand-alone plan as an independent company. Mr. Bok subsequently informed the Board of Directors at its next regularly scheduled meeting of the conversation with the Houlihan Lokey representative.
During Greenhill’s regularly scheduled board meeting on January 31, 2023, Greenhill management discussed with the Board of Directors the company’s recent performance, outlook and near- and long-term strategic objectives, as well as the company’s plans for refinancing the $271.9 million term loan which would mature in April 2024. In an executive session at that meeting, the Board of Directors also discussed the reduced level of M&A activity in the U.S. and Europe in 2022 and early 2023 and the various macroeconomic factors impacting

M&A, including rapidly rising interest rates to combat higher inflation, the Russian invasion of Ukraine, the negative performance and volatility in the equity markets, less liquid and more expensive credit markets, and a more challenging regulatory environment. That discussion also included a review of recent developments and trends in the investment banking sector, including with respect to intense competition with large and mid-size full service investment banking firms and other independent advisory-focused investment banking firms for what were a reduced number of transaction advisory opportunities, and recent consolidation in the investment banking industry, as evidenced by the pending acquisition of independent investment banking firm Cowen Inc. by TD Bank Group, and the potential benefits of scale and a broader product offering. The discussion also included an evaluation of how such developments and trends could affect the overall landscape in the investment banking sector and the potential benefits of combining with a larger financial institution if the right opportunity were to arise. As part of this discussion Mr. Bok reviewed with the Board of Directors his discussions with various industry participants over the course of the firm’s history and noted that Company A, a global financial institution, had recently contacted him to set up an initial meeting focused on its interest in exploring an acquisition of Greenhill.
At a meeting of the Board of Directors on March 8, 2023 scheduled for the purpose of reviewing and approving the filing of Greenhill’s annual proxy statement, Mr. Bok updated the Board of Directors that Company A had informed him on February 28, as a follow up to its initial meeting with him, that due to other strategic initiatives Company A would not be able to pursue a transaction at this time. Mr. Bok and the Board of Directors discussed that, while the initial approach from Company A had not led to a proposal, the discussions had been valuable in highlighting the potential benefits of a transaction between Greenhill and a larger global financial institution that had lending, financing and investment banking capabilities but lacked a significant advisory business. The Board of Directors concluded that it should remain focused on executing Greenhill’s stand-alone plan but also be open to potential strategic opportunities that may arise.
On March 23, 2023, Mr. Bok reached out to the Houlihan Lokey representative who had previously contacted him regarding arranging an introduction to Mizuho and indicated that he would be open to an initial conversation. Thereafter, Houlihan Lokey arranged for an introductory meeting between Mr. Bok and Jerry Rizzieri, President and CEO of Mizuho Securities USA. Houlihan Lokey provided discussion materials to Mizuho in advance of the introductory meeting, which included preliminary valuation information for Greenhill based on publicly available information.
On April 12, 2023, Mr. Bok and Mr. Rizzieri had the first of several informal preliminary discussions regarding market conditions and the broader industry landscape, including recent industry trends, and discussed their respective businesses. During these conversations, Mr. Rizzieri expressed Mizuho’s interest in accelerating its investment banking growth strategy in the United States and other prominent markets, potentially through the acquisition of an independent investment advisory firm like Greenhill.
Mr. Bok and Mr. Rizzieri again met on April 20, 2023. Mr. Bok presented information in relation to Greenhill’s business, and the parties discussed the benefits and value that could potentially be generated in a strategic transaction between Mizuho and Greenhill by leveraging each other’s complementary capabilities through combining the strength of Greenhill’s M&A and restructuring advisory business with the wide range of financing, capital markets and other products offered by Mizuho. As the discussion continued it became clear that Mizuho had a strong interest in exploring a potential transaction with Greenhill. Mr. Rizzieri expressed that Mizuho viewed the retention of the Greenhill brand, global network, leadership and investment banking team as being integral to the value of a transaction between Mizuho and Greenhill. At the April 20 meeting, Mr. Bok also discussed his view that the recent trading price of Greenhill common stock (which, on April 19, the trading day prior to the April 20 meeting, closed at $7.97 per share) did not reflect Greenhill’s intrinsic value, and that the trading price had been adversely affected by recent extrinsic events that had impacted market volatility as well as resulted in reduced M&A activity. He noted that prior to the global COVID-19 pandemic and then again prior to Russia’s invasion of Ukraine, Greenhill’s common stock had traded closer to $20.00 per share. Mr. Rizzieri did not comment on the views expressed by Mr. Bok regarding Greenhill’s trading price.
Later in the day on April 20 following the conclusion of his meeting with Mr. Rizzieri, Mr. Bok informed the Board of Directors of his preliminary discussions with Mr. Rizzieri regarding a potential strategic transaction between Greenhill and Mizuho. All members of the Board of Directors expressed their support for Mr. Bok to continue his conversations with Mr. Rizzieri.

On April 26, 2023, Mr. Bok met with Mr. Rizzieri and Shuji Matsuura, Chairman and CEO of Mizuho Americas, to further discuss the possibility of a business combination and Mr. Bok, Mr. Rizzieri and Mr. Matsuura spent time discussing their respective businesses and the strategic rationale for an acquisition by Mizuho of Greenhill.
Mr. Bok and Mr. Rizzieri, along with members of their respective management teams, met again on April 27, 2023. At that meeting Mr. Bok shared a valuation matrix with Mr. Rizzieri showing a range of transaction values from $13.00 to $21.00 per share of Greenhill common stock and proposed to Mr. Rizzieri that a business combination transaction between Mizuho and Greenhill should value Greenhill at the mid-point of $17.00 per share or higher. The proposed $17.00 per share transaction price reflected a 141.5% premium to Greenhill’s closing stock price of $7.04 on April 27, 2023. Mr. Bok also discussed with Mr. Rizzieri the publicly disclosed fact that, under the terms of Greenhill’s equity plans, outstanding restricted stock units held by Greenhill employees, which represent a significant portion of their compensation, would convert at the closing of a transaction into cash awards at the deal price and continue to time vest in accordance with their terms post-closing, which could provide a significant retentive value to Mizuho. Mr. Bok also discussed that a transaction would require repayment by Mizuho at closing of Greenhill’s outstanding $270.1 million term loan pursuant to its terms. Mr. Rizzieri noted his continued strong interest in a transaction, but did not comment on the proposed transaction price.
On May 2, 2023, the Board of Directors held a regularly scheduled meeting. At the meeting, Mr. Bok provided an update to the Board of Directors on his discussions with Mr. Rizzieri, noting that Mizuho had expressed a strong interest in a business combination transaction with Greenhill and that Mr. Bok had proposed a price of $17.00 per share in cash. Mr. Bok informed the Board of Directors that he did not expect Mizuho to agree to the $17.00 price but that he believed that he would be able to negotiate a price with Mizuho that represented a very significant premium to Greenhill’s current trading price and that would provide substantial value for Greenhill’s stockholders. Mr. Bok also discussed the compelling strategic rationale for a transaction and noted that Mizuho had expressed its desire to retain the Greenhill brand, leadership and investment banking teams. The Board of Directors discussed the potential benefits and risks of pursuing a strategic business combination with Mizuho. The Board of Directors also discussed that while certain other parties had in the past expressed informal interest in a potential strategic transaction involving Greenhill, such inquiries had not led to any actionable proposals for a strategic transaction and discussed the risk both to Greenhill’s business and the discussions with Mizuho that could result from a leak or market rumors if Greenhill were to conduct outreach to other parties at this time. The Board of Directors determined that it was advisable for Greenhill and its representatives to continue its discussions with Mizuho to determine whether Greenhill could negotiate a transaction with a price and other terms that would be in the best interest of Greenhill stockholders.
At the direction of the Board of Directors, over the next few days, representatives of Greenhill discussed and negotiated the key terms of a potential strategic transaction with representatives of Mizuho, which were to be reflected in a non-binding term sheet, and Greenhill provided limited due diligence to Mizuho. As part of these discussions, on May 4, 2023, Mr. Bok and Mr. Rizzieri had a series of negotiations regarding the proposed price per share of a potential all-cash transaction between Greenhill and Mizuho. Following Mr. Rizzieri’s initial proposal of a $13.00 per share transaction price, Mr. Bok countered with a price of $15.50 and the pricing negotiations became focused on a price between $14.50 and $15.50 before narrowing to a range of $14.50 and $15.00. Later that evening after their last pricing discussion, Mr. Rizzieri communicated to Mr. Bok that Mizuho would be willing to acquire Greenhill for a price of $15.00 per common share, which reflected a 120.9% premium to Greenhill’s closing stock price of $6.79 on May 4, 2023, and that this represented the highest value that Mizuho was willing to offer.
As part of the negotiations on key transaction terms, Mr. Bok and Mr. Rizzieri agreed that in any business combination between the two companies, Mizuho would commit to maintain the Greenhill brand and Greenhill would operate as Mizuho’s global M&A and advisory group. Mr. Bok emphasized the importance to Greenhill of certainty of closing with limited conditionality as well as the importance of maintaining confidentiality throughout any transaction process due to the risk to Greenhill’s business, and specifically employee retention, that could result from market rumors or leaks. Mr. Rizzieri was focused on employee retention in connection with a transaction and discussed that Mizuho would require Mr. Bok to enter into an offer letter as a condition to signing and Mr. Bok and Mr. Rizzieri discussed the terms on which Mizuho would employ Mr. Bok as well as other personnel matters. Mr. Rizzieri agreed that Mizuho would not require any other employees to enter into agreements prior to signing a definitive transaction agreement because of the significant retentive value of the

Greenhill restricted stock units that would be converted into cash at the deal price and continue to time vest following the closing, Mizuho’s confidence that the combined Mizuho/Greenhill platform should provide enhanced opportunities for revenue generation and related higher compensation for all key employees as well as the increased risk of a leak associated with the delay in signing a merger agreement that would result from negotiating agreements with individual employees. Mr. Rizzieri indicated that Mizuho would be willing to move quickly to a signing and conduct a targeted due diligence review but would require that Greenhill agree to exclusive negotiations for a limited period and also that in connection with entry into a transaction Mizuho would require Mr. Bok to enter into a voting agreement in his capacity as a stockholder but would not require a voting agreement from any other stockholders.
On May 5, 2023, the Board of Directors held a special meeting. At the meeting, Mr. Bok provided an update on his discussions and negotiations with Mr. Rizzieri, including the key terms that were to be memorialized in a non-binding term sheet, and the Board of Directors engaged in further discussions regarding the benefits of the proposed transaction with Mizuho relative to Greenhill’s available alternatives, including its stand-alone plan and the benefits, risks and uncertainties associated with the stand-alone plan in the current economic environment, as compared to the potential benefits, risks and uncertainties of a potential transaction with Mizuho. The Board of Directors noted that the proposed merger consideration of $15.00 in cash per share reflected a very substantial premium that exceeded Greenhill’s likely near term value as a standalone company, including taking into account Greenhill’s potential for, and risks to, future growth. The Board of Directors and management also reviewed and discussed whether to proactively contact other potential counterparties as well as Mizuho’s requirement that Greenhill enter into an agreement to exclusively negotiate with Mizuho for approximately 30 days. The Board of Directors and management discussed its view that it was unlikely, based on its extensive knowledge of the industry (including Mr. Bok’s discussions with various industry participants over the course of the firm’s history), that a third party would be willing to enter into a transaction with Greenhill on more attractive terms than the Mizuho proposal at that time as well as the significant risks to Greenhill and its business posed by contacting other potential counterparties, including concerns that market leaks and rumors regarding a potential transaction would disrupt Greenhill’s business relationships and risk employee attrition, as well as lead to turnover in its stockholder base and potential stock price volatility, and could put the highly attractive Mizuho transaction at risk. The Board of Directors discussed the importance of moving to execute a transaction with Mizuho quickly to limit the risk of leaks and the risk of losing the highly attractive offer that was in hand, the importance of entering into a transaction that offered substantial certainty of closing and the relatively short duration of the exclusivity agreement, which the directors believed would incentivize Mizuho to sign a transaction within that period of time. At the conclusion of the meeting, after careful review and discussion by the Board of Directors, the Board of Directors determined that the proposed transaction with Mizuho offered greater benefits to Greenhill and its stockholders as compared to Greenhill’s available alternatives, and authorized Greenhill management to move forward with exclusive negotiations with Mizuho and to negotiate definitive documentation with Mizuho on terms that would maximize closing certainty, which documentation would remain subject to final board approval. Greenhill management also discussed with the Board of Directors its proposal to retain Houlihan Lokey as financial advisor in connection with the potential transaction. Following a discussion among the Board of Directors and management of Houlihan Lokey’s experience in the industry, its role in introducing Greenhill to Mizuho, Houlihan Lokey’s prior contacts with Mizuho, and the Board of Directors’ desire to limit the risk of leaks in the financial advisory industry, the Board of Directors authorized management to formally engage Houlihan Lokey at the appropriate time.
Following the May 5, 2023 meeting of the Board of Directors, members of Greenhill management engaged in further discussions with members of Mizuho management to finalize the transaction terms to be included in a non-binding term sheet, and continued their prior discussions regarding their respective businesses, including personnel matters, and the cultural and strategic fit of the two companies. On May 5, 2023, Mr. Rizzieri provided to Mr. Bok drafts of a mutual non-disclosure agreement and an exclusivity agreement. On May 6, 2023, Mr. Rizzieri provided to Mr. Bok a non-binding term sheet for the potential transaction between Greenhill and Mizuho that reflected the terms that had been negotiated by the Greenhill and Mizuho representatives over the preceding days. Also on May 6, 2023, Mr. Rizzieri sent Mr. Bok a non-binding term sheet setting forth the proposed terms that had been discussed for Mizuho’s offer of employment to Mr. Bok, which Mizuho was requiring be memorialized in an offer letter to be signed contemporaneously with the merger agreement. Over the course of the next few days, Wachtell, Lipton, Rosen & Katz (which we refer to as “Wachtell Lipton”), legal advisor to Greenhill, assisted Greenhill with Greenhill’s evaluation of the mutual non-disclosure agreement, the exclusivity agreement, the transaction term sheet and the Bok term sheet.

On May 9, 2023, Greenhill and Mizuho entered into the mutual non-disclosure agreement to facilitate further discussions between the parties, which contained a customary standstill provision that would automatically terminate upon the entry by Greenhill into a binding definitive written agreement for the acquisition of Greenhill by a third party, and the exclusivity agreement, which provided that the parties would negotiate on an exclusive basis until June 6, 2023.
Following the execution of the mutual non-disclosure agreement and continuing until the merger agreement was executed, Mizuho performed due diligence reviews, including through documents provided in an electronic data room and through a series of virtual and telephonic due diligence meetings covering relevant due diligence matters and the integration of the companies’ businesses if a strategic transaction between Greenhill and Mizuho were agreed upon. Also during this period, Wachtell Lipton assisted Greenhill with Greenhill’s evaluation of the potential transaction and Mr. Bok kept the Board of Directors apprised of significant developments in Greenhill’s negotiations with Mizuho.
On May 11, 2023, Paul, Weiss, Rifkind, Wharton & Garrison LLP (which we refer to as “Paul Weiss”) provided an initial draft of the offer letter for Mr. Bok’s employment with Mizuho to Wachtell Lipton, and on May 12, 2023, Paul Weiss provided initial drafts of the merger agreement and voting agreement to Wachtell Lipton. Thereafter and continuing until the merger agreement was executed, the parties and their counsel negotiated the terms of the transaction documents, and Wachtell Lipton and Paul Weiss exchanged several revised versions of the drafts of the merger agreement, voting agreement and offer letter, reflecting discussions between the parties regarding transaction terms. During the course of these negotiations, areas of discussion and negotiation between the parties included, among other things, the representations and warranties to be made by the parties, Mizuho’s obligations with respect to obtaining required regulatory approvals for the potential transaction, the scope of the restrictions applicable to actions taken by Greenhill during the period between the signing of the merger agreement and the consummation of the merger, Mizuho’s agreement to refinance Greenhill’s term loan if the transaction has not closed by a specified date, the conditions to completion of the merger, the termination provisions and the termination fees payable by Greenhill or Mizuho under certain circumstances, and the provisions regarding Greenhill’s equity awards, employee benefit plans and other compensation matters.
On May 18, 2023, Greenhill engaged Houlihan Lokey to act as financial advisor to the Board of Directors in connection with a potential business combination transaction.
On May 21, 2023, the Board of Directors held a special meeting to consider the negotiated terms of the proposed acquisition of Greenhill by Mizuho and entry into the merger agreement by Greenhill. A representative of Wachtell Lipton reviewed with the Greenhill directors the proposed final terms of the merger agreement, as well as the proposed final terms of the other transaction documents to be entered into in connection with the merger agreement. A representative of Wachtell Lipton also reviewed the directors’ fiduciary duties in connection with the proposed transaction, and described the resolutions the Greenhill directors would be asked to adopt if they were to approve the transaction. A representative of Houlihan Lokey reviewed with the Board of Directors certain matters relating to Houlihan Lokey’s prior engagements with Mizuho, as described further in the section entitled “—Opinion of Houlihan Lokey Capital, Inc.” A representative of Houlihan Lokey also reviewed Houlihan Lokey’s financial analyses with respect to the proposed transaction and rendered Houlihan Lokey’s oral opinion, confirmed by delivery of a written opinion dated May 21, 2023, to the Board of Directors to the effect that, as of the date of such opinion, and based upon and subject to the limitations, qualifications, assumptions and other matters considered in connection with the preparation of such opinion, the merger consideration to be received by the Greenhill stockholders pursuant to the merger agreement was fair, from a financial point of view, to such stockholders. At the conclusion of the meeting, after careful review and discussion by the Board of Directors, including consideration of the factors described below under “—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously determined that the merger agreement and the voting agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of Greenhill and its stockholders and unanimously adopted and approved the merger agreement, the voting agreement, the merger, and the other transactions contemplated thereby.
Following the Board of Directors’ approval, on the morning of May 22, 2023, Greenhill and Mizuho executed the merger agreement and announced the transaction before the opening of the financial markets in New York in a press release jointly issued by Greenhill and Mizuho.

Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously: (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Greenhill and its stockholders; (b) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger; (c) recommended that Greenhill stockholders adopt the Merger Agreement; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Greenhill stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Reasons for the Merger
In reaching its decision to approve and adopt the Merger Agreement, declare the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable, fair to and in the best interests of Greenhill and its stockholders, and recommend that Greenhill stockholders adopt the Merger Agreement, the Board of Directors consulted with Greenhill’s senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following factors that the Board of Directors viewed as supporting its decision:
•
the current and historical trading prices of shares of Greenhill common stock, and the fact that the Merger Consideration of $15.00 per share in cash represents a premium of approximately 121.2% to the closing price of Greenhill common stock as of May 19, 2023, the last trading day prior to the public announcement of the Merger Agreement, a premium of approximately 119.0% to the volume weighted average price of Greenhill common stock over the 10 days prior to the announcement of the Merger Agreement and a premium of approximately 8.3% to the highest price of Greenhill common stock over the 52 weeks prior to the announcement of the Merger Agreement;

•
the Board of Directors’ review of the challenges, risks and uncertainties of remaining as an independent public company, including in light of the intense competition with large and mid-size full service investment banking firms and other independent investment banking firms offering independent advisory services, the increasing economic uncertainty and market volatility and conditions in the M&A market in the U.S. and Europe, and the benefits of scale and a broader product offering in light of the current environment;

•
the fact that the Merger Consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity immediately upon the closing of the Merger, in comparison to the risks, uncertainties, and longer potential timeline for realizing equivalent value from Greenhill’s standalone business plan or possible strategic alternatives involving transactions in which all or a portion of the consideration would be payable in equity;

•
the Board of Directors’ knowledge of the business, assets, operations, financial condition, earnings and prospects of Greenhill, as well as its knowledge of the current and prospective environment in which Greenhill operates, including economic, market and capital raising conditions and the regulatory environment, and the Board of Directors’ assessment, in reviewing these factors, that Greenhill’s M&A and restructuring advisory business complements Mizuho Americas’ businesses (with limited redundancies) and will accelerate Mizuho Americas’ investment banking growth strategy;

•
the strategic rationale for the Merger, including the opportunity to combine Greenhill’s and Mizuho Americas’ complementary services into a leading investment banking institution with an enhanced platform for future growth;

•
the Board of Directors’ belief that the Merger is more favorable to Greenhill stockholders than the other strategic alternatives available to Greenhill, including remaining as an independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

•
the fact that the Merger Consideration was the result of arm’s-length negotiations and the fact that representatives of Mizuho Americas informed representatives of Greenhill that Merger Consideration was the maximum price that Mizuho Americas was willing to pay;

•
the potential benefits and value that could potentially be generated in a strategic transaction between Greenhill and Mizuho Americas that could leverage each other’s capabilities by combining the strength of Greenhill’s M&A and restructuring advisory business with the wide range of financing, capital markets and other products offered by Mizuho Americas;

•	Mizuho Americas’ stated commitment to maintain the Greenhill brand and the existing Greenhill leadership team;
•
the Board of Directors’ belief that contacting other potential counterparties would result in significant risks to Greenhill and its business, including concerns that market leaks and rumors regarding a potential transaction would disrupt Greenhill’s business relationships and risk employee turnover, as well as lead to turnover in our stockholder base and potential stock price volatility;

•
the Board of Directors’ belief, based on interactions of representatives of Greenhill with representatives of Mizuho Americas, that soliciting other potential counterparties could delay or jeopardize the availability of Mizuho Americas’ highly attractive proposal;

•
Greenhill’s right under the Merger Agreement, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances (in accordance with the terms of the Merger Agreement);

•
the Board of Directors’ right, under the Merger Agreement, to fail to make, withdraw, qualify, amend or modify its recommendation that our stockholders vote to adopt the Merger Agreement under certain circumstances, subject to the terms of the Merger Agreement, including Greenhill’s payment of a termination fee if Mizuho Americas elects to terminate the Merger Agreement in such circumstances, which amount the Board of Directors believed to be reasonable under the circumstances;

•
Greenhill’s right to terminate the Merger Agreement, under certain circumstances and subject to the terms of the Merger Agreement, including in order to accept and to enter into a definitive agreement providing for the implementation of a Superior Proposal, in certain circumstances before Greenhill’s stockholders approve the Merger Agreement Proposal, subject to providing Mizuho Americas an opportunity to match such proposal prior to taking such action, and Greenhill’s payment of a $15,380,000 termination fee, which amount the Board of Directors believed to be reasonable under the circumstances;

•	the absence of a financing condition in the Merger Agreement;
•
the financial analysis reviewed by Houlihan Lokey with the Board of Directors as well as the oral opinion of Houlihan Lokey rendered to the Board of Directors on May 21, 2023 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated May 21, 2023), as to, as of such date, the fairness, from a financial point of view, to the holders of Greenhill common stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement;

•
the terms and conditions of the Merger Agreement, which were reviewed by the Board of Directors with our financial and legal advisors, including the representations, covenants, deal protection and termination provisions, and closing conditions, and the fact that such terms were the product of robust arm’s-length negotiations between the parties;

•
the availability of appraisal rights under Delaware law to Greenhill stockholders and beneficial owners who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders and beneficial owners with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement;

•
the fact that Mr. Bok, Greenhill’s Chairman and Chief Executive Officer, was prepared to execute and deliver the Voting Agreement, and the terms of the Voting Agreement that permit Mr. Bok to terminate the Voting Agreement if, among other things, certain changes are made to the Merger Agreement;

•	the limited scope and customary nature of the conditions to the parties’ obligations to consummate the Merger, and the likelihood that such conditions would be satisfied in a reasonable timeframe;
•	the Board of Directors’ belief that the Termination Date allows for sufficient time to obtain the Requisite Regulatory Approvals and satisfy the other conditions required to complete the Merger;
•	the obligation of Mizuho Americas to refinance Greenhill’s $270.1 million term loan if the Merger has not been completed by March 12, 2024 on the terms specified in the Merger Agreement; and
•
the fact that the Merger would be subject to the adoption of the Merger Agreement by Greenhill stockholders, and Greenhill stockholders would be free to reject the Merger by voting against the adoption of the Merger Agreement for any reason.

The Board of Directors also considered a variety of risk and other potential negative factors in its consideration of the Merger Agreement and the Merger, including the following potentially negative factors:
•	the fact that, following the Merger, Greenhill will no longer exist as an independent public company and our existing stockholders will not participate in any future earnings or growth;
•	the fact that the Merger might not be consummated in a timely manner, or at all, due to a failure of certain conditions to the closing of the Merger;
•	the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied even if the Merger Agreement is adopted by Greenhill stockholders;
•
the restrictions on the conduct of our business prior to the completion of the Merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the fact that an all-cash merger would be taxable to our stockholders for U.S. federal income tax purposes;
•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of management required to consummate the Merger and related disruptions to the operation of our business;

•
the fact that Greenhill’s remedies in the event that the Merger Agreement is terminated may be limited to the $38,500,000 termination fee payable by Mizuho Americas under certain circumstances and certain associated enforcement costs, which may be inadequate to compensate Greenhill for any damage caused, and that such termination fee may not be available in all instances where the Merger is not consummated and, even if available, rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

•
the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Merger, and/or actions that Greenhill may be required, or Mizuho Americas may be permitted, to take under the Merger Agreement could have an adverse impact on our existing and prospective business relationships with customers and other third parties and on our employees, including the risk that certain key members of Greenhill’s management might choose not to remain employed with Greenhill prior to the completion of the Merger, regardless of whether or not the Merger is completed;

•	the potential for legal claims challenging the Merger; and
•
the fact that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, our stockholders generally (see the section of this proxy statement entitled “—Interests of Greenhill’s Executive Officers and Directors in the Merger”).

The foregoing discussion of the factors considered by the Board of Directors is not intended to be exhaustive, but rather includes the material factors considered by the Board of Directors. In reaching its decision to approve the Merger Agreement, declare the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable, fair to and in the best interests of Greenhill and its stockholders, and recommend adoption of the Merger Agreement by our stockholders, the Board of Directors did not quantify, rank or otherwise assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The Board of Directors did not reach any specific conclusion with respect to any of the factors or reasons considered, but determined, in its business judgment, that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”
Opinion of Houlihan Lokey Capital, Inc.
On May 21, 2023, Houlihan Lokey orally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors dated May 21, 2023) as to, as of such date, the fairness, from a financial point of view, to the holders of Greenhill common stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was furnished for the use of the Board of Directors (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Greenhill common stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.
In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:
1.	reviewed a draft, dated May 19, 2023, of the Merger Agreement;
2.	reviewed certain publicly available business and financial information relating to Greenhill that Houlihan Lokey deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Greenhill made available to Houlihan Lokey by Greenhill, including (a) financial projections prepared by the management of Greenhill relating to Greenhill (which we refer to as the “Management Projections”) and (b) estimates prepared by the management of Greenhill of Greenhill’s net operating loss tax carryforwards (which we refer to as “NOLs”) and Greenhill’s ability to utilize those NOLs to achieve future tax savings (which we refer to as the “Estimated NOL Tax Savings”);

4.
spoke with certain members of the management of Greenhill and certain of Greenhill’s representatives and advisors regarding the business, operations, financial condition and prospects of Greenhill, the Merger and related matters;

5.	compared the financial and operating performance of Greenhill with that of companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;
6.
reviewed the current and historical market prices and trading volume for certain of Greenhill’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of Greenhill advised Houlihan Lokey and, at Greenhill’s direction, Houlihan Lokey assumed that (i) the Management Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Greenhill, (ii) the NOLs were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs, and (iii) the Estimated NOL Tax Savings were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to Greenhill’s ability to utilize those NOLs to achieve future tax savings. At Greenhill’s direction, Houlihan Lokey assumed that the Management Projections, the NOLs and the Estimated NOL Tax Savings provided a reasonable basis on which to evaluate Greenhill and the Merger, and Houlihan Lokey, at Greenhill’s direction, used and relied upon the Management Projections, the NOLs and the Estimated NOL Tax Savings for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Management Projections, the NOLs, the Estimated NOL Tax Savings or the respective assumptions on which they were based. In reaching its conclusions under the opinion, with Greenhill’s consent, Houlihan Lokey did not rely upon a review of the publicly available financial terms of other transactions, because Houlihan Lokey did not identify a sufficient number of relevant transactions in which Houlihan Lokey deemed the acquired companies to be sufficiently similar to Greenhill. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Greenhill since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on Greenhill or the Merger that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Greenhill or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Greenhill was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Greenhill was or may have been a party or was or may have been subject.
Houlihan Lokey was not requested to, and did not, (a) solicit any indications of interest from third parties with respect to the Merger, the securities, assets, businesses or operations of Greenhill or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Board of Directors or any other party with respect to alternatives to the Merger. Houlihan Lokey expressed no view or opinion as to any such matters, including the terms that might have been obtained if any of the foregoing had been undertaken. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to the price or range of prices at which shares of Greenhill common stock could be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Board of Directors, Greenhill, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board of Directors, Greenhill, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the Voting Agreement, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Greenhill, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for Greenhill or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Greenhill’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Greenhill’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Greenhill, Mizuho Americas, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of Greenhill, Mizuho Americas or any other participant in the Merger, or any of their respective assets, under any applicable law relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Board of Directors, on the assessments by the Board of Directors, Greenhill, Mizuho Americas and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Greenhill, the Merger or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company used in Houlihan Lokey’s analyses for comparative purposes is identical to Greenhill and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Management Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Greenhill. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Board of Directors in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Board of Directors or management with respect to the Merger or the Merger Consideration. The type and amount of consideration payable in the Merger were determined through negotiation between Greenhill and Mizuho Americas, and the decision to enter into the Merger Agreement was solely that of the Board of Directors.

Financial Analyses
In preparing its opinion to the Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board of Directors on May 21, 2023. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including the following:
•	Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, adjusted for certain non-recurring items.
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, equity values used in the selected companies analysis described below were calculated using the closing prices of the common stock of the selected companies listed below as of May 19, 2023. The estimates of the future financial performance of Greenhill relied upon for the financial analyses described below were based on the Management Projections, and estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.
Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•	Enterprise value as a multiple of average Adjusted EBITDA for fiscal years 2020 through 2022 (which we refer to as “FY 2020-FY 2022 Avg. Adjusted EBITDA”); and
•	Enterprise value as a multiple of estimated Adjusted EBITDA for fiscal year 2024 (which we refer to as “FY 2024E Adjusted EBITDA”).
The selected companies and resulting low, high, median and mean financial data included the following:
•	Evercore Inc.
•	Houlihan Lokey, Inc.
•	Lazard Ltd.

•	Moelis & Company
•	Perella Weinberg Partners
•	PJT Partners Inc.
Enterprise Value / Adjusted EBITDA
	FY 2020-FY 2022 Avg.	FY 2024E
Low	5.4x	5.9x
High	11.9x	11.1x
Median	7.6x	9.3x
Mean	8.3x	8.7x
Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 8.0x to 10.0x FY 2020-FY 2022 Avg. Adjusted EBITDA and 6.0x to 8.0x FY 2024E Adjusted EBITDA to corresponding financial data for Greenhill. The selected companies analysis indicated implied value reference ranges per share of Greenhill common stock of $9.32 to $13.66 based on FY 2020-FY 2022 Avg. Adjusted EBITDA and $8.64 to $14.21 based on FY 2024E Adjusted EBITDA, in each case as compared to the Merger Consideration of $15.00 per share of Greenhill common stock.
Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Greenhill by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of Greenhill based on the Management Projections. Houlihan Lokey calculated terminal values for Greenhill by applying a range of perpetuity growth rates of 2.0% to 3.0% to Greenhill’s normalized estimated 2027 unlevered free cash flows. The net present values of Greenhill’s projected future cash flows and implied terminal values were then calculated using discount rates ranging from 12.0% to 15.0%. The discounted cash flow analysis indicated an implied value reference range per share of Greenhill common stock of $9.31 to $15.38, as compared to the Merger Consideration of $15.00 per share of Greenhill common stock.
Other Matters
Houlihan Lokey was engaged by Greenhill to act as its financial advisor in connection with a possible merger, consolidation, business combination, sale or other similar transaction. Greenhill engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings and financial restructurings. Pursuant to its engagement by Greenhill, Houlihan Lokey became entitled to a transaction fee of $5 million, of which $1 million became payable to Houlihan Lokey upon the rendering of its opinion to the Board and the remainder of which is contingent upon the consummation of the Merger. Greenhill has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Greenhill, Mizuho Americas or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to Mizuho Securities USA LLC (which we refer to as “Mizuho USA”), an affiliate of Mizuho, for which Houlihan Lokey and its affiliates have received aggregate compensation of approximately $1.5 million during the past two years, including for having acted as financial advisor to Mizuho USA in connection with its acquisition of Capstone Partners, which closed in July 2022. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Greenhill, Mizuho Americas, Mizuho USA, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Greenhill, Mizuho Americas, Mizuho USA, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Furthermore, as Houlihan Lokey advised the Board of Directors, prior to its engagement by Greenhill, (i) in the ordinary course of business, certain members of the team of Houlihan Lokey professionals advising Greenhill in connection with the Merger (which we refer to as the “Senior Deal Team”) engaged in discussions with Mizuho USA regarding a number of potential acquisition targets and prepared discussion materials in connection therewith, (ii) certain discussion materials provided to Mizuho USA in September 2022 identified Greenhill as a potential acquisition target and included publicly available information regarding Greenhill, and (iii) in April 2023, following Greenhill’s March 2023 request that Houlihan Lokey arrange a meeting between senior management of Mizuho USA and Greenhill regarding a possible transaction, the Senior Deal Team engaged in a discussion with Mizuho USA regarding its possible interest in a transaction with Greenhill and in response to questions from Mizuho USA provided discussion materials to Mizuho USA which included preliminary valuation information for Greenhill based upon publicly available information and certain selected companies and selected transactions.
Certain Unaudited Prospective Financial Information
Greenhill does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, revenues, earnings, financial condition or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time, estimated ranges of certain financial measures for the current year in its earnings conference calls and investor conference presentations. However, Greenhill is including in this proxy statement certain Management Projections, NOLs and Estimated NOL Tax Savings for Greenhill that was made available to Greenhill’s financial advisor and to Mizuho Americas as part of its due diligence reviews, in each case prior to the execution of the Merger Agreement as described below. We refer to the Management Projections, NOLs and Estimated NOL Tax Savings collectively as the “prospective financial information.” The prospective financial information was prepared by the senior management of Greenhill in connection with the Board of Directors’ evaluation of the Merger and Greenhill’s available strategic alternatives, including its stand-alone plan, each as described in this proxy statement, and was provided to the Board of Directors and Houlihan Lokey, Greenhill’s financial advisor, for its use in the financial analyses performed in connection with Houlihan Lokey’s opinion. A summary of certain significant elements of this information is set forth below and is included in this proxy statement solely for the purpose of providing Greenhill stockholders access to certain nonpublic information made available to Greenhill’s financial advisor.
Greenhill does not endorse the prospective financial information as necessarily predictive of actual future results. Furthermore, although presented with numerical specificity, the prospective financial information reflects numerous estimates and assumptions made by senior management of Greenhill at the time such prospective financial information was prepared or approved for the use of Greenhill’s financial advisor. In addition, because the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the geopolitical and economic conditions affecting Greenhill’s business and the risks and uncertainties described under the section entitled “Forward-Looking Statements” of this proxy statement and in the reports that Greenhill files with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of Greenhill and will be beyond the control of Mizuho following the completion of the Merger.
There can be no assurance that the underlying assumptions or projected results will be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the Merger is completed. Further, these assumptions do not include all potential actions that the senior management of Greenhill could or might have taken during these time periods. The inclusion in this proxy statement of the prospective financial information below should not be regarded as an indication that Greenhill or the Board of Directors or their advisors considered, or now consider, this prospective financial information to be material information to any Greenhill stockholders, particularly in light of the inherent risks and uncertainties associated with such prospective financial information, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective financial information is not fact and should not be relied upon as necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and does not take into account any circumstances or events occurring after the date it was prepared, including the transactions contemplated by the Merger Agreement or the possible financial and other effects on Greenhill of the Merger, and does not attempt to predict or suggest actual future results of the Surviving Corporation following the completion of the Merger or give effect to the Merger, including the effect of negotiating or executing the Merger Agreement, the costs that may be incurred in connection with consummating the Merger, the potential synergies that may be achieved as a result of the Merger, the effect on Greenhill of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the prospective financial information does not take into account the effect of any possible failure of the Merger to occur. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of this proxy statement, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which Mizuho Americas would operate the Surviving Corporation after the Merger.
The accompanying prospective financial information was not prepared for the purpose of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in effect from time to time in the United States of America (which we refer to as “GAAP”).
Subject to the above, the summary of prospective financial information included in this section has been provided by Greenhill’s management as described in this section.
Management Projections
The following table presents Management Projections prepared by Greenhill management for the years ending December 31, 2023 through December 31, 2025 in advance of the execution of the Merger Agreement. The Management Projections, among other estimates, were made available to Mizuho Americas as part of its due diligence reviews and provided by Greenhill management to and used by Houlihan Lokey at the direction of Greenhill management in the financial analyses performed in connection with Houlihan Lokey’s opinion regarding the Merger Consideration under the Merger Agreement:
Fiscal Year Ended December 31, ($ in millions)	2023E	2024E	2025E
Revenue	$299.7	$314.7	$330.4
Adjusted EBITDA[1]	$60.7	$71.4	$72.9
(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items (free rent of $3,200,000 and $3,000,000 in 2023 and 2024, respectively), and includes charges for non-cash compensation expense.

NOLs and Estimated NOL Tax Savings
The following table presents a summary of the NOLs and Estimated NOL Tax Savings, which were calculated from the NOL balances and assumed tax rates provided by Greenhill management to and used by Houlihan Lokey at the direction of Greenhill for purposes of the financial analyses performed in connection with Houlihan Lokey’s opinion regarding the Merger Consideration under the Merger Agreement:
Fiscal Year Ended December 31, ($ in millions)	2023E	2024E
Beginning NOLs[1]	$36.8	$14.1
Ending NOLs[1]	$14.1	$0.0
Estimated NOL Tax Savings[1]	$5.7	$3.5
(1)
Beginning NOLs represent balance of net operating losses, including U.S., Germany, Canada, Japan and Singapore jurisdictions, as estimated by Greenhill management. Each jurisdiction is assumed to generate enough earnings to utilize net operating losses. NOLs do not consider capital loss reserves.

By including in this proxy statement a summary of the prospective financial information, none of Greenhill or any of its advisors or other representatives have made or makes any representation to any person regarding the ultimate performance of Greenhill compared to the information contained in the prospective financial information or that the results reflected in the prospective financial information will be achieved. Greenhill does not undertake any obligation to update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, or to reflect changes in general economic or industry conditions. None of Greenhill or its advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of Greenhill or other person regarding Greenhill’s ultimate performance compared to the information contained in the prospective financial information or that the results reflected in the prospective financial information will be achieved. The prospective financial information included above is provided because it was made available to and considered by the Board of Directors and its financial advisor in connection with the Merger.
In light of the foregoing, and considering that the Special Meeting will be held months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Greenhill stockholders are cautioned not to place unwarranted reliance on such information, and are urged to review Greenhill’s most recent SEC filings for a description of its reported financial results. The prospective financial information summarized in this section is not included in this proxy statement in order to induce any holder of Greenhill common stock to vote in favor of the Merger Agreement Proposal or any of the other proposals to be voted on at the Special Meeting.
Interests of Greenhill’s Executive Officers and Directors in the Merger
In considering the recommendation of the Board of Directors with respect to the Merger Proposal and the Compensation Proposal, Greenhill shareholders should be aware that the directors and executive officers of Greenhill have interests in the Merger that may be different from, or in addition to, the interests of Greenhill shareholders generally. The members of the Board of Directors were aware of and considered these interests, among other matters, in evaluating, negotiating and approving the Merger Agreement and in determining to recommend that Greenhill shareholders approve the Merger Agreement Proposal. For more information, see the sections of this proxy statement titled “The Merger—Background of the Merger” and “The Merger—Recommendation of the Board of Directors and Reasons for the Merger.” Such interests are described in more detail below.
Greenhill’s executive officers included in the summary below, all of whom are named executive officers, are:
•	Scott L. Bok – Chief Executive Officer
•	Mark Lasky – Chief Financial Officer
•	Kevin M. Costantino – President
•	David A. Wyles – President

•	Gitanjali Pinto Faleiro – General Counsel and Corporate Secretary
•	Harold J. Rodriguez, Jr. – Former Chief Financial Officer and Chief Operating Officer
Treatment of Greenhill Awards
RSUs. At the Effective Time, each award of RSUs that is outstanding as of immediately prior to the Effective Time will be converted into an unvested Mizuho Cash Award with respect to an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Greenhill common stock covered by such award of RSUs immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such award of RSUs (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such award of RSUs and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or such award agreement, to the extent applicable) as of immediately prior to the Effective Time. Any amounts relating to dividend equivalent rights, if any, granted with respect to awards of RSUs that are accrued but unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions as were applicable to such awards of RSUs immediately prior to the Effective Time.
PSUs. At the Effective Time, each award of PSUs that is outstanding as of immediately prior to the Effective Time will become fully vested with respect to the number of shares of Greenhill common stock covered by such award of PSUs based on the target level of performance and will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the Applicable Number, paid within 10 business days following the Effective Time or such later date as required to avoid the imposition of taxes under Section 409A of the Code. Any amounts relating to dividend equivalent rights, if any, granted with respect to awards of PSUs that are accrued but unpaid as of the Effective Time will be paid within 10 business days following the Effective Time or at such later date required to avoid the imposition of taxes under Section 409A of the Code.
Deferred Cash Awards. At the Effective Time, each Deferred Cash Award that is outstanding as of immediately prior to the Effective Time will be converted into a Mizuho Cash Award with respect to an equivalent amount in cash that has not yet been paid with respect to the Deferred Cash Award as of immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such Deferred Cash Award (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such Deferred Cash Award and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or such award agreement, to the extent applicable) as of immediately prior to the Effective Time.
All such grants of RSUs, PSUs and Deferred Cash Awards were made previously as part of such named executive officers’ annual compensation and unrelated to the Merger. The terms and conditions applicable to the RSUs and Deferred Cash Awards, each of which will be converted into Mizuho Cash Awards, under the applicable Greenhill stock plan and award agreements provide that they will become fully vested and accelerate if the holder’s employment is terminated without “cause” within six months prior (if the committee administering the applicable Greenhill stock plan reasonably determines, in its sole discretion, that such termination was at the behest of an acquiring entity, including Mizuho Americas) or two years following a change in control, including the Merger. The estimated values that would be realized by Greenhill’s named executive officers in respect of their unvested Greenhill awards in connection with the Merger are set forth below in the section of this proxy statement titled “—Quantification of Potential Payments and Benefits to Greenhill’s Named Executive Officers in Connection with the Merger.” None of Greenhill’s non-employee members of the Board of Directors hold any unvested RSUs, PSUs or Deferred Cash Awards for which vesting will be accelerated at the Effective Time.
Mizuho USA Offer Letter with Scott L. Bok
On May 22, 2023, Mr. Bok entered into an offer letter (which we refer to as the “Bok Offer Letter”) with Mizuho USA, which sets forth the terms of his employment and compensation with Mizuho USA following the Merger. In the event that the Merger Agreement is terminated prior to closing of the Merger, the Bok Offer Letter will be null and void and of no further force or effect. The Bok Offer Letter provides for the following:
•	Mr. Bok will serve as Chairman of Greenhill Advisory in Mizuho USA’s Banking Division located in New York, New York, receive an annual base salary of $600,000 and will be eligible for all benefits and to participate in all of the benefit programs that are generally provided to Mizuho USA managing directors generally, subject to length of service requirements and other plan terms.
•
Mr. Bok will be eligible to receive guaranteed bonuses equal to $4,000,000 for Mizuho USA’s 2023 fiscal year, less any annual incentive amount previously paid to him by Greenhill or any of its affiliates with respect to his service during the Greenhill fiscal year ending December 31, 2023 (which we refer to as the “2023 Guaranteed Bonus”), $4,000,000 for Mizuho USA’s 2024 fiscal year (which we refer to as the “2024 Guaranteed Bonus”) and $3,000,000 for Mizuho USA’s 2025 fiscal year (which we refer to as the “2025 Guaranteed Bonus”, and each of the 2023 Guaranteed Bonus, 2024 Guaranteed Bonus and 2025 Guaranteed Bonus we refer to individually as a “Guaranteed Bonus” and collectively as the “Guaranteed Bonuses”). Mr. Bok will not be eligible to receive the Guaranteed Bonuses if he has given notice of termination of employment prior to the date on which bonuses are paid to other Mizhuo USA managing directors generally or his employment with Mizuho USA ends prior to the date on which bonuses for the applicable fiscal year are paid to other Mizuho USA managing directors generally (in each case, other than due to a Covered Termination (as described below) or his cessation of service on or after March 31, 2026).

•
Portions of each of the 2023 Guaranteed Bonus and the 2024 Guaranteed Bonus are subject to deferral in accordance with Mizuho USA’s Deferred Bonus Plan. The deferred portion of the 2023 Guaranteed Bonus will be payable to Mr. Bok in two equal installments in each of April 2025 and April 2026, and the deferred portion of the 2024 Guaranteed Bonus will be payable to Mr. Bok in full in April 2026.

•
If Mr. Bok’s employment is terminated by Mizuho USA other than for “cause,” by him for “good reason” (which would include Mizuho USA’s failure to (i) cause the Surviving Corporation to continue to use and operate under the Greenhill brand name, whether alone or with other brand names, and (ii) operate the Surviving Corporation as Mizuho USA’s global M&A and advisory group within Mizuho USA’s banking division) or due to his death or permanent disability (each of which we refer to as a “Covered Termination”), subject to Mizuho USA receiving an effective release of claims (other than in the case of his death), he will receive:

○
The Guaranteed Bonus with respect to the fiscal year in which the Covered Termination occurs, provided that if such Covered Termination occurs due to his termination for “good reason” between April 1 and September 30 of the 2024 or 2025 fiscal years, the Guaranteed Bonus will be prorated to reflect the number of days Mr. Bok worked during the applicable fiscal year; and

○	Any unpaid portion of the Guaranteed Bonuses for any completed fiscal year prior to the date of the Covered Termination.
•
If Mr. Bok’s employment is terminated due to a Covered Termination or due to his voluntary cessation of service on or after March 31, 2026, (x) if such termination occurs on or prior to the second anniversary of the Closing Date or due to his death at any time, his unvested Mizuho Cash Awards in respect of his converted RSUs will immediately accelerate and vest and become payable as of the date of such termination, and (y) if such termination occurs after the second anniversary of the Closing Date (other than due to his death), his unvested Mizuho Cash Awards in respect of his converted RSUs will continue to vest and be settled in accordance with the vesting and settlement schedule applicable to such awards as if he had satisfied the requirements for and been granted “senior advisor status,” subject in each case only to his continued compliance in all material respects with the restrictive covenants in the Bok Offer Letter and Mizuho USA receiving an effective release of claims (other than in the case of his death).

○
In the event that Mr. Bok breaches the restrictive covenants in the Bok Offer Letter prior to the applicable original scheduled vesting date applicable to any such accelerated Mizuho Cash Awards, he will be required to immediately repay the full after-tax value of any amounts previously paid to him in respect of such Mizuho Cash Awards that had an original scheduled vesting date on or after the date of such breach.

•
The Bok Offer Letter contains a Section 280G “net-better” cutback provision, which provides that, if the total payments to Mr. Bok would exceed the applicable threshold under Section 280G of the Code, then those payments will be reduced to the applicable threshold to avoid the imposition of the excise taxes under Section 4999 of the Code in the event, and only in the event, such reduction would result in a better after-tax result for Mr. Bok.
•
The Bok Offer letter contains perpetual confidentiality and non-disparagement covenants, assignment of intellectual property covenants that apply during Mr. Bok’s employment, non-solicitation of clients, prospective investors, suppliers and employees covenants that apply during Mr. Bok’s employment and for six months thereafter, and non-competition covenants that apply during Mr. Bok’s employment and for 12 months thereafter.

Annual Cash Bonuses
The Merger Agreement provides that the Chairman and Chief Executive Officer of Greenhill as of immediately prior to the Effective Time will recommend to Mizuho Americas the annual bonus amount to be paid to each Continuing Employee for the period beginning on January 1, 2023 and ending on March 31, 2024. Mizuho Americas will consider such recommendations from the Chairman and Chief Executive Officer in good faith and will, to the extent not previously paid prior to the Closing or required to be paid on an earlier date in accordance with the applicable Greenhill benefit plan, pay the actual earned amount of such bonus to each Greenhill employee who remains employed in April 2024 in accordance with Mizuho Americas’ standard year-end payment cycle and, to the extent applicable, subject to Mizuho Americas’ applicable deferral schedule (with any deferred amounts to be credited with interest benchmarked to the prevailing consumer price index in accordance with Mizuho Americas’ deferred bonus plan and on a basis no less favorable than as applicable to similarly situated employees of Mizuho Americas or its applicable subsidiaries) and Section 409A of the Code.
New Compensation Arrangements
Prior to the Closing Date, Greenhill is permitted to enter into a letter agreement with Mr. Rodriguez, who transitioned from his role as Chief Financial Advisor and Chief Operating Officer into that of Senior Advisor on March 1, 2023, to confirm the terms of his employment following the Closing. Any such letter agreement may provide that he will continue to receive his current annual base salary in 2024 and that his employment will terminate no later than the six month anniversary of the Closing Date, which termination will be treated as a termination other than for “cause” for purposes of his then unvested RSUs (and any accrued but unpaid dividend equivalents thereon) and Deferred Cash Awards, which will accelerate and be paid within ten days of such termination, and will entitle him to receive any earned but unpaid annual bonus (including any deferred portion) for the fiscal year ending prior to such termination and a prorated annual bonus (which will not be subject to any deferral requirements) based on levels of performance as determined consistent with the annual bonuses paid to Greenhill employees generally for the fiscal year in which his termination occurs. Such letter agreement will include provisions related to Sections 280G and 4999 of the Code that are substantially similar to those included in the Bok Offer Letter and all payments and benefits to Mr. Rodriguez under the letter agreement in connection with his termination of employment will be subject to Mizuho USA receiving an effective release of claims consistent with the one described in the Bok Offer Letter and Mr. Rodriguez’s compliance with any restrictive covenants applicable to him as of May 22, 2023. However, as of the date of this proxy statement, no such agreement has been discussed or entered into with Mr. Rodriguez.
In addition, any of Greenhill’s executive officers who become officers, directors or employees or who otherwise are retained to provide services to Mizuho Americas, Mizuho USA, the Surviving Corporation or any of their affiliates may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Mizuho Americas, Mizuho USA, the Surviving Corporation and their affiliates. As of the date of this proxy statement, it has not been determined which, if any, executive officers may continue to provide services to Mizuho Americas, Mizuho USA, the Surviving Corporation or any of their affiliates after the Closing, and other than the Bok Offer Letter and the potential letter agreement with Mr. Rodriguez, no compensation arrangements between such persons have been established or discussed.
Indemnification and Insurance
The indemnification and exculpation rights, and related rights to advancement of expenses, of any current or former director, officer or employee of Greenhill or its subsidiaries for acts or omissions occurring at or prior to the Effective Time, provided for in their respective organizational documents or other agreement of Greenhill existing as of the date of the Merger Agreement, will be assumed by the Surviving Corporation in the Merger, and will survive the Merger and will continue in full force and effect in accordance with their terms, and Mizuho Americas will cause the Surviving Corporation to comply with and honor the foregoing obligations. The Merger Agreement requires the Surviving Corporation to indemnify any person who is or was prior to the Effective Time an officer or director of Greenhill or any of its subsidiaries or who was as of the date of the Merger Agreement, or who thereafter commences prior to the Effective Time, serving at the request of Greenhill or any of its subsidiaries as a director or officer of another person (who we refer to as the “Indemnified Parties”) for a period of six years after the Closing against claims, losses, liabilities, damages, judgments, fines, amounts paid in settlement and fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any actual or threatened legal proceeding (including with respect to matters existing or occurring or alleged to occur at or prior to the Effective Time (including the Merger Agreement and the transactions and actions contemplated by the Merger Agreement)) arising from their service as a director or officer of Greenhill or any of its subsidiaries prior to the Effective Time or as a director or officer of another person at the request of Greenhill or any of its subsidiaries as of the date of the Merger Agreement or prior to the Effective Time. In the event of any such legal proceeding, (i) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such legal proceeding from the Surviving Corporation within 15 business days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor accompanied by reasonable supporting documentation; provided, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification, and (ii) the Surviving Corporation will cooperate in the defense of any such matter.
In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Mizuho Americas dissolves the Surviving Corporation, then, and in each such case, Mizuho Americas will cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the indemnification obligations set forth in the Merger Agreement.
Mizuho Americas must obtain, or cause to be obtained, at or prior to the Effective Time, a “tail” insurance policy with a claims period of six years from the Effective Time, with respect to directors’ and officers’ liability insurance covering each person currently covered by Greenhill’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time, on terms that are no less favorable than those of such policy of Greenhill in effect as of the date of the Merger Agreement, which insurance will, prior to the Closing, be in effect and prepaid for such six-year period; provided, that in no event will Mizuho Americas or the Surviving Corporation be required to pay, with respect to the entire six-year period following the Effective Time, premiums for insurance which in the aggregate exceed 300% of the aggregate premiums paid by Greenhill for coverage for the most recent one-year period for which Greenhill obtained such coverage, but in any such case, Mizuho Americas will be obligated to provide such coverage with respect to the entire six-year period following the Effective Time as may be obtained for such 300% amount.
Quantification of Potential Payments and Benefits to Greenhill’s Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Greenhill’s named executive officers that is based on or that otherwise relates to the Merger. The Merger-related compensation payable to these individuals (including their outstanding Greenhill awards) is subject to a non-binding advisory vote of Greenhill’s shareholders, as described above in “—Proposal 2: The Compensation Proposal.” The table below sets forth, for the purposes of this Merger-related compensation disclosure, the amount of payments and benefits that each Greenhill named executive officer would receive, using the following assumptions:
•	The Effective Time occurs on June 30, 2023 (which is an assumed date solely for the purposes of the calculations in this section);
•	Each named executive officer experiences a qualifying termination of employment for purposes of their Greenhill awards immediately following the Effective Time; and
•	A price per share of Greenhill common stock of $15.00.

The calculations in the table do not include amounts that Greenhill’s named executive officers were already vested in as of the date of this proxy statement. These amounts also do not reflect compensation actions that may occur after the date of this proxy statement but before the Effective Time, including any additional equity grants, and do not include any compensation that may become payable to Mr. Bok under the Bok Offer Letter described in the section entitled “—Mizuho USA Offer Letter with Scott L. Bok,” which is compensation for, and based on, Mr. Bok’s post-closing employment and service to Mizuho USA and the Surviving Corporation under a bona fide employment agreement.
As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
For purposes of this disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Total ($)
Scott L. Bok	—	21,672,871	21,672,871
Mark Lasky	312,500	423,816	736,316
Kevin M. Costantino	1,025,000	3,915,719	4,940,719
David A. Wyles	388,220	3,742,469	4,130,689
Gitanjali Pinto Faleiro	389,375	794,684	1,184,059
Harold J. Rodriguez, Jr.	900,000	5,876,268	6,776,268
(1)
Deferred Cash Awards. As described above in the section of this proxy statement titled “—Treatment of Greenhill Awards,” each Deferred Cash Award that is outstanding as of immediately prior to the Effective Time will be converted into a Mizuho Cash Award with respect to an equivalent amount in cash that has not yet been paid with respect to the Deferred Cash Award as of immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such Deferred Cash Award. The terms and conditions of the Deferred Cash Awards provide that they will become fully vested and accelerate if the holder’s employment is terminated without “cause” within six months prior (if the committee administering the applicable Greenhill stock plan reasonably determines, in its sole discretion, that such termination was at the behest of an acquiring entity, including Mizuho Americas) or two years following a change in control, including the Merger. The amounts in this column are “double trigger” as they will only become payable in the event of a qualifying termination of employment at or within six months prior (if the committee administering the applicable Greenhill stock plan reasonably determines, in its sole discretion, that such termination was at the behest of an acquiring entity, including Mizuho Americas) or two years following the Effective Time.

(2)
Outstanding Greenhill Equity Awards. As described above in the section of this proxy statement titled “—Treatment of Greenhill Awards,” at the Effective Time, (i) each outstanding RSU award will be converted into an unvested Mizuho Cash Award with respect to an amount in cash equal to the product obtained by multiplying (a) the Merger Consideration by (b) the number of shares of Greenhill common stock covered by such award, and any amounts relating to dividend equivalent rights granted with respect to such award of RSUs that are accrued but unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions as were applicable to such award of RSUs immediately prior to the Effective Time, and (ii) each outstanding PSU award will become fully vested with respect to the number of shares of Greenhill common stock covered by such award based on the Applicable Number, and will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (a) the Merger Consideration by (b) the Applicable Number, and any amounts relating to dividend equivalent rights granted with respect to such award of PSUs that are accrued but unpaid as of the Effective Time will be paid within 10 business days following the Effective Time or such later date as required to avoid the imposition of taxes under Section 409A of the Code. The terms and conditions of the RSUs provide that they will become fully vested and accelerate if the holder’s employment is terminated without “cause” within six months prior (if the committee administering the applicable Greenhill stock plan reasonably determines, in its sole discretion, that such termination was at the behest of an acquiring entity, including Mizuho Americas) or two years following a change in control, including the Merger. All amounts shown in the “PSUs” and “PSU Dividend Equivalents” columns are “single trigger,” as they will become payable solely as a result of the occurrence of the Effective Time. All amounts shown in the “RSUs” and “RSU Dividend Equivalents” columns are “double trigger” as they will only become payable in the event of a qualifying termination of employment at or within six months prior (if the committee administering the applicable Greenhill stock plan reasonably determines, in its sole discretion, that such termination was at the behest of an acquiring entity, including Mizuho Americas) or two years following the Effective Time.

Named Executive Officer	RSUs ($)	RSU Dividend Equivalents ($)	PSUs ($)	PSU Dividend Equivalents ($)
Scott L. Bok	15,443,370	771,089	5,276,115	182,298
Mark Lasky	411,960	11,856	—	—
Kevin M. Costantino	3,744,180	171,539	—	—
David A. Wyles	3,582,300	160,169	—	—
Gitanjali Pinto Faleiro	767,115	27,569	—	—
Harold J. Rodriguez, Jr.	5,545,680	330,588	—	—

Financing of the Merger
The consummation of the Merger is not conditioned on Mizuho Americas’ receipt of any financing. Mizuho Americas and Merger Sub have represented in the Merger Agreement that Mizuho Americas and Merger Sub will have available to them at the Effective Time sufficient funds to perform all of their respective obligations under the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement, including payment in full of the aggregate Merger Consideration with respect to all shares of Greenhill common stock issued and outstanding immediately prior to the Effective Time (other than (A) Canceled Shares and (B) Dissenting Shares) and the amounts payable to the holders of PSUs, repayment in full of all obligations under the Company Credit Agreement, and payment of all associated fees, costs and expenses. Mizuho Americas and Merger Sub have acknowledged under the Merger Agreement that their obligations under the Merger Agreement are not contingent or conditioned in any manner on obtaining any financing.
Closing and Effective Time
The Closing will take place at 9:00 a.m. New York City time on a date that is no later than three business days after the date on which all conditions to the Closing are satisfied or (to the extent permitted by applicable law) waived, which are described below in the section of this proxy statement entitled “The Merger Agreement—Conditions to the Closing of the Merger” (other than the conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver thereof at or prior to the Closing), or at such other date, time and place as Mizuho Americas and Greenhill may mutually agree in writing. The date on which the Closing takes place is herein referred to as the “Closing Date.”
Accounting Treatment
The Merger will be accounted for using the acquisition method of accounting. Mizuho Americas will be treated as the acquirer for accounting purposes.
Appraisal Rights
Under Delaware law, Greenhill stockholders and beneficial owners are entitled to appraisal rights in connection with the Merger, provided that such holders meet all of the conditions set forth in Section 262 of the DGCL (which we refer to as “Section 262”) and certain conditions described herein are met. Pursuant to Section 262, Greenhill stockholders and beneficial owners who do not vote in favor of the Merger and who comply with the applicable requirements of Section 262 will have the right to seek appraisal of the fair value of such shares as determined by the Delaware Court of Chancery if the Merger is completed. However, immediately before the Merger, Greenhill common stock will be listed on a national exchange. Therefore, pursuant to Section 262(g) of the DGCL, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Greenhill stockholders and beneficial owners who asserted appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the issued and outstanding shares of Greenhill common stock as measured in accordance with subsection (g) of Section 262 of the DGCL or (b) the value of the Merger Consideration in respect of such shares exceeds $1 million. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Closing Date through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares of Greenhill common stock as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment before such entry of judgment. In addition, it is possible that the fair value as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration. Stockholders and beneficial owners should note that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a sale transaction, such as the Merger, are not opinions as to, and do not in any manner address, fair value under the DGCL. Greenhill stockholders and beneficial owners electing to exercise appraisal rights must comply with the procedures set forth in Section 262 in order to demand and perfect their rights. Any Greenhill stockholder or beneficial owner wishing to preserve their rights to appraisal must make a demand for appraisal as described below.
The following is intended as a brief summary of the material provisions of Section 262 required to be followed by Greenhill stockholders or beneficial owners wishing to demand and perfect their appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is subject to and qualified in its entirety by reference to Section 262, the full text of which appears in Annex D to this proxy statement and may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference.
Unless otherwise noted herein, all references in this summary to “stockholder” are to the holder of record of shares of Greenhill common stock, and all references to a “beneficial owner” mean any individual, corporation, partnership, unincorporated association or other entity that is the beneficial owner of shares of Greenhill common stock held either in voting trust or by a nominee on behalf of such person.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost.
This proxy statement constitutes Greenhill’s notice to its stockholders and beneficial owners of the availability of appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, and the full text of Section 262 is set forth in Annex D to this proxy statement and may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262).
If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 and consult your legal advisor. If you fail to timely and properly comply with the requirements of Section 262, your appraisal rights may be lost. To exercise appraisal rights with respect to your shares of Greenhill common stock, you must:
•	NOT vote your shares of Greenhill common stock in favor of the Merger Agreement Proposal;
•
deliver to Greenhill a written demand for appraisal of your shares before the vote is taken on the Merger Agreement Proposal at the Special Meeting, as described further below under “—Written Demand and Notice”;

•	continuously hold your shares of Greenhill common stock from the date of making the demand through the date the Merger is consummated;
•
file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the Merger (or another stockholder or beneficial owner seeking appraisal, or the Surviving Corporation, must file such petition, but you should be aware that the Surviving Corporation is under no obligation to file any petition and has no intention of doing so); and

•	otherwise comply with the procedures set forth in Section 262.
If you are a stockholder of record and sign and return a proxy card, or submit a proxy through the internet, that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy, unless the proxy is revoked, will be voted for the adoption of the Merger Agreement. Therefore, if you are a stockholder of record and submit a proxy and wish to exercise appraisal rights, you must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. In the case of a beneficial owner, banks, brokers and other nominees that hold shares of Greenhill common stock in “street name” for their customers do not have discretionary authority to vote those shares on the adoption of the Merger Agreement without specific voting instructions from the beneficial owner on such proposal, but such banks, brokers or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If you are a beneficial owner of shares held in “street name” and instruct your bank, broker or other nominee to vote your shares in favor of the adoption of the Merger Agreement, and you do not revoke such instruction prior to the vote on the proposal to adopt the Merger Agreement, then such shares will be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of your appraisal rights. Therefore, if you are a beneficial owner who wishes to exercise appraisal rights you must either not provide any instructions to your bank, broker or other nominee how to vote on the proposal to adopt the Merger Agreement or instruct your bank, broker or other nominee to vote against the adoption of the Merger Agreement or abstain from voting on such proposal.
Written Demand and Notice
A demand for appraisal made by a Greenhill stockholder or beneficial owner must be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform Greenhill of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal made by a beneficial owner, the demand must also reasonably identify the holder of record of the shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262 (discussed further below).
Whether made by a Greenhill stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger.
If the shares of Greenhill common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares of Greenhill common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record owner or owners (and, if any by an authorized agent of any beneficial owner or owners, must identify the beneficial owner or owners) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder who holds shares of Greenhill common stock as a nominee for others may exercise his, her or its right of appraisal with respect to the shares of Greenhill common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Greenhill common stock as to which appraisal is sought. Where no number of shares of Greenhill common stock is expressly mentioned, the demand for appraisal will be presumed to cover all shares of Greenhill common stock held in the name of the record holder.
Failure to follow the procedures set forth in Section 262 may result in the loss, termination or waiver of appraisal rights. Stockholders or beneficial owners who vote in favor of the adoption and approval of the Merger Agreement will not have a right to have the fair value of their shares of Greenhill common stock determined. However, failure to vote in favor of the Merger Agreement is not sufficient to perfect appraisal rights. If you desire to exercise your appraisal rights, you must also submit to Greenhill a written demand for payment of the fair value of your Greenhill common stock. A Greenhill stockholder’s or beneficial owner’s failure to make such a written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement will constitute a waiver of appraisal rights.
All demands for appraisal should be delivered to: Greenhill, Attention: Corporate Secretary, 1271 Avenue of the Americas New York, NY 10020.
Notice by the Surviving Corporation
If the Merger is completed, the Surviving Corporation, within 10 days after the Closing Date, will notify each Greenhill stockholder who has properly made a written demand for appraisal pursuant to Section 262 and has not voted in favor of the Merger, and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262, that the Merger has become effective and the effective date thereof.

Filing a Petition of Appeal
Within 120 days after the Closing Date, the Surviving Corporation or any record holder or beneficial owner of shares of Greenhill common stock who has demanded appraisal of such person’s shares and is entitled to appraisal rights may file a petition with the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the value of the Greenhill common stock held by all such persons entitled to appraisal. The Surviving Corporation is under no obligation to and has no present intention to file a petition and stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of Greenhill common stock. Accordingly, it is the obligation of the stockholders and beneficial owners of shares of Greenhill common stock to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262. If no such petition is filed by a record holder or beneficial owner of shares of Greenhill common stock, or by the Surviving Corporation, within the 120-day period specified in Section 262, Greenhill stockholders’ and beneficial owners’ rights to an appraisal will cease. If a petition for appraisal is duly filed by a Greenhill stockholder or beneficial owner and a copy of the petition is served on the Surviving Corporation, the Surviving Corporation will then be obligated, within 20 days after such service, to file in the office of the Register in Chancery in which the petition was filed a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all Greenhill stockholders and beneficial owners who have demanded payment for their shares of Greenhill common stock and with whom agreements as to the value of their shares of Greenhill common stock have not been reached by the Surviving Corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to the Surviving Corporation and Greenhill stockholders and beneficial owners as required by the court of Greenhill common stock, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those Greenhill stockholders and beneficial owners who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby.
The Delaware Court of Chancery may require the Greenhill stockholders and beneficial owners who have demanded appraisal for their shares of Greenhill common stock to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any Greenhill stockholder or beneficial owner fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder or beneficial owner.
Determination of “Fair Value”
After the Delaware Court of Chancery determines the Greenhill stockholders and beneficial owners entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, to be paid, if any, upon the amount determined to be “fair value” in an appraisal proceeding. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Closing Date through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Closing Date and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery’s entry of judgment in the proceedings, the Surviving Corporation may pay to each Greenhill stockholder and beneficial owner entitled to appraisal an amount in cash, which is referred to as a voluntary cash payment, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid by the Surviving Corporation and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.
In determining the fair value of the shares, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Greenhill stockholders and beneficial owners who consider seeking appraisal should be aware that the fair value of their shares under Section 262 could be more than, the same as, or less than the value of the Merger Consideration provided for in the Merger Agreement without the exercise of appraisal rights. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled thereto and upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced. The Delaware Court of Chancery may determine the cost of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and assess it against the parties as the Delaware Court of Chancery deems equitable. Upon application of a person whose name appears on a verified list and who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Greenhill common stock entitled to appraisal. In the absence of a court determination or assessment, each party will bear its own expenses.
Any Greenhill stockholder or beneficial owner who has demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote such stock for any purpose or receive payment of dividends or other distributions, if any, on the Greenhill common stock, except for dividends or distributions, if any, payable to person at a date before the Closing.
Request for Appraisal Data
If you submit a written demand for appraisal of your shares of Greenhill common stock and otherwise properly perfect your appraisal rights, you may, upon written request mailed to the Surviving Corporation within 120 days after the Closing Date, receive a statement identifying (1) the aggregate number of shares of Greenhill common stock which were not voted in favor of the adoption and approval of the Merger Agreement and with respect to which Greenhill has received written demands for appraisal; and (2) the aggregate number of Greenhill stockholders or beneficial owners holding or owning such shares (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). This statement will be given to you within 10 days after receiving your written request, or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
Withdrawal
At any time within 60 days after the Closing Date, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration offered pursuant to the Merger Agreement with respect to the shares subject to the withdrawal by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding may be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand in respect of some or all of such person’s shares and to accept the terms offered under the Merger Agreement with respect to the shares subject to the withdrawal within 60 days after the Closing Date. If you withdraw your demand or otherwise lose your appraisal rights for any reason, you will be deemed to have accepted the terms of the Merger Agreement, which are summarized in this document. The Merger Agreement is attached in its entirety as Annex A.
The foregoing summary is not intended to be a complete statement of the procedures for exercising appraisal rights under Section 262 and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached as Annex D to this proxy statement and the full text of which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). Greenhill urges any stockholder or beneficial owner wishing to exercise appraisal rights, if any, to read this summary and Section 262 carefully, and to consult legal counsel before attempting to exercise appraisal rights. Failure to comply with all of the procedures set forth in Section 262 may result in the loss of your statutory appraisal rights.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders (as defined below) of shares of Greenhill common stock whose shares of Greenhill common stock are converted into the right to receive cash pursuant to the Merger. This discussion is limited to U.S. Holders who hold their shares of Greenhill common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. Holders. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (which we refer to as the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding any matter discussed below.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Greenhill common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (b) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to Greenhill stockholders subject to special rules under the U.S. federal income tax laws, including, for example:
•	banks and other financial institutions;
•	mutual funds;
•	insurance companies;
•	brokers or dealers in securities, currencies or commodities;

•	traders in securities subject to a mark-to-market method of accounting with respect to shares of Greenhill common stock;
•	regulated investment companies and real estate investment trusts;
•	retirement plans, individual retirement and other deferred accounts;
•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;
•	holders that hold shares of Greenhill common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;
•	U.S. holders whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of Greenhill common stock (by vote or value);
•	holders that received their shares of Greenhill common stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	holders that own an equity interest in Mizuho Americas following the Merger;
•	holders subject to any applicable minimum tax;
•	holders exercising appraisal rights under the DGCL; and
•
persons required to accelerate the recognition of any item of gross income with respect to Greenhill common stock as a result of such income being taken into account on an applicable financial statement.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of shares of Greenhill common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships holding shares of Greenhill common stock, and any partners therein, should consult their tax advisors as to the particular tax consequences to them of the Merger.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR GREENHILL STOCKHOLDER WILL DEPEND ON THE GREENHILL STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.
The receipt of cash by a U.S. Holder in exchange for shares of Greenhill common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for Greenhill common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Greenhill common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Greenhill common stock. Any gain or loss will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, currently are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Greenhill common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Greenhill common stock.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. Holders in connection with the Merger.
Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is a “United States person” (within the meaning of the Code) and that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be refunded by the IRS or credited against such U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Regulatory Approvals Required for the Merger
General
Under the Merger Agreement, each of Greenhill and Mizuho Americas has agreed to use its respective reasonable best efforts to obtain the Requisite Regulatory Approvals as soon as practicable and in any event no later than the Termination Date, including an obligation to defend against any litigation challenging the Merger. However, Mizuho Americas is not obligated to agree to any structural or behavioral remedy required by any governmental authority.
U.S. Antitrust Clearance
The Merger is subject to the HSR Act. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (which we refer to as the “FTC”) or the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period. Greenhill and Mizuho Americas made the filings required under the HSR Act on June 6, 2023, and the initial 30-day waiting period is scheduled to expire at 11:59 p.m., Eastern Time, on July 6, 2023, unless otherwise extended.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Other Regulatory Clearances
Completion of the transactions contemplated by the Merger Agreement is subject to approval in:
•	the U.S. by FINRA pursuant to FINRA Rule 1017;
•	Germany by BaFin and Bundesbank pursuant to Section 24 of the German Investment Firm Act and the Commission Delegated Regulation (EU) 2017/1946 of 11 July 2017;
•	Hong Kong by the SFC pursuant to the Securities and Futures Ordinance (Cap. 571);
•	Japan by the JFSA;
•	Singapore by MAS pursuant to the Securities and Futures Act 2001; and
•	the United Kingdom by the FCA pursuant to the Financial Services and Markets Act 2000.
In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the applicable waiting periods have expired or been terminated. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.

THE MERGER AGREEMENT
The following summarizes the provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (a) were made only for purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by Greenhill, Mizuho Americas and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Greenhill, Mizuho Americas and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Except for (i) the right of the Greenhill stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of the Merger Agreement and (ii) the right of the holders of RSUs, PSUs or Deferred Cash Awards to receive the consideration set forth in the Merger Agreement, Greenhill stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Greenhill, Mizuho Americas or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Greenhill, Mizuho Americas and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Greenhill, Mizuho Americas, Merger Sub, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Greenhill and our business.
Effects of the Merger; Directors and Officers and Organizational Documents of the Surviving Corporation
Structure of the Merger
The Merger Agreement provides that, in accordance with the DGCL and upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Greenhill, the separate existence of Merger Sub will cease and Greenhill will be the Surviving Corporation. From and after the Effective Time, subject to the terms and conditions of the Merger Agreement and the DGCL, all the property, rights, powers, privileges, and franchises of Greenhill and Merger Sub will be vested in the Surviving Corporation, and all of the debts, liabilities and duties of Greenhill and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
Directors and Officers
The Merger Agreement also provides that the parties will take all necessary action such that, from and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. In addition, unless otherwise determined by Mizuho Americas prior to the Effective Time, the parties will take all necessary action such that, from and after the

Effective Time, the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Certificate of Incorporation; Bylaws
As of the Effective Time, the certificate of incorporation of Greenhill will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation, and the parties will take all necessary action such that the bylaws of Greenhill will be amended and restated as of the Effective Time in their entirety to read as set forth in Exhibit B to the Merger Agreement and such amended and restated bylaws will become the bylaws of the Surviving Corporation, in each case, until thereafter amended in accordance with the applicable provisions of the DGCL, the Merger Agreement, and such certificate of incorporation and such bylaws.
Closing and Effective Time
The Closing will take place at 9:00 a.m. New York City time on the date that is no more than three business days after the date on which all conditions to Closing are satisfied or (to the extent permitted by applicable law) waived, which are described below in the section of this proxy statement entitled “—Conditions to the Closing of the Merger,” (other than the conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver thereof at or prior to the Closing), or such other date, time and place as Mizuho Americas and Greenhill may mutually agree in writing.
On the Closing Date, the parties will file a certificate of merger with respect to the Merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective at such date and time as the certificate of merger is duly filed with the Secretary of State for the State of Delaware or, to the extent permitted by applicable law, at such subsequent date and time as Mizuho Americas and Greenhill may mutually agree and specify in the certificate of merger.
Merger Consideration
Greenhill Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Greenhill common stock, each share of Greenhill common stock (other than any Canceled Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the Merger Consideration of $15.00 in cash, without interest, subject to any required tax withholding.
Treatment of Greenhill Awards
RSUs
At the Effective Time, each award of RSUs that is outstanding as of immediately prior to the Effective Time will be converted into an unvested Mizuho Cash Award with respect to an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Greenhill common stock covered by such award of RSUs immediately prior to the Effective Time, which Mizuho Cash Award will otherwise be subject to the same terms and conditions applicable to such award of RSUs (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such award of RSUs and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or award agreement, to the extent applicable) as of immediately prior to the Effective Time. Any amounts relating to dividend equivalent rights, if any, granted with respect to such RSUs that are accrued but unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions as were applicable to such awards of RSUs immediately prior to the Effective Time.

PSUs
At the Effective Time, each award of PSUs that is outstanding immediately prior to the Effective Time will become fully vested with respect to the number of shares of Greenhill common stock covered by such award of PSUs based on the target level of performance and will be converted into the right to receive an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the Applicable Number, paid within 10 business days following the Effective Time or such later date as required to avoid the imposition of taxes under Section 409A of the Code. Any amounts relating to dividend equivalent rights, if any, granted with respect to awards of PSUs that are accrued but unpaid as of the Effective Time will be paid within 10 business days following the Effective Time or at such later date required to avoid the imposition of taxes under Section 409A of the Code.
Deferred Cash Awards
At the Effective Time, each Deferred Cash Award that is outstanding immediately prior to the Effective Time will be converted into a Mizuho Cash Award with respect to an equivalent amount in cash that has not yet been paid with respect to the Deferred Cash Award as of immediately prior to the Effective Time, which will otherwise be subject to the same terms and conditions applicable to such Deferred Cash Award (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such Deferred Cash Award and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Greenhill stock plan or award agreement, to the extent applicable) as of immediately prior to the Effective Time.
Exchange and Payment Procedures
Prior to the Effective Time, Mizuho Americas will appoint a paying agent reasonably acceptable to Greenhill to act as agent (which we refer to as the “Paying Agent”) for the holders of shares of Greenhill common stock to receive the aggregate Merger Consideration to which the holders of such shares of Greenhill common stock become entitled pursuant to the Merger Agreement. No later than substantially concurrently with the Effective Time, Mizuho Americas will deposit (or cause to be deposited) with the Paying Agent cash sufficient to pay the aggregate Merger Consideration with respect to all of the shares of Greenhill common stock issued and outstanding immediately prior to the Effective Time (other than the Canceled Shares and Dissenting Shares) (which we refer to as the “Payment Fund”). To the extent the Payment Fund diminishes for any reason below the level required to make prompt payment of any outstanding Merger Consideration to be paid in exchange for shares of Greenhill common stock entitled to receive the Merger Consideration pursuant to the Merger Agreement, Mizuho Americas and the Surviving Corporation will promptly replace or restore the lost portion of such Payment Fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payment. The Payment Fund will not be used for any purpose other than to pay the Merger Consideration in the Merger. The Payment Fund will be invested by the Paying Agent as directed by the Surviving Corporation. If any portion of the cash made available to the Paying Agent is in respect of any Dissenting Shares, such cash will be returned to Mizuho Americas upon demand.
As soon as reasonably practicable after the Effective Time and in any event within five business days following the Closing Date, Mizuho Americas will mail or will cause the Paying Agent to mail to each holder of record of shares of Greenhill common stock as of immediately prior to the Effective Time, in each case whose shares of Greenhill common stock were converted into the right to receive the Merger Consideration pursuant to the Merger Agreement, (i) a form of letter of transmittal (which will (A) include an accompanying IRS Form W-9 or the applicable IRS Form W-8, (B) specify that delivery will be effected and risk of loss and title to the certificates or evidence of shares in book-entry form that immediately prior to the Effective Time represented any such shares (which we refer to as “Certificates”) held by such person will pass only upon proper delivery of the Certificates to the Paying Agent, and (C) be in a form and have such other provisions (including customary provisions regarding delivery of an “agent’s message” with respect to shares held in book-entry form) as Mizuho Americas may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Mizuho Americas, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor the

Merger Consideration with respect to each share of Greenhill common stock represented by such Certificate, and the Certificate so surrendered will be cancelled.
In the event of a transfer of ownership of Greenhill common stock that is not registered in the stock transfer books of Greenhill, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer, and the person requesting such payment pays any stamp, transfer or other similar taxes required by reason of the payment to a person other than the registered holder of such Certificate or otherwise establishes to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.
If any Certificate has been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation, as the case may be, will pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate. Until surrendered as contemplated by the Merger Agreement, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.
At any time following the 12-month anniversary of the Closing Date, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that has not been disbursed to holders of Certificates, and, thereafter, subject to certain time limitations, such holders will be entitled to look only to Mizuho Americas and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to the Merger Agreement, without any interest thereon.
Withholding
Each of the Paying Agent, Mizuho Americas, Greenhill and the Surviving Corporation will be entitled to deduct and withhold from the Merger Consideration and any other amounts payable pursuant to the Merger Agreement (including amounts payable to any holder of PSUs) such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any applicable provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Representations and Warranties
The Merger Agreement contains representations and warranties of Greenhill, Mizuho Americas and Merger Sub.
In the Merger Agreement, Greenhill has made representations and warranties to Mizuho Americas and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence and good standing and authority and qualification to conduct business with respect to Greenhill;
•	Greenhill’s and its subsidiaries’ corporate power and authority to enter into and perform its obligations under the Merger Agreement and the transactions contemplated thereby;
•	the corporate approvals necessary for the Merger to be consummated;
•
the absence of, as a result of the execution of the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement and related transaction documents, (i) any violation or conflict with Greenhill’s or its subsidiaries’ organizational documents; (ii) any contravention of, conflict with, violation of or breach of any applicable law or order; (iii) any default or resulting ability to cause termination, cancellation or acceleration under Greenhill’s contracts or permits; or (iv) a resulting creation of a lien on any properties or assets of Greenhill or its subsidiaries; subject in each case to certain exceptions set forth in the Merger Agreement;
•
consents or approvals of, or filings with, certain governmental entities or regulatory agencies required in connection with entering into, or consummating the transactions contemplated by, the Merger Agreement;

•	the required vote of Greenhill stockholders to adopt the Merger Agreement;
•	the capital structure of Greenhill, including the number of shares of Greenhill common stock and shares issued in respect of outstanding equity-based awards;
•	the subsidiaries of Greenhill;
•	Greenhill’s SEC filings since January 1, 2021 and the accuracy of the information contained in those documents, including relevant certifications required by the Sarbanes-Oxley Act of 2002;
•	Greenhill’s internal controls over financial reporting and disclosure controls and procedures;
•
the conformity with GAAP of Greenhill’s financial statements filed since January 1, 2021 and such financial statements fairly presenting in all material respects the consolidated financial position of Greenhill and its consolidated subsidiaries;

•	the accuracy of information supplied or to be supplied for inclusion in this proxy statement;
•	certain indebtedness of Greenhill and its subsidiaries;
•	the absence of specified undisclosed liabilities or off-balance sheet arrangements;
•
its conduct of business in all material respects in the ordinary course of business consistent with past practice since December 31, 2022, and the absence of a Material Adverse Effect on Greenhill since December 31, 2022;

•	the absence of certain litigation and governmental orders;
•
Greenhill’s and its subsidiaries’ compliance with applicable laws and orders, including compliance with anti-corruption laws, anti-money laundering laws, rules and regulations of the SEC and FINRA, privacy laws, laws relating to employment, securities laws and applicable sanctions, and the absence of any condition or state of facts that would reasonably be expected to give rise to a violation of, or a liability or default under, any applicable law or order;

•
the absence, since January 1, 2021, of any internal investigation, review or audit conducted or initiated by, or any voluntary, directed or involuntary disclosure made to any governmental entity with respect to any alleged violation of, or a liability or default under, any applicable law or order by Greenhill or any of its subsidiaries;

•
Greenhill’s and its subsidiaries’ possession of the permits necessary to own, lease or operate their properties and assets and to carry on their businesses as currently conducted and the absence of legal proceedings that would reasonably be expected to result in the cancellation, withdrawal, revocation, termination, lapse, limitation, invalidation, suspension or adverse modification of any such permits;

•	certain regulatory matters affecting Greenhill and its subsidiaries;
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Greenhill’s and its subsidiaries’ possession of good and marketable title to or valid and enforceable leasehold interests in assets, personal property, fixtures, equipment and structures free and clear of unpermitted liens;

•	certain real property leased by Greenhill and its subsidiaries;
•	matters relating to patents, trademarks, domain names, copyrights, trade secrets, software and other intellectual property, including data security and privacy;
•
the existence and enforceability of specified categories of certain of Greenhill’s and its subsidiaries’ material contracts, and the absence of any breach or default under the terms thereof or occurrence of an event that would constitute a default thereunder or give rise (with or without notice or lapse of time or both) to any right of termination, material amendment or cancelation of any counterparty thereunder;
•	tax matters;
•	employee and labor matters;
•	employee benefit plans;
•	environmental matters;
•	insurance policies and programs;
•	the absence of certain actions by regulatory agencies relating to Greenhill and its subsidiaries;
•
the inapplicability of anti-takeover statutes to the Merger Agreement, related transaction documents, the Merger or other transactions contemplated by the Merger Agreement or related transaction documents;

•	the rendering of Houlihan Lokey’s opinion to the Board of Directors; and
•	payment of fees to brokers in connection with the Merger or other transactions contemplated by the Merger Agreement or related transaction documents.
Some of the representations and warranties in the Merger Agreement made by Greenhill are qualified as to materiality or “Material Adverse Effect” (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a Material Adverse Effect). In addition, certain of the representations and warranties of Greenhill in the Merger Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Greenhill did not have actual knowledge.
For purposes of the Merger Agreement, “Material Adverse Effect” means any state of facts, change, development, event, effect, condition, or occurrence (each of which we refer to as an “Effect”) that, individually or in the aggregate, has had, or would reasonably be excepted to have, a material adverse effect on the business, financial condition or results of operations of Greenhill and its subsidiaries, taken as a whole; provided, that in no event will any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Material Adverse Effect:
•
general economic, market or political conditions affecting the United States economy, or any other national or regional economy, the global economy generally, or the industry in which Greenhill operates (including any such conditions arising out of COVID-19 or COVID-19 measures);

•
any change in GAAP, other applicable accounting regulations or principles or interpretations thereof, law, legislative or political conditions or policy or practices of any governmental entity (including COVID-19 measures);

•
any act of terrorism, war (whether or not declared), national disaster, cyber-attack or any national or international calamity affecting the United States or any other country or region of the world, or the occurrence of any pandemics or disease outbreak (including COVID-19), or the escalation or worsening thereof, or any COVID-19 measures or any change in such COVID-19 measures or interpretations thereof following the date of the Merger Agreement;

•
conditions in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including conditions relating to currency exchange or interest rates (including any such conditions arising out of COVID-19 or COVID-19 measures);

•	conditions impacting the industry in which Greenhill operates, including merger and acquisition activity levels in the United States or any other country or region in the world;
•
any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided, that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect unless otherwise excluded);

•
any change in the price or trading volume of the Greenhill common stock (provided, that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect unless otherwise excluded pursuant to any of the other clauses of this definition);

•
the negotiation, execution, announcement (including as to the identity of the parties) or pendency of the Merger Agreement, the Merger or the transactions contemplated thereby (including any loss of clients, suppliers, employees or other commercial relationships or any action taken or requirements imposed by any governmental authority in connection with the Merger) (except that this exception does not apply with respect to certain representations or warranties contained in the Merger Agreement the purpose of which are to address the consequences resulting from the execution or consummation of the Merger Agreement);

•
any action of Greenhill or any of its Subsidiaries taken at the direction of Mizuho Americas or with the prior written consent of Mizuho Americas (or any action not taken as a result of a failure of Mizuho Americas to consent to an action otherwise requiring Mizuho Americas’ consent under the Merger Agreement);

•	any matter disclosed in the confidential disclosure schedules to the Merger Agreement or in any other information made available to Mizuho Americas;
•
any stockholder demands, litigations, arbitrations or other similar action (including derivative claims) commencing against Greenhill or any of its directors or officers relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement (which we refer to as “Transaction Litigation”); or

•	the failure to obtain any requisite regulatory approval;
except that, any of the matters in the second or third bullets above will be taken into account in determining whether a Material Adverse Effect has occurred if any only to the extent they materially disproportionately adversely affect Greenhill and its subsidiaries, taken as a whole, as compared with other companies operating in the industries in which Greenhill and its subsidiaries operate.
In the Merger Agreement, Mizuho Americas and Merger Sub have made representations and warranties to Greenhill. Some of the representations and warranties in the Merger Agreement made by Mizuho Americas and Merger Sub are qualified as to materiality or “Parent Material Adverse Effect” (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a Parent Material Adverse Effect). A “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with one or more other Effects, would or would reasonably be expected to prevent, materially impede or materially delay the Closing or the ability of Merger Sub or Mizuho Americas to perform their respective obligations under the Merger Agreement or consummate the Merger or the other transactions contemplated by the Merger Agreement on a timely basis and in any event on or before the Termination Date. The representations and warranties of Mizuho Americas and Merger Sub relate to, among other things:
•	due organization, valid existence, and good standing and authority with respect to Mizuho Americas and Merger Sub;
•	Mizuho Americas’ and Merger Sub’s corporate power and authority to enter into and perform the Merger Agreement;
•	the corporate approvals necessary for the Merger to be consummated and the submission of the Merger Agreement to a vote of Merger Sub’s sole stockholder;
•
the absence of, as a result of the execution of the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement and related transaction documents, (i) any violation or conflict with Mizuho Americas’ or Merger Sub’s organizational documents; (ii) any contravention of, conflict with, violation of or breach of any applicable law; (iii) any default or resulting ability to cause termination, cancellation or acceleration under any contract to which Mizuho Americas or Merger Sub are parties; or (iv) a resulting creation of a lien on any assets of Mizuho Americas or Merger Sub; subject to certain exceptions set forth in the Merger Agreement;

•
consents or approvals of, or filings with, certain governmental entities or regulatory agencies required in connection with entering into, or consummating the transactions contemplated by, the Merger Agreement;

•	the absence of ownership of Greenhill common stock by Mizuho Americas or Merger Sub;
•	the absence of certain litigation and governmental orders;
•	the accuracy of information supplied or to be supplied for inclusion in this proxy statement;
•	the operations of Merger Sub;
•	the sufficiency of funds to consummate the Merger; and
•	payment of fees to brokers in connection with the Merger or other transactions contemplated by the Merger Agreement or related transaction documents.
The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
Prior to the Closing, subject to certain agreed exceptions or except as consented to in writing by Mizuho Americas (which consent may not be unreasonably withheld, conditioned or delayed), Greenhill has agreed to, and has agreed to cause each of its subsidiaries to, use commercially reasonable efforts to (i) carry on its and their businesses in all material respects in the ordinary course consistent with past practice and (ii) to the extent consistent therewith, keep available the services of their present officers and other employees, and preserve substantially intact their relationships with their business partners and others having material business dealings with them.
In addition, prior to the Closing, subject to certain agreed exceptions or except as consented to in writing by Mizuho Americas (which consent may not be unreasonably withheld, conditioned or delayed), Greenhill has agreed not to and has agreed not to permit its subsidiaries to:
•
declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for (1) regular quarterly cash dividends by Greenhill at a rate not in excess of $0.10 per share of Greenhill common stock or (2) dividends or distributions paid by any subsidiaries to Greenhill or other subsidiaries of Greenhill;

•
split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests;

•
purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of Greenhill or any of its subsidiaries or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any RSUs and PSUs, except pursuant to the forfeiture conditions of such RSUs or PSUs or the tax withholding provisions of such RSUs or PSUs, in each case to the extent contemplated by the terms of such awards as in effect on the date of the Merger Agreement) other than transactions solely among Greenhill and/or its subsidiaries;

•
issue, deliver, sell, pledge or otherwise encumber any (1) shares of its capital stock, other equity or voting interests (or any securities convertible into, exercisable or exchangeable for equity interests), other than the issuance of shares of Greenhill common stock upon the vesting and settlement of RSUs and PSUs, in each case, outstanding as of the date of the Merger Agreement and required by the terms of Greenhill stock plans or applicable award agreements as in effect on the date of the Merger Agreement, or (2) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock or interests, except, in each case of the preceding clause (1) and this clause (2), for any issuance, delivery, sale, pledge or other encumbrance solely between or among Greenhill and its wholly owned subsidiaries;

•
amend or propose to amend Greenhill’s certificate of incorporation or bylaws or any of its subsidiaries’ certificates of incorporation or bylaws (or similar organizational documents) other than immaterial amendments to organizational documents of Greenhill’s subsidiaries;

•
adopt or implement any stockholder rights plan or similar arrangement that is, or at the Effective Time will be, applicable to the Merger Agreement, the Merger, the Voting Agreement or the other transactions contemplated thereby;

•
acquire or agree to acquire (1) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (2) any other assets if the aggregate amount of consideration paid or transferred by Greenhill and its subsidiaries in connection with such transaction would be in excess of $50,000 individually or $150,000 in the aggregate, other than any such action solely between or among Greenhill and its subsidiaries;

•
merge or consolidate Greenhill or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring or other reorganization of Greenhill or any of its subsidiaries (other than the Merger or transactions solely between or among Greenhill and its subsidiaries);

•	enter into any joint venture, partnership, strategic alliance (whether exclusive or non-exclusive), or similar arrangement;
•
sell, lease, license, sell and lease back, mortgage or otherwise dispose of any of its properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities, but in each case, other than intellectual property owned by Greenhill or any of its subsidiaries), except (1) for sales in the ordinary course of business consistent with past practice that do not exceed $250,000 individually or $500,000 in the aggregate or (2) pursuant to contracts in effect on the date of the Merger Agreement;

•
subject any of its assets, properties or rights, or any part thereof, to any pledge, encumbrance or lien (other than pledges, encumbrances and liens constituting specified permitted liens), except pursuant to contracts in effect on the date of the Merger Agreement;

•
repurchase, prepay or incur any indebtedness for borrowed money, including by way of a guarantee or similar arrangement or an issuance or sale of debt securities (other than indebtedness between or among Greenhill or any of its subsidiaries, guarantees of indebtedness for borrowed money of Greenhill or any of its subsidiaries by Greenhill or any of its subsidiaries, incurrences and prepayments of debt under the Company Credit Agreement, and the refinancing of the Company Credit Agreement (provided, that any such indebtedness for borrowed money incurred in connection therewith is prepayable or redeemable (subject to customary notice requirements) without premium or penalty (other than customary eurocurrency or similar breakage costs) in connection with the consummation of the Closing)), or issue and sell options, warrants, calls or other rights to acquire any debt securities of Greenhill or any of its subsidiaries;

•
make any loans, advances or capital contributions to any other person, other than (1) Greenhill or any subsidiary of Greenhill or (2) advances of travel and similar expenses to directors and employees in the ordinary course of business consistent with past practice and in compliance with applicable law;

•
incur or commit to incur any capital expenditures or any obligations or liabilities in connection therewith in amounts that exceed, by more than $250,000 individually or $500,000 in the aggregate, the amounts set forth in the capital expenditure budget set forth in the confidential disclosure schedules to the Merger Agreement;

•
pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than any settlement or satisfaction that results solely in monetary obligations of Greenhill and its subsidiaries not in excess of $100,000 individually or $200,000 in the aggregate and that does not include any material obligation to be performed by, or material restriction imposed against, Greenhill or its subsidiaries following the Closing Date;

•	waive, relinquish, release, grant, transfer or assign any right of material value other than in the ordinary course of business consistent with past practice;
•	enter into any lease, license, sublease or sublicense of real property (whether as a lessor, sublessor, licensor, lessee, sublessee or sublicensee);
•	modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property;
•	acquire any interest in real property;
•	sell, lease, license, sublicense, assign, transfer, dispose of, or create any pledge, encumbrance or lien on any material real property interest;
•
enter into, modify or amend in any material respect, or accelerate, terminate or cancel, any specified contract in the Merger Agreement (or any contract that would have been one of certain types of contracts specified in the Merger Agreement if it were in effect as of the date of the Merger Agreement) or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims thereunder, in each case, other than any renewal or extension of a contract in the ordinary course of business following prior notice to and consultation with Mizuho Americas, or the entry into any contract effecting a capital expenditure, acquisition, disposition or other transaction expressly permitted by any other provision of the Merger Agreement;

•
except as required by any Greenhill benefit plan as in effect on the date of the Merger Agreement, (1) adopt, establish, enter into, terminate or materially amend any Greenhill benefit plan, (2) pay any bonus to, or increase or make any commitment to increase, the compensation or benefits (including bonuses, cash incentives, severance, separation, change in control, termination, retention or similar compensation or benefits) of, any Greenhill personnel, (3) grant or amend any award under any Greenhill benefit plan (including any equity or equity-based compensation) or remove or modify existing restrictions in any Greenhill benefit plan or awards made thereunder, (4) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to any Greenhill personnel, (5) take any action to fund or in any other way secure the payment of compensation or benefits under any Greenhill benefit plan, (6) take any action to accelerate the time of payment or vesting of any rights, compensation, benefits or funding obligations under any benefit plan or otherwise, (7) hire any Greenhill personnel (other than (x) new hires in the ordinary course of business consistent with past practice with respect to any individual who would have a title of vice president or below or (y) replacement hires who have a title of vice president or below on substantially similar terms of employment as the vice president or below being replaced) or terminate the employment of any Greenhill personnel who have a title of vice president or below (other than for cause, as determined by Greenhill in its reasonable discretion consistent with past practice), (8) implement any “plant closing,” “mass layoff,” or similar action under the Worker Adjustment and Retraining Notification Act (or any similar foreign, state or local law) or (9) remove, waive or modify (in a manner adverse to Greenhill and its subsidiaries) any restrictive covenant agreements with any Greenhill personnel;

•
adopt, amend or enter into any collective bargaining agreement, labor union contract, trade union agreement or other works council agreement applicable to the employees of Greenhill or any of its subsidiaries, or recognize or certify any union, works council or similar employee representative as the bargaining representative for any employees of Greenhill or any of its subsidiaries;

•	change its financial accounting policies or procedures, other than as required by GAAP or applicable law;
•	write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP consistently applied;
•
sell, assign, transfer, dispose of, create any pledge, encumbrance or lien on (other than pledges, encumbrances and liens constituting specified permitted liens), fail to maintain, waive, allow to lapse, abandon, license or sublicense, or grant any covenant-not-to-assert or other right to any third party with respect to any intellectual property owned by Greenhill or any of its subsidiaries, except for licenses, sublicenses or similar rights in the ordinary course of business consistent with past practice;
•	enter into any new line of business or exit an existing line of business;
•
(1) adopt or change any annual tax accounting period or material method of tax accounting; (2) waive, release, settle or compromise any material suit, claim, action, assessment, investigation, proceeding or audit with respect to taxes; (3) make, revoke or change any material tax election; (4) file any material amended tax return; (5) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or foreign law); (6) surrender any right to claim a material refund of taxes (including any such refund to the extent it is used to offset or otherwise reduce tax liability); or (7) enter into any material tax allocation agreement, tax sharing agreement or tax indemnity agreement (other than (A) any such agreement that is solely between or among Greenhill and/or any of its subsidiaries, or (B) any customary tax indemnification provisions in ordinary course commercial agreements that are not primarily related to taxes), in each case, if such action would result in a material increase in the tax liability of Greenhill and its subsidiaries; or

•	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
Stockholders’ Meeting and Board Recommendation
Greenhill has agreed, as promptly as reasonably practicable after the filing of this proxy statement with the SEC and subject to applicable law, Greenhill’s certificate of incorporation and bylaws, and the rules of NYSE, to (i) establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Stockholder Approval and (ii) commence mailing the proxy statement to Greenhill stockholders as promptly as reasonably practicable after (and in any event, unless otherwise agreed by Greenhill and Mizuho Americas, within 10 business days after) either (A) the date that is 10 days after filing the proxy statement in preliminary form if, prior to such date, the SEC staff does not provide comments or indicates that it does not plan to provide comments or (B) being informed by the SEC staff that it has no further comments on the proxy statement. The Special Meeting constitutes that required meeting of the Greenhill stockholders.
Subject to the ability of the Board of Directors to make an Adverse Recommendation Change, as described in the section of this proxy statement entitled “The Merger Agreement—Adverse Recommendation Change; Certain Prohibited Actions,” the Board of Directors is required to recommend to Greenhill stockholders the adoption of the Merger Agreement (which we refer to as the “Board Recommendation”) and Greenhill is required to include the Board Recommendation in this proxy statement and use reasonable best efforts to solicit votes of the Greenhill stockholders in favor of obtaining the Stockholder Approval.
Under the terms of the Merger Agreement, Greenhill may adjourn or postpone the Greenhill stockholders’ meeting (A) with Mizuho Americas’ consent or (B) without Mizuho Americas’ consent (i) for no more than 30 days after the date on which the stockholders’ meeting was (or was required to be) originally scheduled, if Greenhill is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and provided that Greenhill uses its reasonable best efforts to obtain such a quorum as promptly as practicable thereafter, (ii) for no more than 10 business days, if there are not sufficient affirmative votes (either in person or by proxy) at such meeting to adopt the Merger Agreement or to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval, (iii) for no more than 10 business days, if the Board of Directors has determined in good faith (after consultation with outside legal counsel) that such delay is required by applicable law to comply with comments made by the SEC with respect to the proxy statement or to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Greenhill has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Greenhill prior to the stockholders’ meeting, or (iv) for no more than 10 business days, if Greenhill is required to do so by a court of competent jurisdiction in connection with any Transaction Litigation. Greenhill must, at the instruction of Mizuho Americas, postpone or adjourn the stockholders’ meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt the Merger Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval.

Unless the Merger Agreement is validly terminated in accordance with its terms, Greenhill must submit the Merger Agreement to its stockholders for adoption at the Special Meeting even if the Board of Directors has made an Adverse Recommendation Change.
For purposes of the Merger Agreement, an “Adverse Recommendation Change” refers to (1) any withdrawal, qualification or modification in a manner adverse to Mizuho Americas, or public proposal to withdraw, qualify or modify in a manner adverse to Mizuho Americas, the Board Recommendation, (2) any failure to include the Board Recommendation in this proxy statement or (3) if any Takeover Proposal that is structured as a tender offer or exchange offer for the outstanding shares of Greenhill common stock is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Mizuho Americas or an affiliate of Mizuho Americas), any failure to recommend, within 10 business days after such commencement, against acceptance by Greenhill’s stockholders of such tender offer or exchange offer.
No Solicitation
Greenhill was required to, and was required to cause its subsidiaries and its and their respective directors, officers and employees to, and to use its reasonable best efforts to cause its other representatives to, immediately cease and cause to be terminated, and must not authorize or knowingly permit any representative to continue, any and all existing activities, discussions or negotiations with any third party conducted prior to the date of the Merger Agreement with respect to any possible Takeover Proposal (as defined below). Promptly following the execution of the Merger Agreement, Greenhill was required to (i) request each person and its representatives (other than Mizuho Americas and its representatives) that has, prior to the date of the Merger Agreement, executed a confidentiality agreement in connection with its consideration of making a Takeover Proposal promptly destroy or return to Greenhill all nonpublic information furnished to that person by or on behalf of Greenhill or any of its subsidiaries prior to the date of the Merger Agreement and (ii) immediately terminate all physical and electronic data room access for such persons and their representatives to diligence or other information regarding Greenhill or its subsidiaries. In addition, Greenhill must not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or explicit or implicit standstill obligations (or any similar agreement) to which Greenhill or its subsidiaries is a party relating to any Takeover Proposal and must enforce the provisions of any such agreement, except that Greenhill is permitted on a confidential non-public basis to release or waive any such standstill obligations or similar agreements solely to the extent necessary to permit the relevant party thereto to submit a Takeover Proposal to the Board of Directors on a confidential non-public basis if the Board of Directors determines in good faith that the failure to do so would be inconsistent with its fiduciary duties under applicable law. Greenhill will provide written notice to Mizuho Americas of the release or waiver of any standstill or similar agreements by Greenhill reasonably promptly following, but in any event within 24 hours of, such release or waiver, including disclosure of the identities of the parties thereto and the circumstances relating thereto.
Under the terms of the Merger Agreement, Greenhill may not, and must cause its subsidiaries and its and their respective directors, officers and employees not to, and will not authorize or knowingly permit its other representatives to, and will direct and use its reasonable best efforts to cause each of its other representatives not to, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage, knowingly induce or knowingly facilitate any inquiries or the making of any proposal that would reasonably be expected to lead to a Takeover Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information (or access thereto), in any such case in connection with or for the purpose of facilitating, any Takeover Proposal, (iii) except with respect to a Permitted Confidentiality Agreement (as defined below), execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (which we refer to as an “Acquisition Agreement”) relating to any Takeover Proposal, (iv) approve, authorize, agree or publicly announce any intention to do any of the foregoing or (v) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or any “significant business transaction.”
However, at any time prior to obtaining the Stockholder Approval, (i) in response to a written unsolicited Takeover Proposal, (ii) from a third party that the Board of Directors determines in good faith to (a) be bona fide and (b) constitute, or would reasonably be expected to result in, a Superior Proposal (as defined below), and (iii) which Takeover Proposal did not result from a material breach of the no-solicitation provisions of the Merger Agreement, then Greenhill may (A) furnish information with respect to Greenhill and its subsidiaries to the person making such Takeover Proposal (and its representatives and financing sources) pursuant to a confidentiality agreement that contains terms that are no less restrictive on such person in all material respects than those contained in the confidentiality agreement between Greenhill and Mizuho Americas and that does not contain any exclusivity provision or other term that would restrict, in any manner, Greenhill’s ability to consummate the transactions contemplated by the Merger Agreement or to comply with its disclosure obligations to Mizuho Americas pursuant to the Merger Agreement (which we refer to as a “Permitted Confidentiality Agreement”) (provided, that such information may only be so furnished if it has previously been provided, or is substantially concurrently provided, to Mizuho Americas) and (B) participate in discussions or negotiations with, and only with, the person making such Takeover Proposal (and its representatives and financing sources) regarding such Takeover Proposal.
For purposes of the Merger Agreement, a “Takeover Proposal” means any proposal or offer from any person or group of persons (other than, in each case, Mizuho Americas or Merger Sub or any of their affiliates), relating to a transaction or a series of related transactions (other than the transactions contemplated by the Merger Agreement), providing for any merger, consolidation, business combination, recapitalization, reorganization, share exchange, or similar transaction involving Greenhill or any of its subsidiaries, in each case, involving any direct or indirect acquisition (including by way of any of the foregoing, a tender offer, exchange offer or any other similar transaction), of (A) tangible or intangible assets or businesses that constitute or represent 20% or more of the total consolidated revenue, net income, or total consolidated assets, in each case, of Greenhill and its subsidiaries, taken as a whole (including equity securities of subsidiaries), or (B) 20% or more of the issued and outstanding shares of Greenhill common stock or of any class of equity or voting interests in Greenhill or of the surviving entity in a merger or the resulting direct or indirect parent of Greenhill or such surviving entity.
For purposes of the Merger Agreement, a “Superior Proposal” means any bona fide written Takeover Proposal that did not result from a material breach of Greenhill’s no-solicitation covenants (with the percentages set forth in the definition thereof changed from 20% to 50%) that the that the Board of Directors determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) (A) is on terms that are more favorable from a financial point of view to the Greenhill stockholders than the transactions contemplated by the Merger Agreement, taking into account financial, legal, regulatory, financing, certainty and timing of consummation and all of the other terms and conditions of such proposal and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Mizuho Americas to Greenhill prior to the expiration of the applicable time periods provided for in the Merger Agreement in response to such Superior Proposal or otherwise) and (B) is reasonably likely to be completed in accordance with its terms.
Adverse Recommendation Change; Certain Prohibited Actions
Greenhill must as promptly as practicable and in any event within 24 hours after it has knowledge of the receipt thereof, advise Mizuho Americas, orally and in writing, in the event it receives (i) any Takeover Proposal or (ii) any inquiry or request for information that contemplates or is in furtherance of a Takeover Proposal, and, in each case, must include in the notice the terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person or persons making any such Takeover Proposal, request or inquiry. Commencing upon the provision of any notice referred to above, Greenhill (or its outside counsel) must (A) keep Mizuho Americas (or its outside counsel) reasonably informed on a reasonably current basis regarding the status and terms of discussions and negotiations relating to any such Takeover Proposal, request or inquiry and (B) as promptly as practicable (and in any event within 24 hours following the receipt or delivery thereof), provide Mizuho Americas (or its outside legal counsel) with unredacted copies of all writings or media (whether or not electronic) containing any terms or conditions of any proposals or proposed transaction agreements (including all relevant schedules, appendices, annexes, exhibits and other attachments thereto) relating to any Takeover Proposal and any financing commitments relating thereto.
Except as described below, neither the Board of Directors nor any of its committees may:
•	make an Adverse Recommendation Change;
•	adopt or approve any Takeover Proposal or recommend, declare advisable or propose to recommend or declare advisable the approval or adoption of any Takeover Proposal; or

•
cause or permit Greenhill to enter into any Acquisition Agreement constituting or related to, or which is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a Permitted Confidentiality Agreement as described above).

Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors may, in response to a Superior Proposal not resulting from a material breach by Greenhill of its no-solicitation covenants, (1) make an Adverse Recommendation Change or (2) cause Greenhill to terminate the Merger Agreement to enter into an Acquisition Agreement with respect to such Superior Proposal, or resolve or agree to take any such action, in each case, if and only if all of the following conditions are satisfied:
•
the Board of Directors has delivered prior written notice to Mizuho Americas (which we refer to as a “Superior Proposal Notice”) at least four business days in advance of such Adverse Recommendation Change or termination (which period, as modified, extended or continued as described below, we refer to as the “Superior Proposal Notice Period”) to the effect that the Board of Directors is prepared to effect an Adverse Recommendation Change or terminate the Merger Agreement in response to a Superior Proposal, which notice includes (I) copies of the most current version of any written agreement or agreements (and all relevant schedules, appendices, annexes, exhibits and other attachments) relating to the transaction that constitutes such Superior Proposal, (II) copies of any financing commitments and other relevant financing-related documents, and (III) the identity of such person(s) making such Superior Proposal;

•
during the Superior Proposal Notice Period, Greenhill and its representatives have (to the extent Mizuho Americas desires to negotiate) negotiated in good faith with Mizuho Americas and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by the Merger Agreement proposed by Mizuho Americas with respect to proposed adjustments to the terms and conditions of the Merger Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

•
the Board of Directors has resolved in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that, in light of such Superior Proposal and taking into account any revised terms proposed by Mizuho Americas, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to so terminate the Merger Agreement would be inconsistent with the directors’ fiduciary duties under applicable law.

In addition, at any time prior to obtaining the Stockholder Approval, the Board of Directors may, in response to an Intervening Event (as defined below), make an Adverse Recommendation Change, if and only if all of the following conditions are satisfied:
•
the Board of Directors has delivered prior written notice to Mizuho Americas (which we refer to as an “Intervening Event Notice”) at least four business days in advance of such Adverse Recommendation Change (which period, as modified, extended or continued as described below, we refer to as the “Intervening Event Notice Period”) to the effect that the Board of Directors is prepared to effect an Adverse Recommendation Change in response to the Intervening Event, which notice describes the Intervening Event in reasonable detail;

•
during the Intervening Event Notice Period, Greenhill and its representatives have (to the extent Mizuho Americas desires to negotiate) negotiated in good faith with Mizuho Americas and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by the Merger Agreement proposed by Mizuho Americas with respect to proposed adjustments to the terms and conditions of the Merger Agreement so that that the failure to make such Adverse Recommendation Change is no longer inconsistent with the directors’ fiduciary duties under applicable law; and

•
the Board of Directors has determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation that, in light of such Intervening Event and taking into account any revised terms proposed by Mizuho Americas, such Intervening Event continues to constitute an Intervening Event and that the failure to make such Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable law.

In the event of any revisions to a Superior Proposal or any material change to the facts and circumstances relevant to an Intervening Event, Greenhill will be required to deliver a new Superior Proposal Notice or Intervening Event Notice, as applicable, and to again comply with the requirements set forth above with respect to the revised Superior Proposal or the modified Intervening Event (after giving effect to the changed facts and circumstances) (except that the new negotiation period will expire on the later to occur of (x) two business days and (y) the expiration of the original four business day period).
For purposes of the Merger Agreement, an “Intervening Event” means any event, development or change in circumstances that was not known to the Board of Directors, or the consequences of which were not reasonably foreseeable, as of the date of the Merger Agreement, which event, change or development becomes known to the Board of Directors prior to obtaining the Stockholder Approval. However, in no event will any of the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of a Takeover Proposal or (B) any change in the price or trading volume of the Greenhill common stock or any other securities of Greenhill (provided, that the underlying causes of such changes may constitute or be taken into account in determining whether there has been an Intervening Event).
Nothing in the Merger Agreement prohibits Greenhill from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Board of Directors determines in good faith that failure to so disclose would be inconsistent with the directors’ fiduciary duties under applicable law. Nothing in this paragraph, however, will permit the Board of Directors to make an Adverse Recommendation Change, adopt or approve any Takeover Proposal or recommend, declare advisable or propose to recommend or declare advisable the approval or adoption of any Takeover Proposal or cause or permit Greenhill to enter into any Acquisition Agreement constituting or related to, or which is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a Permitted Confidentiality Agreement as described above), except to the extent permitted by the terms of the Merger Agreement described above. Any public disclosure by Greenhill permitted by this paragraph relating to any Takeover Proposal must state that the Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, an Adverse Recommendation Change has been made (and has not been rescinded) in compliance with of the no-solicitation provisions of the Merger Agreement.
Employee Benefits
From and after the Closing, Mizuho Americas will cause Greenhill and its subsidiaries to honor all Greenhill benefit plans in accordance with their terms as in effect immediately before the Closing (it being understood that Mizuho Americas or its affiliates will not be prohibited from amending, modifying, replacing or terminating such arrangements in accordance with their terms).
For the period beginning on the Closing and ending on the first anniversary of the Closing, while the applicable employee remains employed by Mizuho Americas or one of its affiliates following the Effective Time, Mizuho Americas will provide, or will cause one of its affiliates to provide, to employees of Greenhill who remain employed after the Closing (each of which we refer to as a “Continuing Employee”):
•	base salaries or wages that are no less favorable than the base salaries or wages applicable to each such Continuing Employee immediately prior to the Effective Time; and
•
health and welfare benefits (excluding severance benefits, post-employment health or welfare benefits (other than as required by law), defined benefit pension plans and elective nonqualified deferred compensation plans) that are no less favorable than those provided to similarly situated employees of Mizuho Americas or its applicable subsidiaries (provided that for Continuing Employees located in any jurisdiction other than the United States, continued participation in Greenhill benefit plans on the same basis as in effect immediately prior to the Effective Time will be deemed to satisfy this clause).

In addition, any Continuing Employee who is terminated on or following the Closing Date will be provided with severance benefits as set forth in the confidential disclosure schedules to the Merger Agreement, or such greater benefits as may be required by applicable law.
The Chairman and Chief Executive Officer of Greenhill as of immediately prior to the Effective Time will recommend to Mizuho Americas the annual bonus amount to be paid to each Continuing Employee for the period beginning on January 1, 2023 and ending on March 31, 2024. Mizuho Americas will consider such recommendations from the Chairman and Chief Executive Officer in good faith and will, to the extent not previously paid prior to the Closing or required to be paid on an earlier date in accordance with the applicable Greenhill benefit plan, pay the actual earned amount of such bonus to each Continuing Employee who remains employed in April 2024 in accordance with Mizuho Americas’ standard year-end payment cycle and, to the extent applicable, subject to Mizuho Americas’ applicable deferral schedule (with any deferred amounts to be credited with interest benchmarked to the prevailing consumer price index in accordance with Mizuho Americas’ deferred bonus plan and on a basis no less favorable than as applicable to similarly situated employees of Mizuho Americas or its applicable subsidiaries) and Section 409A of the Code.
Mizuho Americas or its applicable affiliates will give Continuing Employees full credit for all purposes, including eligibility to participate, vesting and level of benefits (but not benefit accrual under defined benefit plans, level of benefits under Mizuho Americas’ severance plans or under the Mizuho Americas 401(k) Plan (as defined below)) under the employee benefit plans or arrangements (excluding all defined benefit pension, post-employment health or welfare benefit plans and arrangements) maintained by Mizuho Americas or its affiliates and in which such Continuing Employees participate after the Closing, for such Continuing Employees’ service prior to the Closing with Greenhill or any of its subsidiaries, to the same extent recognized by Greenhill and its subsidiaries prior to the Closing (provided, that for Continuing Employees located in any jurisdiction other than the United States, continued participation in the Greenhill benefit plans on the same basis as in effect immediately prior to the Effective Time will be deemed to satisfy the foregoing), provided that effective immediately and automatically on the third anniversary of the Closing Date, Mizuho Americas and its affiliates will give credit to each Continuing Employee for such employees’ service prior to the Closing with Greenhill or any of its subsidiaries, to the same extent recognized by Greenhill and its subsidiaries, for purposes of determining “Retirement” under Mizuho Americas’ deferred bonus plan or any successor or replacement plan.
With respect to any welfare plan maintained by Mizuho Americas in which Continuing Employees are eligible to participate after the Closing, Mizuho Americas will, and will cause the Surviving Corporation to, waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of Greenhill and its subsidiaries prior to the Closing and provide Continuing Employees with credit for any co-payments and deductibles paid prior to the Closing in satisfying any analogous deductible or out-of-pocket requirements to the same extent recognized by Greenhill or its subsidiaries prior to the Closing.
The Board of Directors (or the appropriate committee thereof) will take actions necessary to terminate the Greenhill 401(k) plan (which we refer to as the “401(k) Plan”), such termination to be effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time unless Mizuho Americas provides written notice to Greenhill no later than 10 business days prior to the Effective Time that the 401(k) Plan should not be terminated. Unless Mizuho Americas provides such written notice to the Company, no later than two days prior to the Closing Date, Greenhill will provide Mizuho Americas with evidence that the 401(k) Plan has been terminated pursuant to resolutions of the Board of Directors (effective as of the day immediately preceding the Closing Date), the form and substance of which will be subject to reasonable review and comment by Mizuho Americas. Mizuho Americas will, effective as of the Closing Date, offer participation in its tax qualified defined contribution plan (the “Mizuho Americas 401(k) Plan”) to each Continuing Employee who was an active participant in the 401(k) Plan as of the date of its termination and who satisfies the eligibility requirements of the Mizuho Americas 401(k) Plan. If elected by such Continuing Employee in accordance with applicable law, Mizuho Americas will permit the Mizuho Americas 401(k) Plan to, following the Closing Date, accept a “direct rollover” to such Mizuho Americas 401(k) Plan of the account balances (including any participant loans) of such Continuing Employee.
Directors’ and Officers’ Indemnification and Insurance
The indemnification and exculpation rights, and related rights to advancement of expenses, of any current or former director, officer or employee of Greenhill or its subsidiaries for acts or omissions occurring at or prior to the Effective Time, provided for in their respective organizational documents or other agreement of Greenhill existing as of the date of the Merger Agreement, will be assumed by the Surviving Corporation in the Merger, and will survive the Merger and will continue in full force and effect in accordance with their terms, and Mizuho Americas will cause the Surviving Corporation to comply with and honor the foregoing obligations. The Merger Agreement requires the Surviving Corporation to indemnify any person who is or was prior to the Effective Time an officer or director of Greenhill or any of its subsidiaries or who was as of the date of the Merger Agreement, or who thereafter commences prior to the Effective Time, serving at the request of Greenhill or any of its subsidiaries as a director or officer of another person (who we refer to as the “Indemnified Parties”) for a period of six years after the Closing against claims, losses, liabilities, damages, judgments, fines, amounts paid in settlement and fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any actual or threatened legal proceeding (including with respect to matters existing or occurring or alleged to occur at or prior to the Effective Time (including the Merger Agreement and the transactions and actions contemplated by the Merger Agreement)) arising from their service as a director or officer of Greenhill or any of its subsidiaries prior to the Effective Time or as a director or officer of another person at the request of Greenhill or any of its subsidiaries as of the date of the Merger Agreement or prior to the Effective Time. In the event of any such legal proceeding, (i) each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such legal proceeding from the Surviving Corporation within 15 business days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor accompanied by reasonable supporting documentation; provided, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Corporation’s certificate of incorporation or bylaws, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification, and (ii) the Surviving Corporation will cooperate in the defense of any such matter.
In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Mizuho Americas dissolves the Surviving Corporation, then, and in each such case, Mizuho Americas will cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the indemnification obligations set forth in the Merger Agreement.
Mizuho Americas must obtain, or cause to be obtained, at or prior to the Effective Time, a “tail” insurance policy with a claims period of six years from the Effective Time, with respect to directors’ and officers’ liability insurance covering each person currently covered by Greenhill’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time, on terms that are no less favorable than those of such policy of Greenhill in effect as of the date of the Merger Agreement, which insurance will, prior to the Closing, be in effect and prepaid for such six-year period; provided, that in no event will Mizuho Americas or the Surviving Corporation be required to pay, with respect to the entire six-year period following the Effective Time, premiums for insurance which in the aggregate exceed 300% of the aggregate premiums paid by Greenhill for coverage for the most recent one-year period for which Greenhill obtained such coverage, but in any such case, Mizuho Americas will be obligated to provide such coverage with respect to the entire six-year period following the Effective Time as may be obtained for such 300% amount.
Transaction Litigation
The Merger Agreement provides that Greenhill will control the defense of any Transaction Litigation, and Greenhill has agreed to (i) promptly notify Mizuho Americas in writing of any such Transaction Litigation, (ii) give Mizuho Americas the opportunity to participate in the defense and settlement of any such Transaction Litigation, and (iii) keep Mizuho Americas promptly informed with respect to such Transaction Litigation. Greenhill may not compromise or settle any Transaction Litigation without Mizuho Americas’ prior written consent (which consent may not be unreasonably withheld, conditioned, or delayed).
Approvals and Related Matters
Subject to the terms and conditions of the Merger Agreement, each party has agreed to use and to cause its respective affiliates to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain the Requisite Regulatory Approvals in order to consummate the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, and in any event no later than the Termination Date.
Specifically, in furtherance of and without limiting the generality of the above:
•
each of Greenhill and Mizuho Americas has agreed to (A) prepare and file any notification and report forms and related material required under the HSR Act no later than 10 business days following the date of the Merger Agreement, and prepare and file any additional filings or notifications and related materials that are necessary, proper or advisable to permit consummation of the transactions contemplated by the Merger Agreement, as promptly as reasonably practicable and advisable, (B) provide or cause to be provided as promptly as reasonably practicable and advisable any information and documentary material that may be requested by the DOJ or FTC under the HSR Act or by any other governmental authority under applicable antitrust laws (if any) and (C) use its reasonable best efforts to obtain prompt expiration or termination of any applicable waiting period or other approval of consummation of the transactions contemplated by the Merger Agreement by the DOJ or FTC or any other applicable governmental authority;
•
Greenhill has agreed, as soon as reasonably practicable following the date of the Merger Agreement, to cause Greenhill & Co., LLC Greenhill’s broker-dealer subsidiary (which we refer to as the “Greenhill Broker-Dealer”) to prepare and submit an application consistent with the requirements of FINRA Rule 1017 seeking approval of the change of ownership and control of such broker-dealer contemplated by the Merger Agreement, and to file notifications or applications with each state securities administrator relating to the transactions contemplated by the Merger Agreement, to the extent required of the Greenhill Broker-Dealer under state “blue sky” or other applicable laws;

•
Mizuho Americas has agreed, as soon as reasonably practicable following the date of the Merger Agreement, to prepare and submit (i) an application to the FCA pursuant to the Financial Services and Markets Act 2000 seeking approval to acquire Greenhill & Co. International LLP; (ii) an application to the SFC pursuant to the requirements of the Securities and Futures Ordinance (Cap. 571) seeking approval to acquire Greenhill & Co. Asia Limited; (iii) an application to MAS pursuant to the requirements of the Securities and Futures Act 2001 seeking approval to acquire Greenhill & Co. Asia (Singapore) Pte. Ltd; (iv) an application to BaFin and Bundesbank pursuant to the German Investment Firm Act and the Commission Delegated Regulation (EU) 2017/1946 of 11 July 2017 seeking approval to acquire Greenhill Europe GmbH & Co KG; and (v) an application to the JFSA;

•
each of Mizuho Americas and Greenhill has agreed that, if any administrative or judicial action or proceeding by a governmental authority of competent jurisdiction is instituted challenging the Merger or any of the other transactions contemplated by the Merger Agreement, each of Mizuho Americas and Greenhill will, until the Termination Date, use its reasonable best efforts to (A) oppose fully and vigorously, including by defending through litigation, any such action or proceeding, (B) pursue vigorously all available avenues of administrative and judicial appeal and (C) seek to have vacated, lifted, reversed or overturned any order that is in effect that prohibits, prevents or restricts consummation of any of the transactions contemplated by the Merger Agreement;

•
each of Mizuho Americas and Greenhill has agreed to cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the transactions contemplated by the Merger Agreement and in connection with any investigation or other inquiry by or before a governmental authority relating to the transactions contemplated by the Merger Agreement; and

•	each of Mizuho Americas and Greenhill has agreed to jointly develop, consult and cooperate with one another with respect to the strategy for obtaining any necessary approvals under applicable law.
However, none of Mizuho Americas, Merger Sub or any of their respective subsidiaries is required to, and Greenhill may not, without the prior written consent of Mizuho Americas, take any of the following actions, or commit to take any of the following actions, or agree to any condition or limitation with respect to Mizuho Americas, its affiliates, Greenhill, its affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements, and any intellectual property rights thereto or embodied therein: (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of Mizuho Americas or any of its affiliates (including Greenhill or any of its subsidiaries), (B) taking or committing to take such other actions that may limit or impact Mizuho Americas’ or any of its affiliates’ (including Greenhill’s or any of its subsidiaries’) freedom of action with respect to, or its ability to retain, any of Mizuho Americas’ or any of its affiliates’ (including Greenhill’s or any of its subsidiaries’) operations, divisions, businesses, product lines, contracts, customers or assets, (C) entering into any orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any order that prevents, prohibits, restricts or delays the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in any case, that may be issued by any court or other governmental entity and (D) creating, terminating or divesting relationships, contractual rights or obligations of Greenhill, Mizuho Americas or their respective affiliates. In addition, none of Mizuho Americas, Greenhill or any of their respective affiliates will be required to take or commit to take any action, or agree to any condition or limitation, in connection with obtaining the Requisite Regulatory Approvals that is not conditioned on the consummation of the Merger.
Pursuant to the Merger Agreement, neither Mizuho Americas nor Merger Sub may, nor may they permit their respective affiliates to, acquire or agree to acquire any rights, assets, business, person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to materially increase the risk of not obtaining, or the risk of materially delaying the obtaining of, the Requisite Regulatory Approvals.
Each party has also agreed to use and to cause its respective affiliates to use reasonable best efforts to obtain all necessary approvals, consents or waivers and deliver all notifications pursuant to certain specified contracts in connection with the Merger Agreement and the consummation of the Merger. However, Greenhill and its subsidiaries will not have any obligation to make any payments or incur any liability or offer or grant any concession or accommodation (financial or otherwise) or commence or participate in any legal proceeding in order to obtain any such approvals, consents or waivers, and Greenhill and its subsidiaries will not have any liability whatsoever to Mizuho Americas or any of its affiliates arising out of or relating to the failure to obtain any such approvals, consents or waivers.
Treatment of the Company Credit Agreement
Under the Merger Agreement, Mizuho Americas has agreed that, in the event that (a) the Closing has not occurred by March 12, 2024 (which we refer to as the “Refinancing Trigger Date”), (b) the stated maturity date for the term loans under the Company Credit Agreement (which we refer to as the “Company Term Loans”) has not been extended to at least April 12, 2025, and (c) Greenhill delivers a written request to Mizuho Americas, Mizuho Americas will provide, or cause to be provided, to Greenhill on (or if requested by Greenhill, after) the Refinancing Trigger Date, a new term loan credit facility (which we refer to as the “Mizuho Americas Replacement Credit Facility”), (i) in an aggregate principal amount equal to the aggregate principal amount of the Company Term Loans outstanding prior to the making of the Mizuho Americas Replacement Credit Facility, plus accrued and unpaid interest and premium thereon and (ii) on terms substantially the same as the terms and conditions applicable to the Company Term Loans as in effect immediately prior to the making of the Mizuho Americas Replacement Credit Facility, except that (A) such new term loans will have (1) an interest rate no less favorable to Greenhill than that available in the market for a credit facility of similar type and amount to a borrower of similar creditworthiness to Greenhill at such time, (2) a stated maturity date no earlier than April 12, 2027, and (3) conditions to drawing that do not include a bringdown of representations, an absence of default or event of default, an absence of material adverse effect, a requirement to deliver financial statements, or a minimum required equity investment; (B) the proceeds of the Mizuho Americas Replacement Credit Facility will be used to refinance the term loans outstanding under the Company Credit Agreement, to pay accrued and unpaid interest and premium thereon and to pay any fees and expenses incurred by Greenhill and its subsidiaries in connection therewith; and (C) Greenhill and its subsidiaries will not be required to pay any commitment, arrangement, upfront or similar fee or any other compensation or fees of any kind to Mizuho Americas or any of its affiliates in connection with the negotiation, entry into or making of the Mizuho Americas Replacement Credit Facility. Greenhill has agreed that if it requests the Mizuho Americas Replacement Credit Facility, Greenhill and its subsidiaries will reasonably cooperate with Mizuho Americas in the provision of the Mizuho Americas Replacement Credit Facility, including negotiating the definitive documentation relating to the Mizuho Americas Replacement Credit Facility in good faith.
In addition, to the extent that the Company Credit Agreement is then outstanding and has not been refinanced by the Mizuho Americas Replacement Credit Facility, Greenhill will use commercially reasonable efforts to deliver to Mizuho Americas no less than one business day prior to the Closing customary payoff letters in connection with the repayment by Mizuho Americas at the Effective Time of the funded indebtedness of Greenhill and its subsidiaries under the Company Credit Agreement, which payoff letters will (i) acknowledge the aggregate principal amount and accrued and unpaid interest outstanding in respect of such indebtedness as of the Effective Time, and (ii) provide for the termination of all agreements relating to such indebtedness, subject to customary exceptions (including any provisions that expressly survive repayment in full), and the release and termination of all liens securing such indebtedness and all guarantees by Greenhill or any of its subsidiaries of such indebtedness, in each case, upon receipt of payment in full (from funds provided by Mizuho Americas) of the applicable payoff amount specified therein in accordance therewith (including the replacement or cash collateralization by Mizuho Americas of any letters of credit outstanding thereunder). Greenhill will use commercially reasonable efforts to provide all required notices in connection with the repayment and termination of such indebtedness as of the Effective Time (or obtain waivers of the requirement to provide such notice); except that in no event will Greenhill be required to give any such notice that is not conditioned on the occurrence of the Closing.
Other Covenants
The Merger Agreement contains additional covenants and agreements relating to, among other things:
•
cooperation between the parties in the preparation of this proxy statement and with respect to public announcements relating to the Merger Agreement and the other transactions contemplated thereby, including the Merger;

•	the delisting and deregistration of Greenhill common stock following the Effective Time;
•	confidentiality and access obligations of the parties with respect to certain information during the period prior to the Effective Time;
•	the obligation, subject to certain exceptions, of each party to pay the fees and expenses incurred by that party in connection with the Merger;
•	matters related to Section 16 of the Exchange Act; and
•
cooperation between the parties to develop a plan for bringing the assets, investments, commitments, activities or transactions of Greenhill and its subsidiaries in compliance with the Bank Holding Company Act of 1956, as amended.

Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver, on or prior to the Closing Date, of each of the following conditions:
•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Greenhill common stock entitled to vote thereon;
•	the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act; and
•	the absence of any Restraint.
In addition, the respective obligations of Mizuho Americas and Merger Sub to effect the Merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver by Mizuho Americas and Merger Sub, on or prior to Closing Date, of each of the following additional conditions:
•
the representations and warranties of Greenhill set forth in the Merger Agreement relating to the absence of a Material Adverse Effect being true and correct in all respects as of the date of the Merger Agreement;

•
certain of the representations and warranties of Greenhill set forth in the Merger Agreement relating to Greenhill’s capital structure being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date (other than any such representation and warranty made as of a specific date, in which case as of such date), except for inaccuracies that are de minimis;

•
certain of the representations and warranties of Greenhill set forth in the Merger Agreement, disregarding all qualifications or limitations as to “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, relating to its organization, standing and corporate power, its authority to enter into and perform its obligations under the Merger Agreement, the required vote of Greenhill stockholders to adopt the Merger Agreement, its subsidiaries, its capital structure, and its brokers and other advisors being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date (other than any such representation and warranty made as of a specific date, in which case as of such date);

•
each of the other representations and warranties of Greenhill set forth in the Merger Agreement, disregarding all qualifications or limitations as to “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein, being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date (other than any such representation and warranty made as of a specific date, in which case as of such date), except where the failure of any of those representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	Greenhill having performed in all material respects all obligations required by the Merger Agreement to be performed by it prior to the Closing Date (subject to certain specified exceptions);
•	since the date of the Merger Agreement, there not having occurred a Material Adverse Effect that is continuing;
•
the receipt by Mizuho Americas and Merger Sub of a certificate signed on behalf of Greenhill by an officer of Greenhill, certifying that the conditions described in the preceding six bullets have been satisfied; and

•	all Requisite Regulatory Approvals having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired or been terminated.
In addition, the obligation of Greenhill to effect the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver, on or prior to the Closing Date, of each of the following additional conditions:
•
the representations and warranties of Mizuho Americas and Merger Sub set forth in the Merger Agreement being true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of date of the Merger Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Mizuho Americas Material Adverse Effect;

•	Mizuho Americas and Merger Sub having performed in all material respects all obligations required to be performed by them under the Merger Agreement on or prior to the Closing Date;
•
the receipt by Greenhill of a certificate of Mizuho Americas signed on behalf of Mizuho Americas by an officer of Mizuho Americas, certifying that the conditions described in the preceding two bullets have been satisfied; and

•	certain of the Requisite Regulatory Approvals having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired or been terminated.
None of Greenhill, Mizuho Americas or Merger Sub may rely on the failure of any of the foregoing conditions to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement, as required by and subject to the obligations set forth in the section of this proxy statement entitled “The Merger Agreement—Approvals and Related Matters,” or by such party’s breach of any other provision of the Merger Agreement.
Termination of the Merger Agreement
The Merger Agreement may be terminated by mutual written consent of Greenhill and Mizuho Americas at any time prior to the Effective Time. In addition, the Merger Agreement may be terminated as follows (upon written notice to the non-terminating specifying the provision of the Merger Agreement pursuant to which the termination is effected):
•
by either Greenhill or Mizuho Americas, if the Merger has not been consummated on or before the Termination Date, being May 22, 2024, subject to one automatic extension of three months to August 22, 2024 if on such date, all of the conditions to Closing have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on such date) or waived, except for the conditions related to Requisite Regulatory Approvals or a Restraint, each as described in the section of this proxy statement entitled

“—Conditions to the Closing of the Merger”; provided, that this right to terminate the Merger Agreement will not be available to any party if the failure of such party (or, in the case of Mizuho Americas, Merger Sub) to perform any of its obligations under the Merger Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated on or prior to such date;
•
by either Greenhill or Mizuho Americas, if there is in effect any final and nonappealable Restraint; provided, that this right to terminate the Merger Agreement will not be available to any party if the failure of such party (and in the case of Mizuho Americas, Merger Sub) to perform any of its obligations under the Merger Agreement has been a principal cause of or resulted in such Restraint;

•
by either Greenhill or Mizuho Americas, if the Special Meeting has been held and the Stockholder Approval has not been obtained thereat or at any adjournment or postponement thereof at which a vote on the Merger Agreement is taken;

•
by Greenhill, if Mizuho Americas or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform would result in the failure of a closing condition related to the accuracy of Mizuho Americas or Merger Sub’s representations and warranties or performance of covenants or agreements in the Merger Agreement, and the breach cannot be cured prior to the Termination Date or has not been cured within 30 days after written notice from Greenhill to Mizuho Americas of the breach; provided that this right to terminate the Merger Agreement will not be available to Greenhill if it is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would give rise to the failure of a closing condition related to the accuracy of Greenhill’s representations and warranties or performance of covenants or agreements in the Merger Agreement;

•
by Greenhill, prior to obtaining the Stockholder Approval, if (A) Greenhill has received a Superior Proposal that did not result from a breach by Greenhill of its no-solicitation covenants set forth in the Merger Agreement in any material respect, (B) substantially concurrently with such termination Greenhill enters into a definitive agreement to consummate the alternative transaction contemplated by such Superior Proposal, (C) prior to or substantially concurrently with, and as a condition to, such termination, Greenhill pays or causes to be paid to Mizuho Americas (or its designee) the Company Termination Fee and (D) Greenhill has complied in all material respects with the no-solicitation covenants set forth in the Merger Agreement with respect to such Superior Proposal;

•
by Mizuho Americas, prior to obtaining the Stockholder Approval, if Greenhill has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform would result in the failure of a closing condition related to the accuracy of Greenhill’s representations and warranties or performance of covenants or agreements in the Merger Agreement, and the breach cannot be cured prior to the Termination Date or has not been cured within 30 days after written notice from Mizuho Americas to Greenhill of the breach; provided that this right to terminate the Merger Agreement will not be available to Mizuho Americas if it or Merger Sub is then in breach of any of their representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach would give rise to the failure of a closing condition related to the accuracy of Mizuho Americas or Merger Sub’s representations and warranties or performance of covenants or agreements in the Merger Agreement; or

•	by Mizuho Americas, prior to obtaining the Stockholder Approval, if an Adverse Recommendation Change has occurred.
Effect of Termination
If the Merger Agreement is terminated as described above, the Merger Agreement will have no effect, without any liability or obligation on the part of any party, and each party’s rights and obligations will cease, subject to certain exceptions, including that:
•
the confidentiality letter agreement entered into by Greenhill and Mizuho Americas in connection with entering into the Merger Agreement, and the provisions of the Merger Agreement with respect to certain obligations with respect to fees and expenses, will survive any termination of the Merger Agreement; and

•
no termination will relieve any party of any liability or damages resulting from fraud or any Willful Breach by a party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement. Under the Merger Agreement, a “Willful Breach” means, with respect to any representation, warranty, agreement or covenant in the Merger Agreement, an act or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant (including a failure to cure the resulting circumstances of such breach).

Termination Fees
Mizuho Americas will be entitled to receive a termination fee of $15,380,000 from Greenhill (which we refer to as the “Company Termination Fee”) if the Merger Agreement is validly terminated:
•
prior to the Special Meeting, if (A) a Takeover Proposal has been made (whether or not conditional and whether or not withdrawn) to Greenhill or its stockholders or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal and thereafter (B) the Merger Agreement is terminated (1) by either Greenhill or Mizuho Americas because the Stockholder Approval has not been obtained, (2) by either Greenhill or Mizuho Americas because the Merger has not been consummated by the Termination Date and the Special Meeting has not been held by that date or the Stockholder Approval has not been obtained thereat by that date or (3) by Mizuho Americas because Greenhill has breached its representations or warranties or failed to perform any of its covenants or other agreements contained in the Merger Agreement (and at such time the Stockholder Approval has not been obtained) and (C) within 12 months after such termination, Greenhill or any of its subsidiaries enters into any Acquisition Agreement with respect to any Takeover Proposal or consummates the transactions contemplated by any Takeover Proposal (with the term “Takeover Proposal” for purposes of this bullet having the meaning described in the section entitled “The Merger Agreement—No Solicitation” of this proxy statement, except that all references to 20% therein will instead be deemed to be references to 50.1%);

•	by Mizuho Americas in respect of an Adverse Recommendation Change; or
•	by Greenhill to enter into an Acquisition Agreement providing for a Superior Proposal.
If the termination is made pursuant to the first bullet above, the Company Termination Fee must be paid within two business days of the earlier of (i) the date of entry into the Acquisition Agreement with respect to the Takeover Proposal or (ii) the date of consummation of the transactions contemplated by the Takeover Proposal. If the termination is made pursuant to the second bullet above, the Company Termination Fee must be paid within two business days following termination. If the Merger Agreement is terminated pursuant to the third bullet above, the Company Termination Fee must be paid on the date of termination.
Greenhill will be entitled to receive a termination fee of $38,500,000 from Mizuho Americas (which we refer to as the “Mizuho Americas Termination Fee”) if the Merger Agreement is validly terminated:
•
by Greenhill or Mizuho Americas upon the occurrence of the Termination Date, and at the time of termination the conditions to Closing (other than those relating to the receipt of U.S. antitrust clearance, receipt of Requisite Regulatory Approvals and the absence of any Restraint) in favor of Mizuho Americas have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on such date), so long as Greenhill’s Willful Breach has not been the primary cause of the failure to obtain U.S. antitrust clearance or the Requisite Regulatory Approvals or the reason for the Restraint;

•	by Greenhill or Mizuho Americas because any Restraint has become final and non-appealable and Greenhill’s breach has not been a principal cause of or resulted in the Restraint; or
•	by Greenhill because Mizuho Americas or Merger Sub has materially breached their regulatory efforts covenants set forth in the Merger Agreement.
If the Merger Agreement is terminated in these circumstances, the Mizuho Americas Termination Fee must be paid by Mizuho Americas within two business days following termination.

If either Greenhill or Mizuho Americas fails to promptly pay the Company Termination Fee or Mizuho Americas Termination Fee, as applicable, and either Greenhill or Mizuho Americas, as applicable, commences a legal proceeding that results in a judgment against the other party for the payment of the applicable termination fee, the payor party must pay the payee party its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such legal proceeding and any appeal related thereto, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made.
Without limiting the parties’ rights to pursue specific performance, in the event that the Merger Agreement is terminated under circumstances where a termination fee is payable and is so paid, the payment of the applicable termination fee to the party entitled to receive that payment (together with any collection expenses described in the paragraph above) will be the sole and exclusive remedy of that party and its subsidiaries and its former, current or future partners, stockholders, managers, members, affiliates and representatives, other than for fraud or Willful Breach. Neither Greenhill nor Mizuho Americas will be required to pay the Company Termination Fee or the Mizuho Americas Termination Fee, respectively, on more than one occasion.
Specific Enforcement
The parties have agreed in the Merger Agreement that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties have agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity. The parties have further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In the event any party brings any proceeding to enforce specifically the performance of the terms and provisions of the Merger Agreement prior to the Closing, the Termination Date will automatically be extended by (i) the amount of time during which such proceeding is pending, plus 20 business days, or (ii) such other time period established by the court presiding over such action, claim, complaint, suit, action or other proceeding.
Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses.
Amendments, Extensions and Waivers
The Merger Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Mizuho Americas, Merger Sub and Greenhill, except that after the Stockholder Approval has been obtained, no amendment may be made to the Merger Agreement that by law requires the approval of the Greenhill stockholders without such further approval of the Greenhill stockholders.
At any time prior to the Effective Time, any party may (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracy in any representation or warranty of the other party in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and/or (iii) waive compliance with any agreement or condition contained in the Merger Agreement (except that (A) after the Stockholder Approval has been obtained, there may be made no waiver that by law requires further approval by the Greenhill stockholders without the further approval of such stockholders and (B) any such extension or waiver in clauses (i) through (iii) will only be valid if made in a written instrument duly executed and delivered by the party against whom such extension or waiver is to be valid). The failure or delay by any of Greenhill, Mizuho Americas or Merger Sub to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights nor shall any single or partial exercise by any such party of any of its rights under the Merger Agreement preclude any other or further exercise of such rights or any other rights under the Merger Agreement.

No Third-Party Beneficiaries
The Merger Agreement is not intended to confer upon any person other than the parties thereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise, except for (i) the right of the Greenhill stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of the Merger Agreement, (ii) the right of the holders of RSUs, PSUs or Deferred Cash Awards to receive the consideration set forth in the Merger Agreement and (iii) the Indemnified Parties who have indemnification rights as described in the section entitled “The Merger Agreement— Directors’ and Officers’ Indemnification and Insurance” of this proxy statement.
Governing Law; Jurisdiction; Waiver of Jury Trial
The Merger Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of Greenhill, Mizuho Americas and Merger Sub has agreed that it will bring any suit, action or other proceeding relating to the Merger Agreement or the transactions contemplated thereby exclusively in the Delaware Court of Chancery or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County and any appellate court from any of such courts for the purposes of any suit, action or other legal proceeding arising out of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement (and agrees that no such action, suit or other legal proceeding relating to the Merger Agreement will be brought by it or any of its subsidiaries except in such courts). Each of the parties agreed that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth in the Merger Agreement will be effective service of process for any action, suit or other legal proceeding in the courts set forth above with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties has agreed to waive (and agreed not to plead or claim), any objection to the laying of venue of any proceeding arising out of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement in the courts described above, or that any such proceeding brought in any such court has been brought in an inconvenient forum.
The parties have agreed to irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, all rights to trial by jury in respect of any suit, action, or other proceeding directly or indirectly arising out of, under or in connection with the Merger Agreement.

THE VOTING AGREEMENT
The following summarizes the provisions of the Voting Agreement. The descriptions of the Voting Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Voting Agreement, a copy of which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference.
Concurrently with the execution and delivery of the Merger Agreement, Scott L. Bok and the other Specified Stockholders entered into a Voting Agreement with Mizuho Americas and Merger Sub. Pursuant to the Voting Agreement, the Specified Stockholders have agreed to vote all shares of Greenhill common stock owned by them (i) in favor of (a) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (b) the approval of any proposal to adjourn the Special Meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Stockholder Approval on the date on which the Special Meeting is held and (ii) against (a) any action or agreement that would reasonably be expected to result in a breach by Greenhill of the Merger Agreement or result in any condition described in the section entitled “The Merger Agreement— Conditions to the Closing of the Merger” of this proxy statement not being satisfied on a timely basis and (b) any Takeover Proposal or approval of any other proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, delay or impede the consummation of, the Merger Agreement, the Merger or any other transactions contemplated thereby. The Voting Agreement includes customary transfer restrictions, subject to certain exceptions.
The Voting Agreement terminates upon the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the date on which any amendment to the Merger Agreement is executed, or any waiver of Greenhill’s rights under the Merger Agreement is granted, in each case, without the Specified Stockholders’ prior written consent, that (a) diminishes (in any amount) the Merger Consideration to be received by the Greenhill stockholders, (b) changes the form of Merger Consideration payable to the Greenhill stockholders or (c) modifies the Termination Date or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger by the Termination Date.
As of the Record Date, the Specified Stockholders held in the aggregate 2,874,539 shares of Greenhill common stock, representing approximately 15.3% of the shares of Greenhill common stock issued and outstanding and entitled to vote at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding ownership of Greenhill common stock by:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of issued and outstanding Greenhill common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. We have deemed shares of our common stock subject to RSUs and PSUs outstanding as of July 10, 2023, that were exercisable or issuable or will become exercisable or issuable within 60 days of July 10, 2023, to be outstanding and to be beneficially owned by the person holding RSU or PSU for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 18,802,594 shares of our common stock issued and outstanding as of July 10, 2023. Unless otherwise indicated, the address of each named person is c/o Greenhill & Co., Inc., 1271 Avenue of the Americas, New York, New York 10020.
	Shares of Greenhill Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Scott L. Bok(1)	2,874,539	15.3%
Robert F. Greenhill(2)	2,453,896	13.1%
Kevin M. Costantino	170,954	*
David A. Wyles	98,707	*
Harold J. Rodriguez, Jr.(3)	210,482	1.1%
Gitanjali P. Faleiro	13,637	*
Ulrika M. Ekman	10,205	*
Kevin T. Ferro	81,495	*
Meryl D. Hartzband	50,826	*
John D. Liu	32,785	*
All Directors and Executive Officers as a group (10 persons)	5,997,526	31.9%
Other 5% Stockholders:
The Capital Management Corporation(4)	2,280,621	12.1%
*	Less than 1% of the issued and outstanding shares of Greenhill common stock.
(1)
Mr. Bok’s beneficial ownership is calculated by attributing to him all shares owned by him and six entities: (i) Bok Family Partners, L.P., which owns 1,678,388 of our shares, (ii) Bok Family Foundation, which owns 288,783 of our shares, (iii) Scott L. Bok November 2022 Annuity Trust, which owns 580,023 of our shares, (iv) Scott L. Bok November 2021 Annuity Trust, which owns 75,331 of our shares, (v) Scott L. Bok November 2020 Annuity Trust, which owns 194,927 of our shares and (vi) Scott L. Bok who owns 57,087 of our shares. Mr. Bok expressly disclaims beneficial ownership of securities owned by Bok Family Partners, L.P. and of the shares held by the Bok Family Foundation.

(2)
Mr. Greenhill’s beneficial ownership is calculated by attributing to him all 425,212 shares of our common stock owned by him and by three entities controlled by him: (i) Greenhill Family Limited Partnership, a Delaware limited partnership, which owns 989,524 of our shares, (ii) Riversville Aircraft Corporation II, a Delaware corporation, which owns 239,680 of our shares and (iii) Socatean Partners, a Connecticut general partnership, which owns 799,480 of our shares. Mr. Greenhill expressly disclaims beneficial ownership of the shares of common stock held by other members of his family in Greenhill Family Limited Partnership.

(3)
Mr. Rodriguez transitioned on March 1, 2023 from his role as Chief Financial Officer to that of Senior Advisor. This ownership includes 52,285 shares held by Jacquelyn F. Rodriguez, the wife of Harold J. Rodriguez, Jr.

(4)
The address and business telephone number for The Capital Management Corporation are 4101 Cox Road, Suite 110, Glen Allen, VA 23060 and (804) 270-4000, respectively. This information is based on the most recent Schedule 13F-HR filed by The Capital Management Corporation on May 8, 2023.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of Greenhill stockholders. However, if the Merger is not completed, Greenhill stockholders will continue to be entitled to attend and participate in stockholder meetings.
Greenhill does not anticipate holding a 2024 annual meeting of stockholders if the Merger is completed as currently expected. In the event that the Merger is not completed within the expected time frame, or at all, Greenhill may hold the Greenhill 2024 annual meeting. Any stockholder nominations or proposals for other business intended to be presented at Greenhill’s 2024 annual meeting must be submitted to Greenhill as set forth below:
In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, the written proposal must be received at our principal executive offices at 1271 Avenue of the Americas, New York, New York 10020, Attention: General Counsel & Company Secretary, on or before November 14, 2023. The proposal must comply with applicable SEC regulations.
Under our bylaws, director nominations or other business that is not submitted for inclusion in our proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2024 annual meeting, must be received (A) no earlier than the close of business on January 3, 2024 and no later than the close of business on February 2, 2024 or, (B) in the event that our 2024 annual meeting of stockholders is held prior to April 2, 2024 or after July 11, 2024, notice by the stockholder must be so received no earlier than the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made, and, in each case, must comply with the requirements of our bylaws.
For a stockholder’s notice of nomination of one or more director candidates to be included in our proxy materials for our 2024 annual meeting of stockholders, pursuant to the proxy access provision in Section 2.14 of our bylaws, such notice of nomination must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business on October 16, 2023 and no later than the close of business on November 15, 2023, provided that if the 2024 annual meeting is held prior to April 2, 2024 or after June 1, 2024, such notice must be given by the later of the close of business on the date 180 days prior to the meeting date or the 10th day on which public announcement of the date of the annual meeting is first made. The notice must contain the information required by our bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our bylaws relating to the inclusion of stockholder nominees in our proxy materials. The deadline for providing notice of a solicitation of proxies in support of director nominees other than the registrant’s nominees is March 3, 2024.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Greenhill filings with the SEC are incorporated by reference:
•	Greenhill’s Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of stockholders, filed on March 13, 2023;
•	Greenhill’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 28, 2023;
•	Greenhill’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 10, 2023; and
•
Greenhill’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on February 1, 2023, May 3, 2023, May 22, 2023 (Film No. 23942484) and May 22, 2023 (Film No. 23945287).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.
Greenhill is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information at https://sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:
Greenhill & Co., Inc.
Attention: Gitanjali Pinto Faleiro, General Counsel & Corporate Secretary
1271 Avenue of the Americas
New York, New York 10020
(212) 389-1500
In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than August 9, 2023. Please note that all of our documents that we file with the SEC are also promptly available through our Investor website at https://Greenhill.com/en/investor. The information included on our website is not incorporated by reference into this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Greenhill common stock, please contact our proxy solicitor:
GEORGESON LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Toll-Free: 866-391-7007
Email: Greenhill@georgeson.com

MISCELLANEOUS
Greenhill has supplied all information relating to Greenhill, and Mizuho Americas has supplied, and Greenhill has not independently verified, all of the information relating to Mizuho Americas and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 13, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Greenhill stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

MIZUHO AMERICAS LLC,

BLANC MERGER SUB, INC.

and

GREENHILL & CO, INC.

Dated as of May 22, 2023

GLOSSARY
Term	Section
401(k) Plan	6.11(e)
Acquisition Agreement	5.02(b)
Adverse Recommendation Change	5.02(d)
affiliate	9.03(a)
Agreement	Preamble
Anti-Corruption Laws	3.20(d)(i)
Antitrust Laws	9.03(b)
Applicable Number	6.06(a)(ii)
BaFin	4.02(c)
Bankruptcy Exceptions	3.04(a)
Baseline Financials	3.05(d)
BD Compliance Policies	3.11(f)
Benefit Plan	9.03(c)
BHC Act	9.03(d)
Brokerage Services	9.03(f)
Broker-Dealer	9.03(e)
Business Day	9.03(g)
Canceled Shares	2.01(b)(i)
Capitalization Date	3.03(a)
Certificate	2.01(b)(ii)
Certificate of Merger	1.03
Chosen Courts	9.09
Closing	1.02
Closing Date	1.02
Code	2.02(f)
Collection Expenses	6.08(d)
Commonly Controlled Entity	9.03(h)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	3.04(b)
Company Broker-Dealer	9.03(i)
Company Bylaws	3.01(b)
Company Charter	3.01(b)
Company Common Stock	Recitals
Company Credit Agreement	9.03(j)
Company Indemnified Parties	6.07(a)
Company Intellectual Property	9.03(k)
Company Letter	III
Company Personnel	9.03(l)
Company Preferred Stock	3.03(a)
Company Regulatory Agreement	3.19
Company Representatives	9.03(m)
Company SEC Documents	3.05(a)
Company Stock Plans	3.03(a)
Company Stockholder	2.01(c)(i)
Company Term Loans	6.13(b)
Company Termination Fee	6.08(b)
Confidentiality Agreement	5.02(b)
Consent	9.03(n)

Term	Section
Continuing Employees	6.11(a)
Contract	3.04(c)
COVID-19	9.03(o)
COVID-19 Measures	9.03(p)
Deferred Cash Awards	3.03(a)
Delaware Secretary of State	1.03
DGCL	Recitals
Dissenting Shares	2.01(c)(i)
DOJ	6.03(a)(v)
Economic Sanctions/Trade Laws	3.20(d)(ii)
Effect	9.03(dd)
Effective Time	1.03
Electronic Delivery	9.05
Environmental Law	3.12
Environmental Permits	3.12
Equity Equivalents	3.03(c)
ERISA	9.03(q)
Exchange Act	9.03(r)
FCA	4.02(c)
FFCRA	9.03(s)
Filed SEC Document	III
Filing	9.03(t)
FINRA	9.03(u)
FINRA Application	9.03(v)
Foreign Benefit Plan	9.03(w)
FSMA	4.02(c)
FTC	6.03(a)(v)
GAAP	3.05(c)
Government Official	3.20(a)
Governmental Entity	9.03(x)
Houlihan Lokey	3.23
HSR Act	3.04(d)(i)
Indebtedness	9.03(y)
Intellectual Property	9.03(z)
Intervening Event	5.02(f)(ii)
Intervening Event Notice	5.02(f)(i)
Intervening Event Notice Period	5.02(f)(i)
Investment Advisers Act	3.11(b)
IRS	3.14(c)
IT Systems	3.17(f)
knowledge	9.03(aa)
Law	9.03(bb)
Lease	3.16(b)
Leased Real Property	3.16(b)
Legal Proceeding	3.08
Lien	9.03(cc)
Liens	3.02(a)
MAS	3.04(d)(vii)
Material Adverse Effect	9.03(dd)
Material Contracts	3.09(b)

Term	Section
Merger	Recitals
Merger Consideration	2.01(b)(ii)
Money Laundering Laws	3.20(d)(iii)
NYSE	3.04(d)(iv)
OFAC	3.20(d)(ii)
Order	9.03(ee)
Owned Intellectual Property	9.03(ff)
Parent	Preamble
Parent 401(k) Plan	6.11(e)
Parent Cash Award	6.06(a)(i)
Parent Letter	IV
Parent Material Adverse Effect	9.03(gg)
Parent Replacement Credit Facility	6.13(b)
Parent Termination Fee	6.08(c)
Paying Agent	2.02(a)
Payment Fund	2.02(a)
Permits	3.10(a)
Permitted Confidentiality Agreement	5.02(b)
Permitted Liens	3.16(a)
person	9.03(hh)
Personal Data	9.03(ii)
Privacy Laws	3.17(h)
Proxy Statement	3.04(d)(ii)
PSUs	3.03(a)
Refinancing Trigger Date	6.13(b)
Regulatory Agencies	9.03(jj)
Requisite Regulatory Approvals	7.02(e)
Restraint	8.01(b)(ii)
RSUs	3.03(a)
Sanctioned Jurisdiction	3.20(d)(iv)
Sanctions	3.20(d)(ii)
Sanctions Target	3.20(d)(iv)
Securities Act	3.05(b)
Self-Regulatory Organization	9.03(kk)
SFA	3.04(d)(vii)
SFC	4.02(c)
SOX	3.05(e)
Specified Date	8.01(b)(i)
Specified Stockholders	Recitals
State BD Filings	3.04(d)(vi)
Stockholder Approval	3.22
Stockholders Meeting	6.01(c)
Sub	Preamble
Subsidiary	9.03(ll)
Superior Proposal	5.02(c)(ii)
Superior Proposal Notice	5.02(e)(i)
Superior Proposal Notice Period	5.02(e)(i)
Surviving Corporation	1.01
Takeover Proposal	6.08(b)
tax return	3.15

Term	Section
taxes	3.15
taxing authority	3.15
Termination Date	8.01(b)(i)
Trade Secrets	9.03(z)
Transaction Litigation	6.12
Volcker Rule	9.03(mm)
Voting Agreement	Recitals
WARN Act	3.13(b)
WpIG	3.04(d)(x)
Willful Breach	9.03(mm)

AGREEMENT AND PLAN OF MERGER dated as of May 22, 2023 (this “Agreement”), by and among Mizuho Americas LLC, a Delaware limited liability company (“Parent”), Blanc Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and Greenhill & Co., Inc., a Delaware corporation (the “Company”).
WHEREAS, the parties hereto intend that, on the terms and subject to the conditions set forth in this Agreement, Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the provisions of the Delaware General Corporation Law (the “DGCL”), and each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than Canceled Shares and Dissenting Shares, shall be converted into the right to receive the Merger Consideration;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement (as defined below), (b) determined that it is in the best interests of the Company Stockholders for the Company to enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (d) resolved to recommend that this Agreement be adopted by Company Stockholders;
WHEREAS, the board of directors of Sub has unanimously (a) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (b) determined that it is in the best interests of the sole stockholder of Sub for Sub to enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (c) directed that the adoption of this Agreement be submitted to the sole stockholder of Sub and (d) recommended that this Agreement be adopted by the sole stockholder of Sub;
WHEREAS, the board of directors of Parent has unanimously approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement;
WHEREAS, immediately following the execution of this Agreement, Parent will cause the sole stockholder of Sub to adopt this Agreement;
WHEREAS, concurrently with the execution of this Agreement, Scott L. Bok and certain affiliated persons (the “Specified Stockholders”) are entering into a voting agreement with Parent and Sub (the “Voting Agreement”), pursuant to which, among other things, the Specified Stockholders have agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all of their shares of the Company Common Stock in favor of the adoption of this Agreement; and
WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I

The Merger
Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent.
Section 1.02 Closing. The closing of the Merger (the “Closing”) shall take place at 9:00 a.m., New York time, on a date to be specified by the parties hereto, which shall be not later than the third (3rd) Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing; it being understood that the occurrence of the Closing shall remain subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions at the Closing), at the offices of Paul, Weiss, Rifkind, Wharton &

Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, or remotely by exchange of documents and signatures (or their electronic counterparts), unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
Section 1.03 Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the parties hereto shall properly file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in such form as is required by and in accordance with the applicable provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Delaware Secretary of State or, to the extent permitted by applicable Law, at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”
Section 1.04 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.
Section 1.05 Certificate of Incorporation and Bylaws.
(a) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other person, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A hereto and such amended and restated certificate of incorporation shall become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (but subject to Section 6.07).
(b) The parties hereto shall take all necessary action such that the bylaws of the Company shall be amended and restated as of the Effective Time in their entirety to read as set forth in Exhibit B hereto and such amended and restated bylaws shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (but subject to Section 6.07).
Section 1.06 Directors. The parties hereto shall take all necessary action such that, from and after the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Section 1.07 Officers. Unless otherwise determined by Parent prior to the Effective Time, the parties hereto shall take all necessary action such that, from and after the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in each case in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
ARTICLE II

Conversion of Securities
Section 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock or the holder of any shares of capital stock of Sub:
(a) Capital Stock of Sub. Each share of common stock, par value $0.001 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) Company Common Stock
(i) All shares of Company Common Stock that are owned directly by the Company, including any shares of Company Common Stock held as treasury stock, or that are owned by Parent or Sub or any other direct or indirect wholly owned Subsidiary of the Company or of Parent, in each case, as of immediately prior to the Effective Time (collectively, “Canceled Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.
(ii) All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) Canceled Shares and (B) Dissenting Shares) shall be converted automatically into the right to receive $15.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented any such shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement.
(c) Statutory Right of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than Canceled Shares), and that are held by a holder of shares of Company Common Stock (a “Company Stockholder”) who is entitled to demand appraisal and who has properly and validly demanded appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the Laws of the State of Delaware with respect to such shares) shall not be converted into, or represent a right to receive, the Merger Consideration pursuant to this Section 2.01. Such Company Stockholders shall be entitled only to such rights as are granted by Section 262 of the DGCL (in such case, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of Dissenting Shares shall cease to have any rights with regard thereto except such holder’s right to receive the fair value of such Dissenting Shares to the extent afforded by Section 262 of the DGCL); provided, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such holder’s shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.01, upon surrender of such Certificate that formerly represented such shares of Company Common Stock in accordance with the terms of Section 2.02.
(ii) The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock (or any written threats thereof), any written withdrawal or purported withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Laws of the State of Delaware that relates to such demand, and Parent shall have the opportunity and right to participate in and direct all negotiations and any litigation, suit, action or other proceeding with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, or approve the withdrawal of, any such demands or agree to do any of the foregoing.
Section 2.02 Surrender and Payment.
(a) Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of shares of Company Common Stock to receive the aggregate Merger Consideration to which the holders of such shares of Company Common Stock shall become entitled pursuant to Section 2.01(b)(ii). No later than substantially concurrently with the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying

Agent cash sufficient to pay the aggregate Merger Consideration with respect to all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) Canceled Shares and (B) Dissenting Shares) (the “Payment Fund”). To the extent the Payment Fund diminishes for any reason below the level required to make prompt payment of any outstanding Merger Consideration to be paid in exchange for shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.01(b)(ii), Parent and the Surviving Corporation shall promptly replace or restore the lost portion of such Payment Fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payment. The Payment Fund shall not be used for any purpose other than to pay the Merger Consideration in the Merger. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation. If any portion of the cash made available to the Paying Agent is in respect of any Dissenting Shares, such cash will be returned to Parent upon demand.
(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time and in any event within five (5) Business Days following the Closing Date, Parent shall mail or shall cause the Paying Agent to mail to each record holder of shares of Company Common Stock as of immediately prior to the Effective Time, in each case whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.01(b)(ii), (i) a form of letter of transmittal (which shall (A) include an accompanying IRS Form W-9 or the applicable IRS Form W-8, (B) specify that delivery shall be effected and risk of loss and title to the Certificates held by such person shall pass only upon proper delivery of the Certificates to the Paying Agent, and (C) be in a form and have such other provisions (including customary provisions regarding delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration with respect to each share of Company Common Stock represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such payment shall pay any stamp, transfer or other similar taxes required by reason of the payment to a person other than the registered holder of such Certificate or otherwise establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.
(c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the close of business on the day on which the Effective Time occurs, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.
(d) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any Merger Consideration that would otherwise have been payable in respect of any Certificate that is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to 12 months after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any Merger Consideration payable in accordance with this Article II in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(e) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation, as the case may be, shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.
(f) Withholding Rights. Each of Parent, the Surviving Corporation, Sub and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Agreement (including amounts payable to any holder of PSUs) such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
(g) Termination of Payment Fund. Notwithstanding anything in this Section 2.02 (including Section 2.02(a)) to the contrary, at any time following the twelve-month anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that has not been disbursed to holders of Certificates, and, thereafter, subject to time limitations in Section 2.02(d), such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.
(h) Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, then the directors and officers of the Company and Sub as of immediately prior to the Effective Time shall take all such lawful and necessary action.
(i) Adjustment to Merger Consideration. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock occurs as a result of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, or any record date for any such purpose is established, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted; provided, that nothing in this Section 2.02(i) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.
ARTICLE III

Representations and Warranties of the Company
Except (i) to the extent disclosed in publicly available Company SEC Documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, on or after January 1, 2022, and prior to the date of this Agreement (a “Filed SEC Document”) (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks, in each case, that are predictive, cautionary or forward-looking in nature) (it being understood that this clause (i) shall not apply to any of Section 3.01, Section 3.02, Section 3.03 or Section 3.04) or (ii) as set forth in the letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Letter”) (it being agreed that disclosure contained in any section or subsection of the Company Letter shall be deemed to qualify and be disclosed with respect to any other Section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to such other Section or subsection of this Agreement), the Company represents and warrants to Parent and Sub as follows:

Section 3.01 Organization, Standing and Corporate Power.
(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware, (ii) has all requisite corporate, company, partnership or other organizational power and authority to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than, in each case of this Section 3.01(a), where the failure to be so organized, existing, qualified or licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.
(b) The Company has made available to Parent complete and correct copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (the “Company Charter”), and the bylaws of the Company, as amended to the date of this Agreement (the “Company Bylaws”). The Company Charter and the Company Bylaws are in full force and effect as of the date of the Agreement. The Company is not in material violation of the Company Charter or the Company Bylaws.
Section 3.02 Subsidiaries.
(a) Section 3.02 of the Company Letter sets forth a complete and correct list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of the Company. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of Liens, except for transfer restrictions imposed by applicable securities Laws, and except as would not be material to the Company and its Subsidiaries, taken as a whole, are duly authorized, validly issued, fully paid and nonassessable and not subject to any pre-emptive rights. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.
(b) The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws (or similar organization documents) of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, in each case as amended to the date of this Agreement. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c) Each Subsidiary of the Company (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company, partnership or other organizational power and authority to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than, in each case of this Section 3.02(c), where the failure to be so organized, existing, qualified or licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.03 Capital Structure.
(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, no par value, of the Company (the “Company Preferred Stock”). At the close of business on May 19, 2023 (the “Capitalization Date”), (i) (A) 18,802,594 shares of Company Common Stock (excluding treasury shares) were issued and outstanding and (B) no shares of Company Preferred Stock were issued and outstanding, (ii) 36,499,038 shares of Company Common Stock were held by the Company as treasury shares, (iii) 5,184,465 shares of Company Common Stock were reserved and available for issuance in the aggregate pursuant to (x) the Company’s Amended 2019 Equity Incentive Plan and (y) the Company’s 2019 Equity Incentive Plan (collectively, the “Company Stock Plans”), (iv) 5,962,145 shares of Company Common Stock were subject to outstanding restricted stock units with service-based, but not performance-based, vesting or delivery requirements (such service-based restricted stock units, together with any other such service-based restricted stock units granted after the Capitalization Date, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “RSUs”) (and there are $2,790,259 of dividend equivalent payments as of such date with respect to RSUs that have been accumulated or retained by the Company until the vesting or settlement of such awards), and (v) 351,741 or 879,353 shares of Company Common Stock were subject to outstanding restricted stock units with performance-based vesting or delivery requirements assuming performance conditions are satisfied at target or maximum levels, respectively (such performance-based restricted stock units, together with any other such performance-based restricted stock units granted after the Capitalization Date, in each case whether granted pursuant to the Company Stock Plans or otherwise, the “PSUs”) (and there are $367,810 of dividend equivalent payments as of such date with respect to PSUs that have been accumulated or retained by the Company until the vesting or settlement of such awards assuming performance conditions are satisfied at maximum levels). As of the date of this Agreement, none of the issued and outstanding Company Common Stock is subject to vesting or forfeiture conditions or a right of repurchase by the Company. All outstanding RSUs, PSUs and deferred cash awards (“Deferred Cash Awards”) have been granted under the Company Stock Plans. Other than the Company Stock Plans and applicable award agreements thereunder, there is no plan, Contract or arrangement providing for the grant of RSUs, PSUs, Deferred Cash Awards or other equity or equity-based awards. No shares of Company Common Stock or Equity Equivalents are owned by any Subsidiary of the Company. As of the date of this Agreement, other than the outstanding RSUs and PSUs, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, on a deferred basis or otherwise.
(b) Except as set forth in Section 3.03(a), as of the close of business on the Capitalization Date, no shares of capital stock of, or other equity or voting interests in, the Company, or securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire any such capital stock of, or other equity or voting interests in, the Company, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof, were issued, reserved for issuance or outstanding. From the close of business on the Capitalization Date to the date of this Agreement, (i) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Company Common Stock pursuant to the settlement of RSUs and PSUs, in each case, outstanding as of the Capitalization Date, and only if and to the extent required by their respective terms as in effect on such date and (ii) there have been no issuances by the Company of any Equity Equivalents.
(c) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.03, as of the date of this Agreement, there are no (i) bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries (excluding Indebtedness solely between or among the Company and any Subsidiary of the Company) or (ii) securities or other instruments or rights (including stock appreciation rights, phantom stock awards or other similar rights) issued by, or other obligations of the Company or any of its Subsidiaries, in each case of the preceding clause (i) and this clause (ii), that are linked to, or the value of which is in any way based upon or derived from, the value of any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote (the items referred to in clauses (i) and (ii) collectively, “Equity Equivalents”). Except as set forth in this Section 3.03, as of the date of this Agreement, there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its

Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, or grants any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to, any shares of capital stock or Equity Equivalents of the Company or any of its Subsidiaries. The Company has no rights plan, “poison-pill” or other similar agreement or arrangement or any anti-takeover provision in the Company Charter or the Company Bylaws that is, or at the Effective Time shall be, applicable to the Company, the Company Common Stock, the Merger, or the other transactions contemplated by this Agreement, including the Voting Agreement.
(d) Section 3.03(d) of the Company Letter contains a complete and correct list, as of the Capitalization Date, of outstanding RSUs, PSUs and Deferred Cash Awards, including, to the extent applicable, the holder, the Company Stock Plan under which the award was granted, the date of grant, the number of shares of Company Common Stock underlying such award of RSUs or PSUs (including, for award of PSUs, the target and maximum number of shares of Company Common Stock), the aggregate dollar value of such Deferred Cash Awards, and the vesting schedule. All outstanding RSUs, PSUs and Deferred Cash Awards are evidenced by award agreements that are consistent in all material respects with the forms previously made available to Parent.
Section 3.04 Authority; Noncontravention.
(a) The Company and each of its Subsidiaries has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval. The execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the compliance by the Company and its Subsidiaries with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and its Subsidiaries, as applicable, and no other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity (the “Bankruptcy Exceptions”).
(b) The Company Board, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) determining that it is in the best interests of the Company Stockholders for the Company to enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders and (iv) resolving to recommend that the Company Stockholders adopt this Agreement (the matters described in clauses (i) through (iv), the “Company Board Recommendation”), which resolutions, except to the extent expressly permitted by Section 5.02, have not been rescinded, modified or withdrawn in any way.
(c) The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company and its Subsidiaries with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens or otherwise from any action taken by Parent or Sub or any of their respective affiliates) in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of the Company or any of its Subsidiaries to require the Company or any of its Subsidiaries to acquire such security), any provision of (i) the Company Charter, the Company Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any of the Company’s Subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease, letter of credit or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking or license, whether oral or written, that is legally binding and in force and effect (each, a “Contract”), or Permit to or by which the Company or any of its Subsidiaries is a party or bound or to or by which any of their respective properties or assets are subject or bound or (iii) subject to the governmental Filings and other matters referred to in the following sentence, any (A) Law, assuming receipt of the Stockholder Approval and the adoption of this Agreement by the sole stockholder of Sub, or (B) Order, in each case, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii) any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.
(d) No Consents of, or Filings with, any Governmental Entity, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement except for:
(i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the Filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable Antitrust Law;
(ii) the filing with the SEC of (A) a proxy statement relating to the adoption of this Agreement by the Company Stockholders (as amended or supplemented from time to time, the “Proxy Statement”) and (B) such reports under the Exchange Act or under state securities Laws or “blue sky” Laws as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement;
(iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business;
(iv) any Filings required under the rules and regulations of The New York Stock Exchange (the “NYSE”) or any other applicable stock exchange;
(v) the filing of a FINRA Application relating to the transactions contemplated by this Agreement by the Company Broker-Dealer and FINRA’s approval thereof;
(vi) the filing of notifications or applications with each state securities administrator relating to the transactions contemplated by this Agreement, to the extent required of the Company Broker-Dealer under state “blue sky” or other applicable Laws (the “State BD Filings”);
(vii) any Filings required by the MAS Monetary Authority of Singapore (“MAS”) pursuant to the Securities and Futures Act 2001 (“SFA”) and MAS’ approval thereof;
(viii) any Filings required by the FCA (as defined below) pursuant to the FSMA (as defined below) and the FCA’s approval thereof;
(ix) any Filings required by the SFC (as defined below) pursuant to the Securities and Futures Ordinance (Cap. 571) and the SFC’s approval thereof;

(x) any Filings required by BaFin (as defined below) pursuant to the German Investment Firm Act in connection with the Commission Delegated Regulation (EU) 2017/1946 of 11 July 2017 (“WpIG”) and BaFin and Bundesbank’s approval (or non-objection upon expiration of the approval period) thereof; and
(xi) such other actions, Consents or Filings, the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.
Section 3.05 Company SEC Documents.
(a) The Company has timely filed with or furnished to the SEC each report, schedule, form, statement or other document or Filing required by applicable Law to be filed or furnished by the Company since January 1, 2021 (such documents available on the SEC’s website or made available to Parent, together with all information incorporated therein by reference, the “Company SEC Documents”).
(b) Other than the Company Broker-Dealer as set forth in Section 3.11, no Subsidiaries of the Company are required to file or furnish any report, schedule, form, statement or other document with, or make any other Filing with, or furnish any other material to, the SEC. As of their respective dates or, in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, their respective effective dates, each of the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Exchange Act, in each case, applicable to such Company SEC Document, and no Company SEC Document at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended or superseded by a subsequent filing with the SEC prior to the date hereof. To the extent that complete and correct copies are not available on the SEC’s website, the Company has made available to Parent copies of all material comment letters received by the Company from the SEC since January 1, 2021 and relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. As of the date of this Agreement, to the knowledge of the Company none of the Company SEC Documents are the subject of any ongoing review by the SEC.
(c) The financial statements (including the related notes) of the Company included in the Company SEC Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in effect from time to time in the United States of America (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and the absence of complete footnotes).
(d) Except as set forth in the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents (the “Baseline Financials”), the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than such liabilities or obligations (i) with respect to or arising from the transactions contemplated by this Agreement, (ii) incurred in the ordinary course of business consistent with past practice after the date of the Baseline Financials or (iii) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(e) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, “SOX”) applicable to it.

(f) The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, as applicable, with respect to the Company SEC Documents. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.
(g) Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries’ published financial statements or other Company SEC Documents.
(h) The Company maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance in all material respects with the Exchange Act.
(i) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) in compliance in all material respects with the Exchange Act.
Section 3.06 Information Supplied. None of the information supplied, or to be supplied, by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company Stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will, with respect to information regarding the Company, comply as to form in all material respects with the requirements of the Exchange Act.
Section 3.07 Absence of Certain Changes or Events. From December 31, 2022 to the date of this Agreement, (a) other than as a result of COVID-19 Measures, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course consistent with past practice and (b) there has not been any Material Adverse Effect.
Section 3.08 Litigation. As of the date of this Agreement, there are no claims, actions, suits, litigation, arbitration or judicial, administrative or regulatory proceedings or investigations by or before any Governmental Entity (each, a “Legal Proceeding”) pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any present or former officer or director of the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.
Section 3.09 Contracts.
(a) Section 3.09 of the Company Letter sets forth as of the date of this Agreement a complete and correct list of the following, in each case excluding any Benefit Plan:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries, taken as a whole, or any Contract that is of the type that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC under the Exchange Act;

(ii) any Contract that (A) limits the right or ability of the Company, any of its Subsidiaries or any affiliate of any of them to compete with any other person in any line of business or geographic region (or that following the Effective Time would limit the right or the ability of Parent or its affiliates to engage in any line of business or compete in any geographic area) or (B) obligates the Company or any of its Subsidiaries (or following the Effective Time, Parent or its Subsidiaries) to conduct business with any third party on a preferential or exclusive (or co-exclusive) basis or which contains “most favored nation” rights or similar rights;
(iii) any Contract to or by which the Company or any of its Subsidiaries is a party or bound granting a third party a license, coexistence agreement, covenant-not-to-assert or similar right with respect to Owned Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole;
(iv) any Contract pursuant to which the Company or any of its Subsidiaries has been granted any license, coexistence agreement, covenant-not-to-assert or similar right with respect to Intellectual Property, which license, covenant or other similar right is material to the business of the Company and its Subsidiaries, taken as a whole, other than non-exclusive licenses or similar non-exclusive rights for generally commercially available software or information technology services;
(v) any Contract granting to any person an option or a first refusal, first offer or similar preferential right to purchase or acquire any securities or material assets of the Company or any of its Subsidiaries;
(vi) any Contract (other than those solely between or among the Company and any Subsidiary of the Company) relating to Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $250,000 other than accounts receivable and payable in the ordinary course of business;
(vii) each Contract under which the Company has, directly or indirectly, made any loan, advance, extension of credit or capital contribution to, or other investment in, any person (other than to or in the Company or any of its Subsidiaries and other than in the ordinary course of business consistent with past practice);
(viii) any joint venture, partnership, strategic alliance (whether exclusive or non-exclusive), collaboration or limited liability company agreement (other than such agreement solely between or among the Company and its wholly owned Subsidiaries) or similar arrangement;
(ix) any Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger;
(x) any Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for the acquisition or disposition of any assets (other than obligations set forth in the capital expenditure budget set forth on Section 5.01(a)(x) of the Company Letter and acquisitions or dispositions of inventory in the ordinary course of business) or business (whether by merger, sale of stock, sale of assets or otherwise) and that contains covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) outstanding as of the date of this Agreement that are material to the Company and its Subsidiaries, taken as a whole;
(xi) any Contract that limits or restricts the ability of any of the Company or any of its wholly owned Subsidiaries to make distributions or declare or pay dividends in respect of its capital stock or membership interests, as the case may be;
(xii) [Reserved];
(xiii) any Contract under which there will be an acceleration of payments upon consummation of the Merger, or which gives another person a right to elect to cause an acceleration of payments upon consummation of the Merger, where such acceleration of payments would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;
(xiv) [Reserved];

(xv) any Contract entered into in the past three (3) years involving any final adjudication or settlement of any actual or threated Legal Proceeding requiring a payment of greater than $100,000 that remains unpaid or which imposes material continuing obligations on the Company or any of its Subsidiaries;
(xvi) any Contract with any Governmental Entity or Regulatory Agency (other than Contracts with any Governmental Entity or Regulatory Agency as a client or customer entered into in the ordinary course of business) that imposes any material obligation or restriction on the Company or any of its Subsidiaries;
(xvii) [Reserved];
(xviii) any Contract for information technology services involving annual payments by the Company and its Subsidiaries of more than $250,000 that cannot be terminated by the Company or any of its Subsidiaries prior to the first anniversary of the date hereof; and
(xix) any Contract other than a Contract that meets the description set forth in clause (xviii) above that requires by its terms, or is reasonably expected to result in, the payment of more than $250,000 by the Company or any of its Subsidiaries during the Company’s current fiscal year or any fiscal year thereafter.
(b) The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (i) through (xix) of Section 3.09(a) are collectively referred to in this Agreement as “Material Contracts.” The Company has made available to Parent a complete and correct copy of each of the Material Contracts as in effect as of the date of this Agreement (it being acknowledged by Parent and Sub that each Material Contract filed by the Company with the SEC in the Filed SEC Documents shall be deemed to have been made available to Parent and Sub), including all amendments or waivers thereto that remain in effect as of the date of this Agreement. Each Material Contract is in full force and effect and is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party or parties thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Bankruptcy Exceptions, except where failure of such Material Contract to be legal, valid, binding or enforceable would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is not (with or without notice or lapse of time or both) in breach or default thereunder, and, to the knowledge of the Company, no other party to any of the Material Contracts is (with or without notice or lapse of time or both) in breach or default thereunder, except in each case as would not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, as of the date of this Agreement, there has occurred no event giving rise (with or without notice or lapse of time or both) to any right of termination, material amendment or cancelation of any counterparty under any Material Contract, except in each case as would not be reasonably expected to have a Material Adverse Effect.
Section 3.10 Permits; Compliance with Laws.
(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries holds all certificates, variances, charters, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, “Permits”) that are necessary for the Company and its Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of the Company, threatened that would reasonably be expected to result in the cancellation, withdrawal, revocation, termination, lapse, limitation, invalidation, suspension or adverse modification of any such Permits of the Company or any of its Subsidiaries.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and since January 1, 2021 has been, in compliance with all applicable Laws and Orders, and (ii) to the knowledge of the Company, no condition or state of facts exists that would reasonably be expected to give rise to a violation of, or a liability or default under, any applicable Law or Order.

(c) As of the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2021, from any person that alleges that the Company or any of its Subsidiaries is not in compliance with, or is subject to liability under, any Permit, applicable Law or Order or relates to the revocation or modification of any Order, and (b) neither the Company nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or any of the assets or operations of the Company or any of its Subsidiaries or that any such investigation or review is contemplated.
(d) Since January 1, 2021 through the date of this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged violation of, or a liability or default under, any applicable Law or Order.
Section 3.11 Regulatory Matters.
(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries is, nor since January 1, 2021, has been, or has been required to be, registered, licensed or qualified as a bank, trust company, commodity trading advisor, commodity pool operator, introducing broker, futures commission merchant, swap dealer, transfer agent, real estate broker, municipal advisor, insurance company or insurance broker.
(b) Since June 10, 2022, neither the Company nor any of its Subsidiaries has provided any investment management or investment advisory services, including sub-advisory services, that require such Company or Subsidiary to be registered (or to rely on an exemption from registration) as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 (the “Investment Advisers Act”)or has been required to be registered (or to rely on an exemption from registration) under any similar applicable Law in any jurisdiction. Prior to such date, since January 1, 2021, to the extent the Company or any Subsidiary of the Company provided such services, such services were provided by a Subsidiary of the Company that was a duly registered investment adviser under the Investment Advisers Act and, to the extent required, duly registered in any similar capacity in any other jurisdiction, and all such services were provided by the Company and any Subsidiary of the Company in compliance with applicable Law, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c) The Company Broker-Dealer is the only Subsidiary of the Company that is a Broker-Dealer. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) since January 1, 2021, the Company Broker-Dealer has been duly registered as a Broker-Dealer with the SEC and each state and other jurisdictions in which it is required to be so registered, (ii) the Company Broker-Dealer is, and since January 1, 2021 has been, a member in good standing of FINRA and has not been, nor been required to be, a member of any other Self-Regulatory Organization, and (iii) to the knowledge of the Company, each natural person whose functions require him or her to be licensed as a representative or principal of, and registered with, the Company Broker-Dealer is registered with FINRA and all applicable states and other jurisdictions, such registrations are not, and since January 1, 2021 have not been, suspended, revoked or rescinded and remain in full force and effect, and no such natural person is registered with more than one Broker-Dealer in any jurisdiction where such multiple registrations would violate any applicable Law.
(d) The Company has made available to Parent complete and correct copies of the Company Broker-Dealer’s current Form BD as of the date of this Agreement. The Company will make available to Parent complete and correct copies of any Form BD filed with the SEC before the Closing Date by it or any of its Subsidiaries. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) the current Form BD of the Company Broker-Dealer is, and any Form BD of the Company Broker-Dealer filed before the Closing Date will be at the time of filing, in compliance in all material respects with the applicable requirements of the Exchange Act, the rules thereunder and the rules of any Self-Regulatory Organization, as applicable and (ii) no fact relating to the Company Broker-Dealer or any “control affiliate” of the Company Broker-Dealer, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD, except to the extent that such facts have been reflected on Form BD of the Company Broker-Dealer, as applicable.
(e) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) none of the Company Broker-Dealer, or any of the Company’s other Subsidiaries, nor any of the Company Broker-Dealer’s “associated persons” (as defined in the Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a Broker-Dealer or as an “associated person” of a Broker-Dealer, (B) subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, (C) subject to any material disciplinary proceedings or Orders that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary proceedings or Orders are not actually disclosed on such person’s current Form BD or current Forms U-4 or U-5) to the extent that such person or its associated persons is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such person as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and (ii) as of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened by any Governmental Entity that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A), (i)(B), (i)(C) and (i)(D).
(f) The Brokerage Services performed by the Company Broker-Dealer since January 1, 2021 have been conducted in compliance with all material requirements of the Exchange Act, the rules and regulations of the SEC, FINRA, and any applicable state securities regulatory authority or Self-Regulatory Organization, as applicable, in each case except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (A) the Company Broker-Dealer has established, in compliance with requirements of applicable Law, and maintained in effect at all times required by applicable Law since January 1, 2021, written policies and procedures reasonably designed to achieve compliance with the Exchange Act and the rules of each applicable Self-Regulatory Organization (“BD Compliance Policies”), including those required by (i) applicable FINRA rules, including FINRA Rule 3110, 3120 and 3130, (ii) anti-money laundering laws, including a written customer identification program in compliance therewith, (iii) privacy laws including policies and procedures with respect to the protection of nonpublic personal information about customers, clients and other third parties and (iv) identity theft laws, and (B) such BD Compliance Policies have been approved by such principals, managers and other supervisors as are required under the aforementioned laws, rules and regulations.
(g) The Company Broker-Dealer currently maintains, and since January 1, 2021 has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by the Company Broker-Dealer, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Exchange Act.
(h) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) no Governmental Entity has, since January 1, 2021, formally initiated any administrative proceeding or investigation into the Company Broker-Dealer and (ii) the Company Broker-Dealer has not received a written “wells notice”, other written indication of the commencement of an enforcement action from the SEC, FINRA or any other Governmental Entity, or other notice alleging any material noncompliance with any applicable Law governing the operations of Broker-Dealers. As of the date of this Agreement, the Company has no knowledge of any unresolved material violation or material exception raised in writing by any Governmental Entity with respect to the Company Broker-Dealer. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) since January 1, 2021, the Company Broker-Dealer has not settled any claim or proceeding of the SEC, FINRA or any other Governmental Entity and (ii) the Company Broker-Dealer has not had an order, decree or judgement entered against it by a Governmental Entity in connection with any applicable Law governing the operation of Broker-Dealers. As of the date hereof, the Company Broker-Dealer is not currently subject to, or has received any written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity, and no examination or inspection has been started or completed for which no examination report is available.

Section 3.12 Environmental Matters. (a) The Company and its Subsidiaries are, and since January 1, 2021, have been in compliance with applicable federal, state, provincial and local Laws governing pollution or the protection of human health or the environment (“Environmental Law”), which compliance includes obtaining, maintaining and complying with any required permits and authorizations (“Environmental Permits”); (b) neither the Company nor any Subsidiary of the Company has received any written notice that remains outstanding from a Governmental Entity or any other person that alleges that the Company or any such Subsidiary is in violation of or liable pursuant to applicable Environmental Law or Environmental Permits; and (c) as of the date of this Agreement, there are no unresolved legal or administrative proceedings pending alleging that the Company or any of its Subsidiaries is liable pursuant to applicable Environmental Law, except with respect to any of the foregoing under (a), (b) or (c) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The representations and warranties set forth in this Section 3.12 are the Company’s sole and exclusive representations relating to environmental matters of any kind.
Section 3.13 Labor Relations.
(a) As of the date of this Agreement, there are no collective bargaining agreements, labor union contracts, trade union agreements or other works council agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound and no such agreement is being negotiated by the Company or any of its Subsidiaries.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) since January 1, 2021 and through the date of this Agreement, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to the knowledge of the Company, threatened employee strikes, work stoppages, slowdowns or lockouts, (ii) each of the Company and its Subsidiaries is, and since January 1, 2021 has been, in compliance with all applicable Laws and Orders relating to labor relations, employment and employment practices (including the hiring and termination of employees), terms and conditions of employment, payment of wages, classification of employees, disability accommodation, immigration, visa, work status, human rights, pay equity and workers’ compensation, (iii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received notice of any unfair labor practice charge or complaint against the Company or any of its Subsidiaries that is pending or, to the knowledge of the Company, threatened, in each case before the National Labor Relations Board or any comparable Governmental Entity, and (iv) since January 1, 2021, the Company and its Subsidiaries have not effectuated a “plant closing” or “mass layoff” within the meaning of Worker Adjustment and Retraining Notification Act (and any similar foreign, state or local Law) (the “WARN Act”).
Section 3.14 Employee Benefits Matters.
(a) Section 3.14(a) of the Company Letter sets forth a complete and correct list of all material Benefit Plans that are in effect as of the date of this Agreement.
(b) The Company has delivered to Parent complete and correct copies of the following with respect to each material Benefit Plan, to the extent applicable: (i) such Benefit Plan (or, in the case of any unwritten Benefit Plans, written descriptions thereof), including any amendments thereto; (ii) the most recent annual report required to be filed with, delivered to or received by any Governmental Entity; (iii) the most recent summary plan description (if any), and any summary of material modifications; (iv) each trust agreement; (v) the most recent actuarial valuations for such Benefit Plan; and (vi) the most recent nondiscrimination test results for each Benefit Plan for which such test is required. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have established, administered, funded and maintained each Benefit Plan in compliance with the terms of such Benefit Plan and applicable Law, including ERISA and the Code.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Benefit Plan intended to be tax qualified under Section 401(a) of the Code has been the subject of a favorable determination, qualification or opinion letter from the U.S. Internal Revenue Service (the “IRS”) to the effect that such Benefit Plan is qualified and, to the knowledge of the Company, no event has occurred that could reasonably be expected to adversely affect the qualification of such Benefit Plan, and (ii) each Foreign Benefit Plan (A) that is required to have been approved by any non-United States Governmental Entity has been so approved or timely submitted for approval and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Benefit Plan that could reasonably be expected to affect any such approval relating thereto and (B) that is required to be funded or book-reserved has been so funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with the applicable Law.
(d) Neither the Company nor any Commonly Controlled Entity has in the past six (6) years sponsored, maintained, contributed to or been obligated to sponsor, maintain or contribute to, or has any actual or contingent liability under, any plan that is (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA), (iii) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (iv) a “multiple employer plan” (within the meaning of Section 413 of the Code or that has been subject to Section 4063 or 4064 of ERISA), or (v) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).
(e) No Benefit Plan that provides welfare benefits, whether or not subject to ERISA, provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code or any similar state or foreign Law.
(f) Neither the execution of this Agreement nor the Stockholder Approval nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will (i) entitle any Company Personnel to severance pay, (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of, compensation due to any Company Personnel, (iii) require any funding (through a grantor trust or otherwise) of any compensation or benefit, (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code), or (v) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the transactions contemplated by this Agreement, the Surviving Corporation, to merge, amend or terminate any Benefit Plan or permit any third-party to a Foreign Benefit Plan to unilaterally amend or terminate such Foreign Benefit Plan.
(g) No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any taxes imposed under Section 4999 or 409A of the Code (or any corresponding Federal, state or local taxes).
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to, and, to the knowledge of the Company, there are no, pending claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or Legal Proceedings against or involving or asserting any rights or claims to benefits under, any Benefit Plan.
(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each Benefit Plan, in the past six (6) years, there has not occurred any “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code).
(j) Since January 1, 2021, to the knowledge of the Company, (i) no written or oral allegations of sexual harassment, discrimination or misconduct have been made against any employee of the Company with the title of vice president or above, (ii) there are no investigations or other Legal Proceedings pending or, to the knowledge of the Company, threatened related to any allegations of sexual harassment, discrimination or misconduct by any employee of the Company with the title of vice president or above, and (iii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment, discrimination or misconduct by any employee of the Company with the title of vice president or above.
Section 3.15 Taxes. For the purposes of this Agreement: (i) “taxes” means all federal, state and local (in each case, whether domestic or foreign) taxes, levies, imposts, assessments, duties or similar charges of any kind whatsoever in the nature of a tax, including all corporate franchise, income, sales, use, ad valorem, receipts, value-added, profits, license, withholding, employment, severance, compensation, utility, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, windfall profits, premium, goods and services, branch, capital stock, estimated, recapture and other taxes, and including any interest, fines, penalties or additions imposed with respect thereto by any taxing authority; (ii) “taxing authority” means any Governmental Entity exercising authority in respect of the assessment or collection of any taxes; and (iii) “tax return” means any federal, state or local (in each case, whether domestic or foreign) return, declaration, report, estimate, election, disclosure, form, information return, statement (including any statement pursuant to Treasury Regulation Section 1.6011-4(a)) or other document in each case filed or required to be filed with a Governmental Entity relating to taxes (including any related or supporting information with respect thereto, any schedule or attachment thereto and including any amendment thereof). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (provided, that such exception shall not apply with respect to Section 3.15(h)):
(a) Each of the Company and its Subsidiaries has timely filed (taking into account all extensions) all tax returns required to be filed in the manner prescribed by applicable Law. All such tax returns are true, complete and correct in all respects. Each of the Company and its Subsidiaries has timely paid (taking into account all valid extensions) all taxes due from it with respect to the taxable periods covered by such tax returns and all other taxes due for which the Company or any of its Subsidiaries is liable (including as a transferee or successor or pursuant to Treasury Regulations Section 1.1502-6 (or similar provision of state, local or foreign tax Law)), except for taxes for which reserves have been established on the financial statements of the Company in accordance with GAAP.
(b) No tax return of the Company or any of its Subsidiaries is under, or has been threatened in writing with, any audit or examination by any taxing authority which audit or examination has not been closed, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries which audit or examination has not been closed. Each deficiency resulting from any audit or examination relating to taxes by any taxing authority has been timely paid and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company or any of its Subsidiaries (including as a transferee or successor). No written claim has been made within the past six (6) years by a Governmental Entity that the Company or any of its Subsidiaries is subject to taxation in, or required to file tax returns in, a jurisdiction in which it does not currently file tax returns.
(c) There is no currently effective agreement or other document waiving any statute of limitations with respect to taxes or extending the period of assessment or collection of any taxes, and no request for any such waiver or extension has been made that remains currently pending by or on behalf of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received, or requested, any ruling or determination from any taxing authority which would be binding on the Company or its Subsidiaries after the Closing Date.
(d) No Liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.
(e) Neither the Company nor any of its Subsidiaries (i) is a party to, bound by or currently has any liability under any tax sharing agreement, tax indemnity agreement or similar agreement or arrangement with respect to taxes (including any “closing agreement” pursuant to Section 7121 of the Code (or similar provision of state, local, or foreign Law), or other agreement relating to taxes with any taxing authority) (other than (x) any such agreement that is solely between or among the Company and/or any of its Subsidiaries or (y) any customary tax indemnification provisions in ordinary course commercial agreements that are not primarily related to taxes) or (ii) has any liability for the taxes of any person pursuant to Treasury Regulations Section 1.1502-6 (or similar provision of state, local, or foreign tax Law) (other than a member of the consolidated U.S. federal income tax group of which the Company is the common parent), as a transferee or successor, or by contract.
(f) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (i) any change in method of accounting pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. tax Law) effected prior to the Effective Time, (ii) prepaid amounts or deferred revenue received on or prior to the Effective Time, (iii) any open transaction disposition entered into prior to the Effective Time, (iv) any “closing agreement” as described in Section 7121 of the Code or similar provision of state, local, or foreign Law executed on or prior to the Effective Time, or (v) any intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Law) with respect to a transaction or event occurring on or prior to the Effective Time. Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code.
(g) Each of the Company and its Subsidiaries has complied in all respects with all applicable Laws relating to the collection, payment and withholding of taxes and has, within the time and the manner prescribed by Law, collected, deducted or withheld from and paid over to the proper taxing authorities all amounts required to be so collected, deducted or withheld and paid over in accordance with such applicable Laws.
(h) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code within the two (2)-year period ending on the date of this Agreement.
(i) Neither the Company nor any of its Subsidiaries has ever participated in any “listed transaction,” as defined in Treasury Regulation Section 1.6011-4(b)(2) or similar provision of state, local, or foreign Law.
(j) Neither the Company nor any of its Subsidiaries has applied for or received any loan under the Paycheck Protection Program under the CARES Act that would be outstanding as of the Closing Date.
(k) Notwithstanding any other provision of this Agreement, it is agreed and understood that no representation or warranty is made by the Company in this Agreement with respect to taxes, other than the representations in this Section 3.15 and, to the extent specifically relating to taxes, Section 3.14.
Section 3.16 Properties.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased real property and leased tangible assets has valid and enforceable leasehold interests in, all of its properties and tangible assets, free and clear of all Liens, except for (i) Liens for (x) taxes not yet due and payable or (y) that are being contested in good faith through appropriate proceedings and, in the case of this clause (y), for which adequate reserves have been established in accordance with GAAP in the most recent financial statements contained in the Filed SEC Documents, (ii) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business consistent with past practice, in each case for sums not yet due and payable or due, but not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the most recent financial statements contained in the Filed SEC Documents, (iii) Liens incurred in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (iv) non-monetary Liens incurred in the ordinary course of business consistent with past practice that would not reasonably be expected to interfere adversely in a material way with the use of the properties or assets encumbered thereby, or (v) Liens securing obligations under or in connection with the Company Credit Agreement (including Loan Document Obligations and Secured Obligations, in each case, as defined in the Company Credit Agreement) (collectively, “Permitted Liens”).
(b) Section 3.16(b) of the Company Letter sets forth a complete and correct list of all material real property and material interests in real property leased by the Company or any of its Subsidiaries as of the date of this Agreement (each such property, a “Leased Real Property” and each lease, sublease or other agreement relating to such Leased Real Property, a “Lease”). A complete and correct copy of each Lease (including all material amendments, extensions, renewals, guaranties and other agreements with respect thereto) as of the date of this Agreement related to each Leased Real Property as set forth in Section 3.16(b) of the Company Letter has been made available to Parent prior to the date of this Agreement.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each Leased Real Property: (i) the Merger and the transactions contemplated by this Agreement do not require the consent of any party to any Lease, (ii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy such Leased Real Property or any portion thereof and (iii) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Lease is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except as enforceability thereof may be limited by the Bankruptcy Exceptions, and each such Lease is in full force and effect and (ii) neither the Company nor its applicable Subsidiary, nor to the knowledge of the Company, any other party thereto, is in breach or default under any Lease.
(e) Neither the Company nor any of its Subsidiaries owns, and has not in the past owned, any real property.
(f) The Leased Real Property constitutes all the real property currently used by the Company and its Subsidiaries in the operation of the business. As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened condemnation, eminent domain or similar proceedings affecting the Leased Real Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.17 Intellectual Property.
(a) Section 3.17(a) of the Company Letter lists, as of the date of this Agreement, the Intellectual Property that is owned or purported to be owned by the Company or its Subsidiaries and is registered with, issued by or the subject of a pending application before any applicable Governmental Entity or Internet domain name registrar. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) all of the registrations, issuances and applications set forth on Schedule 3.17(a) are valid, in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and (ii) payment of all renewal and maintenance fees finally due in respect thereof have been duly made.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiaries exclusively owns all rights, title and interest in and to all Owned Intellectual Property, free and clear of Liens (other than Permitted Liens), and are licensed or otherwise have the right to use all other Company Intellectual Property.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries’ conduct of their business (including their use of the Owned Intellectual Property) do not infringe or otherwise violate any Intellectual Property of any third party in any material respect, and there is no action pending or, to the knowledge of the Company, threatened alleging any such infringement or violation or challenging the Company’s or any of its Subsidiaries’ rights in or to any Owned Intellectual Property. To the knowledge of the Company, no person is infringing or otherwise violating any Owned Intellectual Property except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d) The Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of the material Trade Secrets included in the Owned Intellectual Property. To the knowledge of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such Trade Secrets included in the Owned Intellectual Property have not been disclosed to any person except pursuant to written non-disclosure obligations.
(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries have obtained from all employees who have created or developed (or are creating or developing) material Intellectual Property for or on behalf of the Company or any of its Subsidiaries, written agreements for the benefit of the Company and its Subsidiaries pursuant to which each such party assigns to the Company or one of its Subsidiaries all of the rights of such employees in the Intellectual Property created by such employees within the scope of such employee’s employment with the Company or its applicable Subsidiaries, or such rights in Intellectual Property have otherwise vested automatically in the Company or its Subsidiaries by operation of applicable Law.
(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i)(A) the Company and its Subsidiaries have not, since January 1, 2021, experienced any unauthorized access to or other breach of security with respect to the information technology systems owned, operated or controlled by the Company and its Subsidiaries (the “IT Systems”), and (B) there has been no event that would require the Company or its Subsidiaries to notify customers, employees, users, or any other persons that their Personal Data has been breached, exfiltrated or exposed under any applicable Laws, and (ii) the IT Systems (A) operate and perform as required by the Company and its Subsidiaries in connection with the conduct of their respective businesses, (B) to the knowledge of the Company, since January 1, 2021, have not malfunctioned or failed (except for malfunctions or failures that have been remedied in all material respects) and (C) to the knowledge of the Company, are free from bugs and other defects and do not contain any “virus”, “worm”, “spyware”, “ransomware” or other malicious software.
(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries (i) have in place security controls, incident response plans and disaster recovery plans and procedures for the IT Systems that are at least as protective as is industry-standard, (ii) take reasonable actions to protect, maintain, audit, monitor and test the confidentiality, integrity, availability, redundancy, backup, continuous operation and security of the IT Systems, and to correct any problems that are identified and (iii) regularly train employees and users of the IT Systems to identify security threats and intrusions, and take steps to prevent security incidents.
(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its Subsidiaries have since January 1, 2021 complied and are currently in compliance with (A) all applicable Laws relating to the collection, use, processing, transfer and storage of Personal Data, including, to the extent applicable to the Company and its Subsidiaries, the Federal Trade Commission Act and regulations promulgated thereunder, the SEC’s Regulation S-P, the Gramm-Leach-Bliley Act, the New York State Division of Financial Services Cybersecurity Regulation Part 500, the California Consumer Privacy Act, the California Privacy Rights Act, the Virginia Consumer Data Protection Act, all U.S. State data breach notification laws, the EU Data Protection Directive 95/46/EC of 24 October 1995, the EU General Data Protection Regulation 2016/679/EU of April 27, 2016, the EU ePrivacy Directive 2002/58/EC of 12 July 2002 and the related implementing legislation of the EU Member States, the California Consumer Privacy Act, and China’s Personal Information Protection Law (collectively, the “Privacy Laws”); (B) their own respective privacy policies relating to the collection, storage, use, disclosure and transfer of any Personal Data collected by or on behalf of the Company or any of its Subsidiaries; and (C) to the extent applicable, the Contracts governing the use and disclosure of Personal Data to which the Company or any of its Subsidiaries is a party, (ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of a complaint, action or investigation regarding its collection, use or disclosure of Personal Data that is pending or unresolved and (iv) the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Laws or result in or give rise to any right of termination or other right to impair or limit the Company’s any of its Subsidiaries’ rights to own or use any Personal Data used in or necessary for the conduct of its or their business.
Section 3.18 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company or its Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses, as are customary for businesses in the Company’s and its Subsidiaries’ business, (ii) all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation, (iii) the Company and each of its Subsidiaries maintains mandatory insurance policies as required by applicable Law and (iv) as of the date of this Agreement, there is no claim pending under any such policies as to which coverage has been questioned, denied or disputed.
Section 3.19 Action by Regulatory Agencies. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (A) neither the

Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has since January 1, 2021, been ordered to pay any civil money penalty by, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its risk management policies, its management, its business or its ability to consummate the transactions contemplated hereby in a timely manner (each, a “Company Regulatory Agreement”), and (B) neither the Company or any of its Subsidiaries has been advised in writing, since January 1, 2021 through the date of this Agreement, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Regulatory Agreement.
Section 3.20 Anti-Corruption; Economic Sanctions.
(a) Since January 1, 2018, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries or any of their respective directors and officers has, and to the knowledge of the Company, nor has any other person acting on the Company’s or any of its Subsidiaries’ behalf, violated any Anti-Corruption Laws and (ii) neither the Company nor any of its Subsidiaries or any of their respective directors and officers has, and to the knowledge of the Company, nor has any other Company Representative (acting in the capacity of a Company Representative) nor any other person acting on the Company’s or any of its Subsidiaries’ behalf, offered, paid, promised to pay, or authorized the payment of, anything of value, including, cash, checks, wire transfers, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to any (A) officer, director, employee or agent of a Governmental Entity (including any partially or wholly state-owned or controlled enterprise); (B) political party, political party official, candidate for political office or member of a royal family; (C) officer, director, employee or agent of a public international organization (including the World Bank, United Nations and the European Union); or (D) person acting for or on behalf of any such Governmental Entity (any such person, a “Government Official”) or to any person under circumstances where the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company Representative (acting in the capacity of a Company Representative) knew or ought reasonably to have known (after due and proper inquiry) that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to a Government Official (1) corruptly for the purpose of (I) influencing any act or decision of a Government Official in his or her official capacity, (II) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (III) securing any improper advantage, (IV) inducing a Government Official to influence or affect any act or decision of any Governmental Entity or (V) assisting the Company, any Subsidiary of the Company, or, to the knowledge of the Company, any Company Representative or any other person acting on their behalf in obtaining or retaining business for or with, or directing business to, the Company or any Subsidiary of the Company or (2) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage.
(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries are, and at all times since January 1, 2018 have been, in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws and (ii) neither the Company nor any of its Subsidiaries carry on, and has not since January 1, 2018 carried on, any business, directly or knowingly indirectly, involving any person, government, country or territory that at the time of such business is or was a Sanctions Target. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or employees, is a Sanctions Target.
(c) Since January 1, 2018, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) through the date of this Agreement, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (ii) through the date of this Agreement, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees or any other person acting on their behalf received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law and (iii) the Company and its Subsidiaries have implemented and maintained at all times internal controls, policies and procedures reasonably designed to detect, prevent and deter violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws.
(d) For purposes of this Agreement:
(i) “Anti-Corruption Laws” means any applicable Law for the prevention or punishment of public or commercial corruption and bribery, including the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010 and any applicable anti-corruption or anti-bribery Law of any other applicable jurisdiction.
(ii) “Economic Sanctions/Trade Laws” means any of the following: (A) any applicable Laws of any jurisdiction concerning the importation of merchandise or items (including technology, services, and software), including those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce, (B) any applicable Laws of any jurisdiction concerning the exportation or re-exportation of items (including technology, services, and software), including those administered by the U.S. Department of Commerce or the U.S. Department of State, or (C) any economic sanctions administered by the United States (including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the U.S. State Department), the United Nations Security Council, His Majesty’s Treasury, the European Union, or any other jurisdiction where the Company and each of its Subsidiaries conducts business, conducts financial transactions or owns assets (“Sanctions”).
(iii) “Money Laundering Laws” means any Law governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, and any applicable money laundering-related Laws of other jurisdictions where the Company and each of its Subsidiaries conducts business, conducts financial transactions or owns assets.
(iv) “Sanctions Target” means: (A) any country, territory or government that is the target of comprehensive Sanctions, including, as of the date of this Agreement, Iran, Cuba, North Korea, Syria, the Government of Venezuela, the Crimea region of Ukraine, the so-called Donetsk and Luhansk People’s Republics, and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine (each a “Sanctioned Jurisdiction”); (B) a person that is designated on any list of sanctioned parties maintained by the United States, the United Nations, the European Union, His Majesty’s Treasury, or any other jurisdiction where the Company and each of its Subsidiaries conducts business, conducts financial transactions or owns assets, including the list of Specially Designated Nationals and Blocked Persons maintained by OFAC; (C) a person that is located in or organized under the Laws of a Sanctioned Jurisdiction; or (D) a person owned fifty percent (50%) or more or controlled by a person identified in clauses (A), (B) or (C) above.
Section 3.21 State Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.07, (i) the approval of the Merger and the Voting Agreement by the Company Board constitutes the only action necessary to render inapplicable to this Agreement, the Voting Agreement, the Merger, the other transactions contemplated by this Agreement, and compliance with the terms of this Agreement and the Voting Agreement, the restrictions on transactions with an “interested stockholder” of the Company within the meaning of Section 203 of the DGCL, to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Voting Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement or the Voting Agreement, and (ii) no other state takeover or similar statute or regulation is applicable to this Agreement, the Voting Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement or the Voting Agreement.
Section 3.22 Voting Requirements. Assuming the accuracy of the representations and warranties set forth in Section 4.07, the affirmative vote in favor of the adoption of this Agreement at the Stockholders Meeting (or any adjournment or postponement thereof) of the holders of a majority of the outstanding shares of Company

Common Stock entitled to vote thereon (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary (under applicable Law, the Company Charter, the Company Bylaws or otherwise) for the Company to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement.
Section 3.23 Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), the fees and expenses of which will be paid by the Company or one or more of its Subsidiaries, is entitled to any broker’s, finder’s or financial advisor’s or other non-hours-based fee or commission in connection with the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement, based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent complete and correct copies of all agreements under which each such fee or commission is payable, and all indemnification and other agreements related to the engagement of the persons to whom any such fee is payable.
Section 3.24 Opinion of Financial Advisor. The Company Board has received the opinion of Houlihan Lokey to the effect that, as of the date of such opinion, and based upon and subject to the limitations, qualifications, assumptions and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the Company Stockholders pursuant to this Agreement is fair, from a financial point of view, to such stockholders. The Company, solely for informational purposes, has provided to Parent a copy of any such opinion, or, if such opinion has not been delivered to the Company Board in written form as of the execution of this Agreement, then the Company, solely for informational purposes, shall deliver to Parent a copy of any such opinion received by the Company Board in written form promptly following receipt thereof.
Section 3.25 No Other Representations and Warranties. Except for the representations and warranties set forth in Article IV, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Sub to the Company, and Parent and Sub hereby disclaim any such representation or warranty, whether by or on behalf of Parent or Sub, and notwithstanding the delivery or disclosure to the Company, any of its affiliates or any of the Company Representatives of any documentation or other information by Parent or Sub or any of their respective representatives or affiliates with respect to any one or more of the foregoing. For the avoidance of doubt, the foregoing shall not operate to limit or invalidate any representation or warranty contained in any other agreement entered into in connection with the transactions contemplated by this Agreement, including the Voting Agreement.
ARTICLE IV

Representations and Warranties of Parent and Sub
Except as set forth in the letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Letter”) (it being understood that disclosure contained in any section or subsection of the Parent Letter shall be deemed to qualify and be disclosed with respect to any other Section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to such other Section or subsection of this Agreement), Parent and Sub represent and warrant to the Company as follows:
Section 4.01 Organization. Parent is a limited liability company and Sub is a corporation, and each of Parent and Sub is duly organized, validly existing and in good standing under the Laws of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. Parent is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
Section 4.02 Authority; Noncontravention.
(a) Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the sole stockholder of Sub. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement, and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub or any of their affiliates are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to the adoption of this Agreement by the sole stockholder of Sub. No vote of the holders of any securities of Parent is necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to the Bankruptcy Exceptions. The board of directors of Sub duly, validly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) determining that it is in the best interests of the sole stockholder of Sub for Sub to enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted to the sole stockholder of Sub and (iv) recommending that this Agreement be adopted by the sole stockholder of Sub, which resolutions have not been rescinded, modified or withdrawn in any way. The board of directors of Parent has duly, validly and unanimously adopted resolutions approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, which resolutions have not been rescinded, modified or withdrawn in any way.
(b) The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of, any obligation or to a loss of a material benefit under, or result in the creation of any Lien (other than Permitted Liens) in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the certificate of incorporation or bylaws (or similar organizational documents) of Parent or Sub, (B) any Contract or Permit to or by which Parent or Sub is a party or bound or to or by which their respective properties or assets are subject or bound or otherwise under which Parent or Sub has rights or benefits or (C) subject to the governmental Filings and other matters referred to in the following sentence, any Law (assuming receipt of the Stockholder Approval and the adoption of this Agreement by the sole stockholder of Sub) or Order, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(c) No Consents of, or Filings with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement, or the compliance by Parent and Sub with the provisions of this Agreement, except for (A) the filing of a premerger notification and report form under the HSR Act and the Filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable Antitrust Law, (B) the filing with the SEC of any Filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act or state securities Laws or “blue sky” Laws, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (D) any Filings required under the rules and regulations of the NYSE or any other applicable stock exchange, (E) any Filings required by the United Kingdom Financial Conduct Authority (“FCA”) pursuant to the Financial Services and Markets Act 2000 (“FSMA”) and the FCA’s approval thereof, (F) any Filings required by the Hong Kong Securities and Futures Commission (“SFC”) pursuant to the Securities and Futures Ordinance (Cap. 571) and the SFC’s approval thereof, (G) any Filings required by MAS pursuant to the SFA and MAS’ approval thereof, (H) any Filings required by the German Federal Financial Services Authority (“BaFin”) pursuant to WpIG and BaFin and Bundesbank’s approval (or non-objection upon expiration of the approval period) thereof and

(I) such other actions, Consents or Filings, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, Parent and its affiliates (1) are not aware of any reason related to Parent, its affiliates, or the transactions contemplated hereby (including the Merger) that gives any of them reason to believe that the Requisite Regulatory Approvals will not be obtained in the ordinary course and without material delay and (2) are compliant in all material respects with all Laws applicable to the conduct of their respective businesses, the noncompliance with which would reasonably be expected to prevent or delay receipt of the Requisite Regulatory Approvals.
Section 4.03 Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Parent or Sub, threatened against Parent or any of its affiliates that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against Parent or any of its affiliates that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2021, none of Parent or any of its affiliates has received any written notice alleging any non-compliance or violations of Law from, or any written notice of any actual or pending investigations by, any Governmental Entity, that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
Section 4.04 Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company Stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any of its affiliates specifically for inclusion or incorporation by reference in the Proxy Statement.
Section 4.05 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement, and has engaged in no business other than in connection with the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement.
Section 4.06 Sufficient Funds. Parent and Sub will have available to them at the Effective Time sufficient funds to perform all of their respective obligations under this Agreement to consummate the Merger and the other transactions contemplated by this Agreement, including payment in full of the aggregate Merger Consideration with respect to all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) Canceled Shares and (B) Dissenting Shares) and the amounts payable to the holders of PSUs, repayment in full of all obligations under the Company Credit Agreement and payment of all associated fees, costs and expenses. Parent and Sub acknowledge that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.
Section 4.07 Ownership of Company Common Stock. None of Parent, Sub or any of their Subsidiaries, “affiliates” or “associates” (as such terms are used in Section 203 of the DGCL) is or has been at any time since the date three (3) years prior to the date of this Agreement an “interested stockholder” of the Company (as defined in Section 203 of the DGCL).
Section 4.08 No Other Representations and Warranties. Except for the representations and warranties set forth in Article III, each of Parent and Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Sub with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Sub in connection with the Merger, the other transactions contemplated hereby or otherwise, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Sub, or any of their respective representatives or affiliates, of any documentation or other information by the Company, any of its affiliates or any of the Company Representatives with respect to any one or more of the foregoing. Neither the Company nor any other person will have or be subject to any liability or indemnification obligation to Parent,

Sub or any other person resulting from the distribution to Parent or Sub, or Parent’s or Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Sub in certain “data rooms” or management presentations in expectation of the Merger and the other transactions contemplated by this Agreement, unless and then only to the extent that any such information is expressly included in a representation or warranty contained in Article III. For the avoidance of doubt, the foregoing shall not operate to limit or invalidate any representation or warranty contained in any other agreement entered into in connection with the transactions contemplated by this Agreement, including the Voting Agreement.
ARTICLE V

Covenants Relating to Conduct of Business
Section 5.01 Conduct of Business.
(a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except (i) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as required by applicable Law, (iii) for any commercially reasonable actions that the Company reasonably determines are necessary or prudent for the Company or its Subsidiaries to take in response to COVID-19 or COVID-19 Measures (provided, that with respect to this clause (iii), the Company has provided prior notice to and consults with Parent in good faith to the extent any such actions would otherwise require consent of Parent under this Section 5.01(a), unless it is not reasonably practicable under the circumstances to provide such prior notice, in which case the Company shall provide notice to Parent as soon as reasonably practicable), (iv) as specifically directed by Parent or any of its affiliates or (v) as specifically contemplated by this Agreement or as set forth in Section 5.01(a) of the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (A) carry on its and their businesses in all material respects in the ordinary course consistent with past practice and (B) to the extent consistent therewith, keep available the services of their present officers and other employees, and preserve substantially intact their relationships with their business partners and others having material business dealings with them; provided, however that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of the next sentence of this Section 5.01(a) shall be deemed a breach of this sentence unless such action would constitute a breach of such specific provision. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (i) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that Parent shall be deemed to have provided its prior written consent if it fails to acknowledge or otherwise respond to the Company’s request for consent within five (5) Business Days of Parent’s receipt of such request, with all communications pursuant to this proviso to be made in accordance with Section 5.01(c), (ii) as required by applicable Law, (iii) for any commercially reasonable actions that the Company reasonably determines are necessary or prudent for the Company or its Subsidiaries to take in response to COVID-19 or COVID-19 Measures (provided, that with respect to this clause (iii), the Company has provided prior notice to and consults with Parent in good faith to the extent any such actions would otherwise require consent of Parent under this Section 5.01(a), unless it is not reasonably practicable under the circumstances to provide such prior notice, in which case the Company shall provide notice to Parent as soon as reasonably practicable), (iv) as specifically directed by Parent or any of its affiliates, or (v) as specifically contemplated by this Agreement or as set forth in Section 5.01(a) of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for (1) regular quarterly cash dividends by the Company at a rate not in excess of $0.10 per share of Company Common Stock or (2) dividends or distributions paid by any of its Subsidiaries to the Company or other Subsidiaries of the Company, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests or (C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any RSUs and PSUs, except pursuant to the forfeiture conditions of such RSUs or PSUs or the tax withholding provisions of such RSUs or PSUs, in each case to the extent contemplated by the terms of such awards as in effect on the date of this Agreement) other than transactions solely among the Company and/or its Subsidiaries;
(ii) issue, deliver, sell, pledge or otherwise encumber any (A) shares of its capital stock, other equity or voting interests or Equity Equivalents (other than the issuance of shares of Company Common Stock upon the vesting and settlement of RSUs and PSUs, in each case, outstanding as of the date of this Agreement and required by the terms of the Company Stock Plans or applicable award agreements as in effect on the date of this Agreement) or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or Equity Equivalents, except, in each case of this clause (ii), for any issuance, delivery, sale, pledge or other encumbrance solely between or among the Company and its wholly owned Subsidiaries;
(iii) amend or propose to amend the Company Charter and the Company Bylaws or any of its Subsidiaries’ certificates of incorporation or bylaws (or similar organizational documents) other than immaterial amendments to organizational documents of the Company’s Subsidiaries;
(iv) adopt or implement any stockholder rights plan or similar arrangement that is, or at the Effective Time will be, applicable to this Agreement, the Merger, the Voting Agreement or the other transactions contemplated hereby;
(v) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other assets if the aggregate amount of consideration paid or transferred by the Company and its Subsidiaries in connection with such transaction would be in excess of $50,000 individually or $150,000 in the aggregate, other than any such action solely between or among the Company and its Subsidiaries (it being understood and agreed that this clause (v) does not apply to acquisitions or other expenditures permitted under clause (x));
(vi) merge or consolidate the Company or any of its Subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring or other reorganization of the Company or any of its Subsidiaries (other than the Merger or transactions solely between or among the Company and its Subsidiaries);
(vii) enter into any joint venture, partnership, strategic alliance (whether exclusive or non-exclusive), or similar arrangement;
(viii) (A) sell, lease, license, sell and lease back, mortgage or otherwise dispose of any of its properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities, but in each case, other than Owned Intellectual Property, which are the subject of Section 5.01(a)(xviii)), except for sales in the ordinary course of business consistent with past practice that do not exceed $250,000 individually or $500,000 in the aggregate (with such amounts tied to the highest of sales price, lifetime value or face value) or (B) subject any of its assets, properties or rights, or any part thereof, to any Lien or suffer such to exist (other than Permitted Liens) except, in each case of this clause (viii), pursuant to Contracts in effect on the date of this Agreement;
(ix) (A) repurchase, prepay or incur any indebtedness for borrowed money, including by way of a guarantee or similar arrangement or an issuance or sale of debt securities (other than (w) indebtedness between or among the Company or any of its Subsidiaries, (x) guarantees of indebtedness for borrowed money of the Company or any of its Subsidiaries by the Company or any of its Subsidiaries, (y) incurrences and prepayments of debt under the Company Credit Agreement, and (z) the refinancing of the Company Credit Agreement (provided, that in the case of this clause (z), any indebtedness for borrowed money incurred in connection therewith is prepayable or redeemable (subject to customary notice requirements) without premium or penalty (other than customary eurocurrency or similar breakage costs) in connection with the consummation of the Closing)), or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries or (B) make any loans, advances or capital contributions to any other person, other than (1) the Company or any direct or indirect Subsidiary of the Company and (2) advances of travel and similar expenses to directors and employees in the ordinary course of business consistent with past practice and in compliance with applicable Law;
(x) incur or commit to incur any capital expenditures or any obligations or liabilities in connection therewith in amounts that exceed, by more than $250,000 individually or $500,000 in the aggregate, the amount set forth in the capital expenditure budget set forth on Section 5.01(a)(x) of the Company Letter;
(xi) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than any settlement or satisfaction that results solely in monetary obligations of the Company and its Subsidiaries not in excess of $100,000 individually or $200,000 in the aggregate and that does not include any material obligation to be performed by, or material restriction imposed against, the Company or its Subsidiaries following the Closing Date or (B) waive, relinquish, release, grant, transfer or assign any right of material value other than in the ordinary course of business consistent with past practice (it being agreed and understood that this clause (xi) shall not apply in respect of any claims, liabilities or obligations in respect of taxes, which are governed by clause (xx));
(xii) (A) enter into any lease, license, sublease or sublicense of real property (whether as a lessor, sublessor, licensor, lessee, sublessee or sublicensee), (B) modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property, (C) acquire any interest in real property or (D) sell, lease, license, sublicense, assign, transfer, dispose of, or create any Lien on any material real property interest;
(xiii) enter into, modify or amend in any material respect, or accelerate, terminate or cancel, any Material Contract (or any Contract that would have been a Material Contract if it were in effect as of the date of this Agreement) or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims thereunder, in each case, other than (x) any renewal or extension of a Contract in the ordinary course of business following prior notice to and consultation with Parent or (y) the entry into any Contract effecting a capital expenditure, acquisition, disposition or other transaction expressly permitted by this Section 5.01(a);
(xiv) except as required by any Benefit Plan as in effect on the date of this Agreement, (A) adopt, establish, enter into, terminate or materially amend any Benefit Plan, (B) pay any bonus to, or increase or make any commitment to increase, the compensation or benefits (including bonuses, cash incentives, severance, separation, change in control, termination, retention or similar compensation or benefits) of, any Company Personnel, (C) grant or amend any award under any Benefit Plan (including any equity or equity-based compensation) or remove or modify existing restrictions in any Benefit Plan or awards made thereunder, (D) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to any Company Personnel, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan, (F) take any action to accelerate the time of payment or vesting of any rights, compensation, benefits or funding obligations under any Benefit Plan or otherwise, (G) hire any Company Personnel (other than (x) new hires in the ordinary course of business consistent with past practice with respect to any individual who would have a title of vice president or below or (y) replacement hires who have a title of vice president or below on substantially similar terms of employment as the vice president or below being replaced) or terminate the employment of any Company Personnel who have a title of vice president or below (other than for cause, as determined by the Company in its reasonable discretion consistent with past practice), (H) implement any “plant closing,” “mass layoff,” or similar action under the WARN Act, or (I) remove, waive or modify (in a manner adverse to the Company and its Subsidiaries) any restrictive covenant agreements with any Company Personnel;
(xv) adopt, amend or enter into any collective bargaining agreement, labor union contract, trade union agreement or other works council agreement applicable to the employees of the Company or any of its Subsidiaries, or recognize or certify any union, works council or similar employee representative as the bargaining representative for any employees of the Company or any of its Subsidiaries;

(xvi) change its financial accounting policies or procedures, other than as required by GAAP or applicable Law;
(xvii) write up, write down or write off the book value of any assets, in the aggregate, except in accordance with GAAP consistently applied;
(xviii) sell, assign, transfer, dispose of, create any Lien on (other than Permitted Liens), fail to maintain, waive, allow to lapse, abandon, license or sublicense, or grant any covenant-not-to-assert or other right to any third party with respect to any Owned Intellectual Property, except for licenses, sublicenses or similar rights in the ordinary course of business consistent with past practice;
(xix) enter into any new line of business or exit an existing line of business;
(xx) (A) adopt or change any annual tax accounting period or material method of tax accounting, (B) waive, release, settle or compromise any material suit, claim, action, assessment, investigation, proceeding or audit with respect to taxes, (C) make, revoke or change any material tax election, (D) file any material amended tax return, (E) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or foreign Law), (F) surrender any right to claim a material refund of taxes (including any such refund to the extent it is used to offset or otherwise reduce tax liability), or (G) enter into any material tax allocation agreement, tax sharing agreement or tax indemnity agreement (other than (1) any such agreement that is solely between or among the Company and/or any of its Subsidiaries or (2) any customary tax indemnification provisions in ordinary course commercial agreements that are not primarily related to taxes), in each case, if such action would result in a material increase in the tax liability of the Company and its Subsidiaries;
(xxi) [Reserved]; or
(xxii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
(b) Notwithstanding anything to the contrary in this Section 5.01, the parties hereto acknowledge and agree that nothing contained in this Agreement shall give Parent or Sub, directly or indirectly, the right to control or direct the Company’s operations (including for purposes of the HSR Act) prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision over its operations.
(c) The parties hereto acknowledge and agree that an e-mail from one or more of the individuals set forth in Section 5.01(c) of the Company Letter (or such other individuals as Parent may specify by notice to the Company) specifically referencing this Section 5.01 and expressly granting consent shall constitute a valid form of consent of Parent for all purposes under this Section 5.01.
Section 5.02 No Solicitation.
(a) Upon execution and delivery of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, and shall use its reasonable best efforts to cause its other Company Representatives to, immediately cease and cause to be terminated, and shall not authorize or knowingly permit any Company Representative to continue, any and all existing activities, discussions or negotiations with any third party conducted heretofore with respect to any possible Takeover Proposal. In furtherance of the foregoing, promptly following the execution and delivery of this Agreement, the Company shall (i) request each person and its representatives (other than Parent and its representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement in connection with such person’s consideration of making a Takeover Proposal, to promptly return or destroy all non-public information furnished to such person by or on behalf of the Company or any of its Subsidiaries prior to the date of this Agreement and (ii) immediately terminate all physical and electronic data room access for such persons and their representatives to diligence or other information regarding the Company or any of its Subsidiaries. The Company shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or explicit or implicit standstill obligations (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Takeover Proposal and shall enforce the provisions of any such agreement; provided, that the Company shall be permitted on a confidential non-public basis to release or waive any such standstill obligations or similar agreements solely to the extent necessary to permit the relevant party thereto to submit a Takeover Proposal to the Company Board on a confidential non-public basis if the Company Board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties under applicable Law. The Company shall provide written notice to Parent of the release or waiver of any standstill obligations or similar agreements by the Company reasonably promptly following, but in any event within 24 hours of, such release or waiver, including disclosure of the identities of the parties thereto and circumstances relating thereto.
(b) Except as permitted by this Section 5.02, the Company shall not, shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and shall not authorize or knowingly permit its other Company Representatives to, and shall direct and use its reasonable best efforts to cause each of its other Company Representatives not to, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage, knowingly induce or knowingly facilitate, any inquiries or the making of any proposal that would reasonably be expected to lead to a Takeover Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information (or access thereto), in any such case in connection with or for the purpose of facilitating, any Takeover Proposal, (iii) except as set forth below with respect to a Permitted Confidentiality Agreement, execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an “Acquisition Agreement”) relating to any Takeover Proposal, (iv) approve, authorize, agree or publicly announce any intention to do any of the foregoing or (v) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or any “significant business transaction”. Notwithstanding anything to the contrary contained in Section 5.02(a) or the first sentence of this Section 5.02(b), at any time prior to obtaining the Stockholder Approval, (i) in response to a written unsolicited Takeover Proposal (ii) that the Company Board determines in good faith to (a) be bona fide and (b) constitute, or would reasonably be expected to result in, a Superior Proposal, and (iii) which Takeover Proposal did not result from a material breach of this Section 5.02 or any other provision of this Agreement, the Company may, and may permit and authorize its Subsidiaries and the Company Representatives to, in each case subject to compliance with Section 5.02(g) and the other provisions of this Agreement, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives and financing sources) pursuant to a confidentiality agreement that contains terms that are no less restrictive on such person in all material respects than those contained in the Confidentiality Agreement, dated May 5, 2023, between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”) and that shall not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to consummate the transactions contemplated by this Agreement or to comply with its disclosure obligations to Parent pursuant to this Agreement (a “Permitted Confidentiality Agreement”) (provided, that such information may only be so furnished if it has previously been provided, or is substantially concurrently provided, to Parent) and (B) participate in discussions or negotiations with, and only with, the person making such Takeover Proposal (and its representatives and financing sources) regarding such Takeover Proposal.
(c) For purposes of this Agreement:
(i) the term “Takeover Proposal” means any proposal or offer from any person or group of persons (other than, in each case, Parent or Sub or any of their affiliates), relating to a transaction or a series of related transactions (other than the transactions contemplated by this Agreement), providing for any merger, consolidation, business combination, recapitalization, reorganization, share exchange, or similar transaction involving the Company or any of its Subsidiaries, in each case, involving any direct or indirect acquisition (including by way of any of the foregoing, a tender offer, exchange offer or any other similar transaction), of (A) tangible or intangible assets or businesses that constitute or represent 20% or more of the total consolidated revenue, net income, or total consolidated assets, in each case, of the Company and its Subsidiaries, taken as a whole (it being understood that such determination includes equity securities of Subsidiaries), or (B) 20% or more of the outstanding shares of Company Common Stock or of any class of equity or voting interests in the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity; and

(ii) the term “Superior Proposal” means any bona fide written Takeover Proposal that did not result from a material breach of this Section 5.02 (with the percentages set forth in the definition thereof changed from 20% to 50%) that the Company Board determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) (A) is on terms that are more favorable from a financial point of view to the Company Stockholders than the transactions contemplated by this Agreement, taking into account financial, legal, regulatory, financing, certainty and timing of consummation and all of the other terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent to the Company prior to the expiration of the applicable periods referred to in Section 5.02(e) below in response to such Superior Proposal or otherwise) and (B) is reasonably likely to be completed in accordance with its terms.
(d) Neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify in a manner adverse to Parent, or propose publicly to withdraw, qualify or modify in a manner adverse to Parent, the Company Board Recommendation, (ii) fail to include the Company Board Recommendation in the Proxy Statement that is mailed by the Company to the Company Stockholders, (iii) if any Takeover Proposal that is structured as a tender offer or exchange offer for the outstanding shares of Company Common Stock is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Parent or an affiliate of Parent), fail to recommend, within ten (10) Business Days after such commencement, against acceptance by the Company Stockholders of such tender offer or exchange offer (any such action described in the foregoing clauses (i) through (iii), an “Adverse Recommendation Change”), (iv) adopt or approve any Takeover Proposal or recommend, declare advisable or propose to recommend or declare advisable the approval or adoption of any Takeover Proposal or (v) cause or permit the Company to enter into any Acquisition Agreement constituting or related to, or which is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a Permitted Confidentiality Agreement in accordance with Section 5.02(b)).
(e) Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Stockholder Approval, the Company Board may, in response to a Superior Proposal not resulting from a material breach by the Company of this Section 5.02, effect an Adverse Recommendation Change or terminate this Agreement to enter into an alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 8.01(d)(ii), or resolve or agree to take any such action, if and only if all of the following conditions are satisfied:
(i) (A) the Company Board shall have first provided prior written notice to Parent (a “Superior Proposal Notice”) at least four (4) Business Days in advance (as modified, extended or continued by this Section 5.02(e)(i), the “Superior Proposal Notice Period”) to the effect that the Company Board is prepared to effect an Adverse Recommendation Change in response to a Superior Proposal or terminate this Agreement in accordance with Section 8.01(d)(ii), as applicable, which notice shall attach in full, (1) complete and correct copies of the most current version of any written agreement or agreements (and all relevant schedules, appendices, annexes, exhibits and other attachments relating thereto) relating to the transaction that constitutes such Superior Proposal, (2) complete and correct copies of any financing commitments and other relevant financing-related documents relating thereto, and (3) the identity of such person(s) making such Superior Proposal, and (B) during the applicable Superior Proposal Notice Period (or any extension or continuation thereof), prior to its effecting an Adverse Recommendation Change or terminating this Agreement in accordance with Section 8.01(d)(ii), the Company and the Company Representatives shall (to the extent Parent desires to negotiate) negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent with respect to proposed adjustments to the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Superior Proposal Notice with a new Superior Proposal Notice Period to expire on the later to occur of (x) two (2) Business Days and (y) the expiration of the original four (4) Business Day period); and
(ii) the Company Board shall have resolved in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that, in light of such Superior

Proposal and taking into account any revised terms proposed by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change or to so terminate this Agreement in accordance with Section 8.01(d)(ii) would be inconsistent with the directors’ fiduciary duties under applicable Law.
(f) Notwithstanding any provision in this Agreement to the contrary, at any time prior to obtaining the Stockholder Approval, the Company Board may, in response to an Intervening Event, effect an Adverse Recommendation Change, if and only if all of the following conditions are satisfied:
(i) (A) the Company Board shall have first provided prior written notice (an “Intervening Event Notice”) to Parent at least four (4) Business Days in advance (as modified, extended or continued by this Section 5.02(f), the “Intervening Event Notice Period”) to the effect that the Company Board is prepared to effect an Adverse Recommendation Change pursuant to this Section 5.02(f), which notice shall describe the Intervening Event in reasonable detail, and (B) during the applicable Intervening Event Notice Period (or any extension or continuation thereof), prior to its effecting an Adverse Recommendation Change in response to an Intervening Event, the Company and the Company Representatives shall (to the extent Parent desires to negotiate) negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent with respect to proposed adjustments to the terms and conditions of this Agreement so that the failure to make such Adverse Recommendation Change is no longer inconsistent with the directors’ fiduciary duties under applicable Law (it being understood and agreed that any material change in any event, occurrence or facts relating to such Intervening Event (other than in respect of any revisions proposed or proposals made by Parent as referred to above) shall require a new Intervening Event Notice with a new Intervening Event Notice Period to expire on the later to occur of (x) two (2) Business Days and (y) the expiration of the original four (4) Business Day period); and
(ii) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation that, in light of such Intervening Event and taking into account any revised terms proposed by Parent, such Intervening Event continues to constitute an Intervening Event and that the failure to make such Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law.
For the purposes of this Agreement, the term “Intervening Event” means any event, development or change in circumstances that was not known to the Company Board, or the consequences of which were not reasonably foreseeable, as of the date of this Agreement, which event, change or development becomes known to the Company Board prior to obtaining the Stockholder Approval; provided, that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of a Takeover Proposal or (B) any change in the price or trading volume of the Company Common Stock or any other securities of the Company (provided, that the underlying causes of such changes may constitute or be taken into account in determining whether there has been an Intervening Event).
(g) In addition to the obligations of the Company set forth in paragraphs (a), (b), (d) and (e) of this Section 5.02, the Company shall, as promptly as practicable and in any event within 24 hours after it has knowledge of the receipt thereof, advise Parent orally and in writing of (i) any Takeover Proposal or any request for information or inquiry that contemplates or is in furtherance of a Takeover Proposal and (ii) the terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person or persons making any such Takeover Proposal, request or inquiry. Commencing upon the provision of any notice referred to above, the Company (or its outside counsel) shall (A) keep Parent (or its outside counsel) reasonably informed on a reasonably current basis regarding the status and terms of discussions and negotiations relating to any such Takeover Proposal, request or inquiry and (B) the Company shall, as promptly as practicable (and in any event within 24 hours following the receipt or delivery thereof), provide Parent (or its outside legal counsel) with unredacted copies of all writings or media (whether or not electronic) containing any terms or conditions of any proposals or proposed transaction agreements (including all relevant schedules, appendices, annexes, exhibits and other attachments thereto) relating to any Takeover Proposal and any financing commitments relating thereto.

(h) Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board determines in good faith that failure to so disclose would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that in no event shall the Company Board or any committee thereof take, agree or resolve to take any action prohibited by Section 5.02(d) except to the extent permitted by Section 5.02(e) or Section 5.02(f); provided, further, that any public disclosure by Company pursuant to this Section 5.02(h) relating to any Takeover Proposal shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, an Adverse Recommendation Change has been made (and has not been rescinded) in compliance with this Section 5.02.
ARTICLE VI

Additional Agreements
Section 6.01 Preparation of the Proxy Statement; Stockholders Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement, and in any event prior to the date that is thirty (30) Business Days after the date of this Agreement (so long as Parent promptly complies with its obligations under this Section 6.01(a)), the Company shall prepare (with Parent’s reasonable cooperation) and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning such person (and, with respect to Parent’s obligations, Sub) to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall give reasonable and good faith consideration to all comments reasonably proposed by Parent. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
(b) The Company agrees that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent or Sub specifically for inclusion or incorporation for reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) The Company shall, as promptly as reasonably practicable after the filing of the preliminary Proxy Statement with the SEC and subject to applicable Law, the Company Charter, the Company Bylaws and the rules of the New York Stock Exchange, (i) establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (ii) commence mailing the Proxy Statement to the Company Stockholders as promptly as reasonably practicable after (and in any event, unless otherwise agreed by the Company and Parent, within ten (10) Business Days after) either (A) the day that is ten (10) days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC staff does not provide comments or indicates that it does not plan to provide comments or (B) being informed by the SEC staff that it has no further comments on the Proxy Statement. The Company will schedule the Stockholders Meeting to be held as soon as reasonably practicable after the initial mailing of the Proxy Statement.
(d) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to postpone or adjourn the Stockholders Meeting without the consent of Parent if, but only if, (i) the Company is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval, (iii) the Company Board has determined in good faith (after consultation with outside legal counsel) that such delay is required by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement or to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of the Company prior to the Stockholders Meeting or (iv) the Company is required to do so by a court of competent jurisdiction in connection with any Transaction Litigation; provided, that in no event shall the Stockholders Meeting be postponed or adjourned (A) with respect to Section 6.01(d)(i), by more than thirty (30) days after the date on which the Stockholders Meeting was (or was required to be) originally scheduled, without the prior written consent of Parent, (B) with respect to Section 6.01(d)(iii), by more than ten (10) Business Days, or such other amount of time reasonably agreed by the Company and Parent to be necessary to comply with applicable Law (it being agreed by the parties that such ten (10) Business Day period shall recommence if the Company (after consultation with outside legal counsel) shall determine supplemental or amended disclosure is required to be disseminated and reviewed by stockholders of the Company during such original ten (10) Business Day period) or (C) otherwise, except with respect to postponements or adjournments pursuant to Section 6.01(d)(iv), by more than ten (10) Business Days at a time without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall, at the instruction of Parent, postpone or adjourn the Stockholders Meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval. In no event shall the record date of the Stockholders Meeting be changed without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Company may change the record date of the Stockholders Meeting without prior written consent of Parent in the event that (1) supplemental or amended disclosure is required to be disseminated to stockholders, the meeting is postponed or adjourned, in accordance with this Section 6.01(d) or (2) the Company postpones the Stockholders Meeting at the instruction of Parent and, in either case, as a result, the initial record date fixed by the Company Board is more than sixty (60) days before the date of the subsequent meeting. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders Meeting. Except to the extent an Adverse Recommendation Change expressly permitted by Section 5.02(e) or Section 5.02(f) has been effected, (1) the Company Board shall include the Company Board Recommendation in the Proxy Statement and (2) the Company shall use its reasonable best efforts to solicit votes of the Company Stockholders in favor of obtaining the Stockholder Approval. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by Parent.

Section 6.02 Access to Information; Confidentiality.
(a) The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent’s officers, employees, investment bankers, attorneys, accountants, auditors, consultants and other representatives and advisors access upon reasonable advance notice, during normal business hours in a manner as to not unreasonably interfere with the conduct of business of the Company and its Subsidiaries during the period prior to the earlier of the Effective Time or the termination of this Agreement to their respective properties, assets, books, records, Contracts, Permits, documents, information, auditors, auditor’s work papers, directors, officers and employees. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where the Company reasonably determines (upon the advice of outside counsel) that such access or disclosure could jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or conflict with or violate any applicable Law or any Contract, including any confidentiality obligations contained therein, to which the Company or any of its Subsidiaries is a party; provided, that the Company shall use its reasonable best efforts (i) to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or (ii) to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company. Except as required by any applicable Law or Order, Parent shall treat and shall direct its representatives to treat, all information received from the Company pursuant to this Section 6.02(a) confidential in accordance with the Confidentiality Agreement.
(b) Subject to applicable Law, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, use reasonable best efforts to cooperate with respect to transition and integration planning matters in connection with the Merger and the other transactions contemplated by this Agreement in order to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its Subsidiaries.
Section 6.03 Reasonable Best Efforts; Consultation and Notice.
(a)
(i) Subject to the terms and conditions of this Agreement (including Section 6.03(a)(i)), each party will use and will cause its respective affiliates to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to (A) obtain the Requisite Regulatory Approvals in order to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable and in any event no later than the Termination Date and (B) obtain all necessary Consents or waivers and deliver all notifications pursuant to any Material Contracts (or other applicable Contracts of the Company or its Subsidiaries) in connection with this Agreement and the consummation of the Merger, in each case to the extent directed to do so by Parent following consultation therewith; provided, that with respect to this clause (B), the Company and its Subsidiaries shall not have any obligation to make any payments or incur any liability or offer or grant any concession or accommodation (financial or otherwise) or commence or participate in any Legal Proceeding in order to obtain any such Consents or waivers, and neither the Company nor any of its Subsidiaries shall have any liability whatsoever to Parent or any of its affiliates arising out of or relating to the failure to obtain any such Consents or waivers, and the failure to receive any such Consents or waivers shall not be taken into account with respect to whether any condition to the Closing set forth in Article VII shall have been satisfied.
(ii) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall (A) prepare and file any notification and report forms and related material required under the HSR Act no later than ten (10) Business Days following the date of this Agreement, and prepare and file any additional Filings or notifications and related materials that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, as promptly as reasonably practicable and advisable, (B) provide or cause to be provided as promptly as reasonably practicable and advisable any information and documentary material that may be requested by the DOJ or FTC under the HSR Act or by other Governmental Entities under applicable Antitrust Laws (if any) and (C) use its reasonable best efforts to obtain prompt expiration or termination of any applicable waiting period or other approval of consummation of the transactions contemplated by this Agreement by the DOJ or FTC or other applicable Governmental Entities.

(iii) Notwithstanding anything to the contrary in this Agreement, none of Parent, Sub or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, take any of the following actions, or commit to take any of the following actions, or agree to any condition or limitation with respect to Parent, its affiliates, the Company, its affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements, and any Intellectual Property rights thereto or embodied therein: (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any Subsidiaries, operations, divisions, businesses, product lines, contracts, customers or assets of Parent or any of its affiliates (including the Company or any of its Subsidiaries), (B) taking or committing to take such other actions that may limit or impact Parent’s or any of its affiliates’ (including the Company’s or any of its Subsidiaries’) freedom of action with respect to, or its ability to retain, any of Parent’s or any of its affiliates’ (including the Company’s or any of its Subsidiaries’) operations, divisions, businesses, product lines, contracts, customers or assets, (C) entering into any orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any order that prevents, prohibits, restricts or delays the consummation of the Merger and the other transactions contemplated by this Agreement, in any case, that may be issued by any court or other Governmental Entity and (D) creating, terminating or divesting relationships, contractual rights or obligations of the Company, Parent or their respective affiliates. Notwithstanding anything to the contrary contained in this Section 6.03(a) or elsewhere in this Agreement, none of Parent, the Company or any of their respective affiliates shall be required to take any such action, or commit to take any such action, or agree to any such condition or limitation that is not conditioned on the consummation of the Merger.
(iv) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.03(a), if any administrative or judicial action or proceeding by a Governmental Entity of competent jurisdiction is instituted challenging the Merger or any of the other transactions contemplated by this Agreement, each of Parent and the Company shall, until the Termination Date, use its reasonable best efforts to (A) oppose fully and vigorously, including by defending through litigation, any such action or proceeding, (B) pursue vigorously all available avenues of administrative and judicial appeal and (C) seek to have vacated, lifted, reversed or overturned any Order that is in effect that prohibits, prevents or restricts consummation of any of the transactions contemplated by this Agreement. To assist Parent in complying with its obligations set forth in this Section 6.03(a), the Company shall, and shall cause its Subsidiaries to, provide to Parent such cooperation as may be reasonably requested by Parent.
(v) Subject to applicable Law and the requirements of applicable Governmental Entities, the Company and Parent and their respective counsel shall, in connection with the efforts referenced in this Section 6.03(a), (A) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the transactions contemplated by this Agreement, including any proceeding initiated by a private person, (B) where legally permissible, have the right to review in advance, and to the extent practicable each shall consult and consider in good faith the views of the other on, any material Filing made with, or written materials to be submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement and of any material communication received or given in connection with any proceeding by a private person, in each case regarding any of the transactions contemplated by this agreement, (C) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, the Antitrust Division of the Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) or any other applicable Governmental Entity and (D) where legally permissible, promptly furnish each other with copies of all correspondence, Filings and written communications between them or their Subsidiaries or affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. Subject to applicable Law and the requirements of applicable Governmental Entities, the Company and Parent shall (with respect to any in-person discussion or meeting), and shall to the extent practicable (with respect to any telephonic discussion or meeting), provide the other party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Entity (other than the Governmental Entity set forth in Section 6.03(a)(v) of the Company Letter (provided, that Parent shall keep the Company reasonably apprised of any material discussions relating to the Merger with such Governmental Entity)) in respect of any Filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement. The Company and Parent shall jointly develop, consult and cooperate with one another with respect to the strategy for obtaining any necessary approvals under applicable Laws or responding to any request from, inquiry by, or investigation by (including directing the timing, nature and substance of all such responses) any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, including determining the timing and content of any registrations, filings, agreements, forms, notices, petitions, statements, submissions of information, applications and other documents, communications and correspondence contemplated by, made in accordance with, or subject to this Section 6.03(a).
(vi) In furtherance and not in limitation of clause (v), as soon as reasonably practicable following the date hereof, the Company shall cause the Company Broker-Dealer to prepare and submit (A) a FINRA Application consistent with the requirements of FINRA Rule 1017 seeking approval of the change of ownership and control of such Company Broker-Dealer contemplated by this Agreement, and (B) the State BD Filings. The form of the FINRA Application and the State BD Filings shall be subject to the approval of Parent, which approval shall not unreasonably be withheld, conditioned or delayed. Parent shall (and shall cause its affiliates to) timely provide to the Company all information required to complete the FINRA Application and State BD Filings and respond to any further requests from FINRA or any other Governmental Entity.
(vii) In furtherance and not in limitation of clause (v), as soon as reasonably practicable following the date hereof, Parent shall prepare and submit an application to the FCA consistent with the requirements of the FSMA seeking approval to acquire Greenhill & Co. International LLP. The Company shall (and shall cause its affiliates to) timely provide to Parent all information required to complete the application to the FCA and respond to any further requests from the FCA or any other Governmental Entity.
(viii) In furtherance and not in limitation of clause (v), as soon as reasonably practicable following the date hereof, Parent shall prepare and submit an application to the SFC consistent with the requirements of the Securities and Futures Ordinance (Cap. 571) seeking approval to acquire Greenhill & Co. Asia Limited. The Company shall (and shall cause its affiliates to) timely provide to Parent all information required to complete the application to the SFC and respond to any further requests from the SFC or any other Governmental Entity.
(ix) In furtherance and not in limitation of clause (v), as soon as reasonably practicable following the date hereof, Parent shall prepare and submit an application to MAS consistent with the requirements of the SFA seeking approval to acquire Greenhill & Co. Asia (Singapore) Pte. Ltd. The Company shall (and shall cause its affiliates to) timely provide to Parent all information required to complete the application to MAS and respond to any further requests from MAS or any other Governmental Entity.
(x) In furtherance and not in limitation of clause (v), as soon as reasonably practicable following the date hereof, Parent shall prepare and submit an application to BaFin and Bundesbank consistent with the requirements of WpIG seeking approval to acquire Greenhill Europe GmbH & Co KG. The Company shall (and shall cause its affiliates to) timely provide to Parent all information required to complete the application to BaFin and Bundesbank and respond to any further requests from BaFin, Bundesbank or any other Governmental Entity.
(xi) In furtherance and not in limitation of clause (v), as soon as reasonably practicable following the date hereof, Parent shall prepare and submit an application to the Financial Services Agency of Japan.
(xii) Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.03(a) as “Outside

Counsel Only Material.” Notwithstanding anything to the contrary in this Section 6.03(a), materials provided to the other party or its counsel may be redacted to remove legally privileged information or references concerning the valuation of the Company and its Subsidiaries.
(xiii) Neither Parent nor Sub shall, nor shall they permit their respective affiliates to, acquire or agree to acquire any rights, assets, business, person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to materially increase the risk of not obtaining, or the risk of materially delaying the obtaining of, the Requisite Regulatory Approvals.
(b) Each of the Company and Company Board shall, if any state takeover statute or similar statute or regulation, including the DGCL, is or becomes applicable to the Merger, this Agreement, the Voting Agreement, or to any of the other transactions contemplated by this Agreement, including the Voting Agreement, take all actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement, including the Voting Agreement.
Section 6.04 Consultation and Notice. Each party hereto shall give prompt notice to the other parties hereto upon having knowledge that any representation or warranty made by such party in this Agreement has become untrue or inaccurate in any material respect, or of any failure by such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case of this clause (a), if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause, in the case of notice to be given by the Company, any of the conditions to the obligations of Parent and Sub to consummate the Merger set forth in Section 7.02(a), Section 7.02(b) or Section 7.02(c) to fail to be satisfied or, in the case of notice to be given by Parent or Sub, any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.03(a) or Section 7.03(b); provided, that no such notification (and no failure to make such notification) shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.
Section 6.05 Sub Stockholder Approval and Compliance. Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent will cause the sole stockholder of Sub to adopt this Agreement. Parent shall cause Sub to comply with all of Sub’s obligations under this Agreement and Sub shall not engage in any activities of any nature, except as provided in or contemplated by this Agreement.
Section 6.06 Equity and Deferred Cash Awards.
(a) As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:
(i) at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each award of RSUs that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time, be converted into an unvested Parent cash-based award (each, a “Parent Cash Award”) with respect to an amount in cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock covered by such award of RSUs immediately prior to the Effective Time, which Parent Cash Award shall otherwise be subject to the same terms and conditions applicable to such award of RSUs (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such award of RSUs and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Company Stock Plan or such award agreement, to the extent applicable) as of immediately prior to the Effective Time;
(ii) at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each award of PSUs that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time, become fully vested with respect to the number of shares of Company

Common Stock covered by such award of PSUs based on target level of performance (such number of shares of Company Common Stock, the “Applicable Number”), and be converted into the right to receive an amount in cash equal to the product obtained by multiplying the Merger Consideration by the Applicable Number;
(iii) at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Deferred Cash Award that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time, be converted into a Parent Cash Award with respect to an equivalent amount in cash that has not yet been paid with respect to the Deferred Cash Award as of immediately prior to the Effective Time, which Parent Cash Award shall otherwise be subject to the same terms and conditions applicable to such Deferred Cash Award (including eligibility to vest in accordance with the vesting schedule set forth in the award agreement evidencing such Deferred Cash Award and any vesting acceleration or treatment upon termination of employment terms set forth in the applicable Company Stock Plan or such award agreement, to the extent applicable) as of immediately prior to the Effective Time; and
(iv) the Company shall ensure prior to the Effective Time that, following the Effective Time, there shall be no rights to acquire shares of Company Common Stock, RSUs, PSUs, any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company or the Surviving Corporation or Deferred Cash Awards.
(b) Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to (i) pay the vested portion of each Parent Cash Award, in each case less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign tax Law with respect to the making of such payments, promptly but in any event within ten (10) Business Days following the applicable vesting date (to the extent not previously forfeited) or at such later date required to avoid the imposition of taxes under Section 409A of the Code; provided, that any amounts relating to dividend equivalent rights, if any, granted with respect to awards of RSUs that are accrued but unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions as were applicable to such awards of RSUs immediately prior to the Effective Time and (ii) pay the cash amounts described in Section 6.06(a)(ii) in respect of the PSUs, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign tax Law with respect to the making of such payments, promptly but in any event within ten (10) Business Days following the Effective Time or at such later date required to avoid the imposition of taxes under Section 409A of the Code; provided, that for the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, granted with respect to awards of PSUs that are accrued but unpaid as of the Effective Time will be paid within ten (10) Business Days following the Effective Time or at such later date required to avoid the imposition of taxes under Section 409A of the Code.
(c) Prior to the Effective Time, the Company shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 6.06 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.07 Indemnification, Exculpation and Insurance.
(a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers or employees of the Company and its Subsidiaries as provided in their respective certificate of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to comply with and honor the foregoing obligations. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable Law (including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the degree to which a corporation may indemnify its officers and directors), the Surviving Corporation agrees that it will indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any of its Subsidiaries as a director or officer of another person (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines, amounts paid in settlement and fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any actual or threatened Legal Proceeding (including with respect to matters existing or occurring or alleged to occur at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another person, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Legal Proceeding, (i) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Legal Proceeding from the Surviving Corporation within fifteen (15) Business Days of receipt by the Surviving Corporation from the Company Indemnified Party of a request therefor accompanied by reasonable supporting documentation; provided, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Surviving Corporation’s certificate of incorporation or by-laws, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (ii) the Surviving Corporation shall cooperate in the defense of any such matter.
(b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.07.
(c) Parent shall obtain, or cause to be obtained, as of the Effective Time, a “tail” insurance policy with a claims period of six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time on terms that are no less favorable than those of such policy of the Company in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such six (6)-year period; provided, that in no event shall Parent or the Surviving Corporation be required to pay, with respect to the entire six (6)-year period following the Effective Time, premiums for insurance under this Section 6.07(c) which in the aggregate exceed 300% of the aggregate premiums paid by the Company for coverage for the most recent one (1)-year period for which the Company obtained such coverage; provided, that Parent shall nevertheless be obligated to provide such coverage, with respect to the entire six (6)-year period following the Effective Time, as may be obtained for such 300% amount.
(d) The provisions of this Section 6.07 (i) are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.
Section 6.08 Fees and Expenses.
(a) Except as expressly set forth in this Section 6.08, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
(b) In the event that (i) prior to the Stockholders Meeting, a Takeover Proposal has been made (whether or not conditional and whether or not withdrawn) to the Company or its stockholders or any person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal and thereafter (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i) (but only if (1) the Stockholders Meeting has not been held or the Stockholder

Approval has not been obtained thereat prior to the Termination Date and (2) all the conditions set forth in Section 7.01 and Section 7.03 have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are then capable of being satisfied if the Closing were to take place on such date) or waived), or by either Parent or the Company pursuant to Section 8.01(b)(iii) or by Parent pursuant to Section 8.01(c)(ii) (and at such time the Stockholder Approval has not been obtained) and (B) prior to the date that is 12 months after such termination, (1) the Company or any of its Subsidiaries enters into any Acquisition Agreement with respect to any Takeover Proposal or (2) any Takeover Proposal is consummated (solely for purposes of this Section 6.08(b)(i)(B), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 5.02(c) except that all references to “20%” shall be deemed references to “50.1%”), (ii) this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) or (iii) this Agreement is terminated by the Company pursuant to Section 8.01(d)(ii), then, in each such case, the Company shall pay (or cause to be paid) to Parent a fee equal to $15,380,000 (the “Company Termination Fee”) by wire transfer of same-day funds (x) in the case of a termination by Parent pursuant to Section 8.01(c)(i), within two (2) Business Days after such termination, (y) in the case of a termination by the Company pursuant to Section 8.01(d)(ii), prior to or concurrently with, and as a condition to, the effectiveness of any such termination and (z) in the case of a payment as a result of any event referred to in Section 6.08(b)(i), within two (2) Business Days of the first to occur of the events referred to in clauses (1) and (2) of Section 6.08(b)(i)(B), in each case to an account designated by Parent. Notwithstanding anything to the contrary contained in this Section 6.08 or elsewhere in this Agreement, in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement, Parent shall be entitled to receipt of any Company Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee more than once even though the Company Termination Fee may be payable by the Company under one or more provisions hereof.
(c) In the event that this Agreement is terminated (i) by either Parent or the Company pursuant to Section 8.01(b)(i) and at the time of such termination, (A) one or more of the conditions set forth in Section 7.01(b), Section 7.01(c), Section 7.02(e) or Section 7.03(d) has not been satisfied or waived and (B) all of the other conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived (other than those that by their terms are to be satisfied or waived at the Closing; provided, that such conditions were then capable of being satisfied if the Closing had taken place) and no Willful Breach by the Company of its obligations under Section 6.03 has been the primary cause of the failure of the conditions set forth in the preceding clause (A) to be satisfied, (ii) by Parent or the Company pursuant to Section 8.01(b)(ii) or (iii) by the Company pursuant to Section 8.01(d)(i) as a result of a material breach by Parent or Sub of Section 6.03, then Parent shall pay (or cause to be paid) to the Company a fee equal to $38,500,000 (such fee, the “Parent Termination Fee”) by wire transfer of same-day funds within two (2) Business Days after such termination to an account designated by the Company.
(d) Each party hereto acknowledges that the agreements contained in this Section 6.08 are an integral part of the transactions contemplated by this Agreement and that, without Section 6.08(b), Parent and Sub would not have entered into this Agreement and that, without Section 6.08(c), the Company would not have entered into this Agreement. Accordingly, (i) if the Company fails promptly to pay the amount due pursuant to Section 6.08(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in an Order against the Company for the payment set forth in Section 6.08(b), the Company shall pay to Parent Parent’s reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such Legal Proceeding and any appeal relating thereto, together with interest on the amount due at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made and (ii) if Parent fails promptly to pay the amount due pursuant to Section 6.08(c) and, in order to obtain such payment, the Company commences a Legal Proceeding that results in a judgment against Parent for the payment set forth in Section 6.08(c), Parent shall pay to the Company the Company’s reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such Legal Proceeding and any appeal relating thereto, together with interest on the amount due at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made (the costs and expenses in clause (i) or (ii), as applicable, the “Collection Expenses”).

(e) Notwithstanding any other provision of this Agreement, but without limiting the parties’ rights to pursue specific performance in accordance with Section 9.11, the parties agree that the payment of the Company Termination Fee (together with any Collection Expenses) shall be the sole and exclusive remedy of Parent, Sub, or their respective Subsidiaries and their respective former, current or further partners, stockholders, managers, members, affiliates and representatives, as applicable, and none of the Company or any of its Subsidiaries or any of their respective former, current or further partners, stockholders, managers, members, affiliates or representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. In addition, if Parent or Sub receive any payments from the Company in respect of any breach of this Agreement and thereafter Parent receives the Company Termination Fee, the amount of such Company Termination Fee shall be reduced by the aggregate amount of such payments made by the Company prior to paying the Company Termination Fee in respect of any such breaches. The parties agree and understand that in no event shall Parent be entitled, pursuant to this Section 6.08, to receive an amount greater than an amount equal to (A) the Company Termination Fee plus (B) any Collection Expenses. Notwithstanding the foregoing, payment of the Company Termination Fee (whether with or without any Collection Expenses) will not relieve the Company from liability for any fraud or Willful Breach.
(f) Notwithstanding any other provision of this Agreement, but without limiting the parties’ rights to pursue specific performance in accordance with Section 9.11, the parties agree that the payment of the Parent Termination Fee (together with any Collection Expenses) shall be the sole and exclusive remedy of the Company or its Subsidiaries and its and their respective former, current or further partners, stockholders, managers, members, affiliates and representatives, as applicable, and none of the Parent, Sub or any of their Subsidiaries or any of their respective former, current or further partners, stockholders, managers, members, affiliates or representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. In addition, if the Company receives any payments from Parent or Sub in respect of any breach of this Agreement and thereafter the Company receives the Parent Termination Fee, the amount of such Parent Termination Fee shall be reduced by the aggregate amount of such payments made by Parent or Sub prior to paying the Parent Termination Fee in respect of any such breaches. The parties agree and understand that in no event shall the Company be entitled, pursuant to this Section 6.08, to receive an amount greater than an amount equal to (A) the Parent Termination Fee plus (B) any Collection Expenses. Notwithstanding the foregoing, payment of the Parent Termination Fee (whether with or without any Collection Expenses) will not relieve Parent from liability for any fraud or Willful Breach.
Section 6.09 Public Announcements. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. Thereafter, the Company, on the one hand, and Parent and Sub, on the other hand, shall, to the extent at all reasonably practicable, consult with the other parties to this Agreement before making, and give such other parties to this Agreement a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, shall consider in good faith such other parties’ comments and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, that the foregoing shall not apply to any press release or other public statement so long as the statements contained therein concerning this Agreement, the Merger and the other transactions contemplated by this Agreement are substantially similar to (and are not inconsistent with) previous releases or statements made by the applicable party with respect to which such party has complied with the provisions of this sentence.
Section 6.10 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 6.11 Employee Matters.
(a) From and after the Closing, Parent shall cause the Company and its Subsidiaries to honor all Benefit Plans in accordance with their terms as in effect immediately before the Closing (it being understood that this Section 6.11(a) shall not be deemed to prohibit Parent or its affiliates from amending, modifying, replacing or terminating such arrangements in accordance with their terms). For the period beginning on the Closing and ending on the first anniversary of the Closing, while the applicable employee remains employed by Parent or one of its affiliates following the Effective Time, Parent shall provide, or shall cause one of its affiliates to provide, to employees of the Company who remain employed after the Closing (the “Continuing Employees”), (i) base salaries or wages that are no less favorable than the base salaries or wages applicable to each such Continuing Employee immediately prior to the Effective Time and (ii) health and welfare benefits (excluding severance benefits, post-employment health or welfare benefits (other than as required by law), defined benefit pension plans and elective nonqualified deferred compensation plans) that are no less favorable than those provided to similarly situated employees of Parent or its applicable Subsidiaries (provided that for Continuing Employees located in any jurisdiction other than the United States, continued participation in the Benefit Plans on the same basis as in effect immediately prior to the Effective Time shall be deemed to satisfy the foregoing clause (ii)). In addition, any Continuing Employee who is terminated on or following the Closing Date shall be provided with the severance benefits as set forth on Section 6.11(a) of the Company Letter, or such greater benefits as may be required by applicable Law.
(b) Notwithstanding anything to the contrary in Section 6.11(a), the Chairman and Chief Executive Officer of the Company as of immediately prior to the Effective Time shall recommend to Parent the annual bonus amount to be paid to each Continuing Employee for the period beginning on January 1, 2023 and ending on March 31, 2024. Parent shall consider such recommendations from the Chairman and Chief Executive Officer in good faith and shall, to the extent not previously paid prior to the Closing or required to be paid on an earlier date in accordance with the applicable Benefit Plan, pay the actual earned amount of such bonus to each Continuing Employee who remains employed in April 2024 in accordance with Parent’s standard year-end payment cycle and, to the extent applicable, subject to Parent’s applicable deferral schedule (with any deferred amounts to be credited with interest benchmarked to the prevailing consumer price index in accordance with Parent’s deferred bonus plan and on a basis no less favorable than as applicable to similarly situated employees of Parent or its applicable Subsidiaries) and Section 409A of the Code.
(c) Parent or its applicable affiliates shall give Continuing Employees full credit for all purposes, including eligibility to participate, vesting and level of benefits (but not benefit accrual under defined benefit plans, levels of benefits under Parent’s severance plans or under the Parent 401(k) Plan (as defined below)) under the employee benefit plans or arrangements (excluding all defined benefit pension, post-employment health or welfare benefit plans and arrangements) maintained by Parent or its affiliates and in which such Continuing Employees participate after the Closing, for such Continuing Employees’ service prior to the Closing with the Company or any of its Subsidiaries, to the same extent recognized by the Company and its Subsidiaries prior to the Closing (provided, that for Continuing Employees located in any jurisdiction other than the United States, continued participation in the Benefit Plans on the same basis as in effect immediately prior to the Effective Time shall be deemed to satisfy the foregoing). Such crediting of service described in this Section 6.11(c) shall not (A) operate to duplicate any benefit for the same period of service or the funding of any such benefit, or (B) prior to the third anniversary of the Closing Date, apply for purposes of determining “Retirement” under Parent’s Deferred Bonus Plan, it being understood and agreed that effective immediately and automatically on the third anniversary of the Closing Date, Parent and its affiliates shall give credit to each Continuing Employee for such employees’ service prior to the Closing with the Company or any of its Subsidiaries, to the same extent recognized by the Company and its Subsidiaries, for purposes of determining “Retirement” under such plan or any successor or replacement plan.
(d) With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Closing, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Closing and (ii) provide Continuing Employees with credit for any co-payments and deductibles paid prior to the Closing in satisfying any analogous deductible or out-of-pocket requirements to the same extent recognized by the Company or its Subsidiaries prior to the Closing.
(e) The Company Board (or the appropriate committee thereof) shall take actions necessary to terminate the Company 401(k) Plan (the “401(k) Plan”), such termination to be effective as of the day prior to the Closing Date and contingent upon the occurrence of the Effective Time unless Parent provides written notice to the Company no later than ten (10) Business Days prior to the Effective Time that the 401(k) Plan shall not be terminated. Unless Parent provides such written notice to the Company, no later than two (2) days prior to the Closing Date, the Company shall provide Parent with evidence that the 401(k) Plan has been terminated pursuant to resolutions of the Company Board (effective as of the day immediately preceding the Closing Date), the form and substance of which shall be subject to reasonable review and comment by Parent. Parent shall, effective as of the Closing Date, offer participation in Parent’s tax qualified defined contribution plan (the “Parent 401(k) Plan”) to each Continuing Employee who was an active participant in the Company 401(k) Plan as of the date of its termination and who satisfies the eligibility requirements of the Parent 401(k) Plan. If elected by such Continuing Employee in accordance with applicable Law, Parent shall permit the Parent 401(k) Plan to, following the Closing Date, accept a “direct rollover” to such Parent 401(k) Plan of the account balances (including any participant loans) of such Continuing Employee.
(f) The parties shall coordinate in advance between the date of this Agreement and the Effective Time regarding any communication with any Company Personnel relating to compensation or benefits to be provided subsequent to the Effective Time, and any such communication shall be subject to the prior review and comment of the other party (with any reasonable comments received promptly (but no later than five (5) Business Days following receipt) to be reflected in good faith), it being understood that prior coordination and review shall not be required with respect to any such communication the substance of which the other party previously reviewed (and which communication does not otherwise materially deviate from such substance).
(g) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or its Subsidiaries or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Parent or its Subsidiaries or the Surviving Corporation to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Parent, the Company or the Surviving Corporation or any of their Subsidiaries or affiliates and nothing therein shall be construed as an amendment to any such plan, program, policy, arrangement, agreement or understanding for any purpose. Without limiting the scope of Section 9.06, the terms and provisions of this Section 6.11 are intended solely for the benefit of each party hereto and their respective successors or permitted assigns and nothing in this Section 6.11 shall confer any rights or remedies of any kind or description upon any Continuing Employee (or any beneficiaries or dependents thereof) or any other person.
Section 6.12 Transaction Litigation. The Company shall control the defense of any stockholder demands, litigations, arbitrations or other similar action (including derivative claims) commencing against the Company or any of its directors or officers relating to this Agreement or any of the transactions contemplated by this Agreement (collectively, the “Transaction Litigation”); provided, that the Company shall (a) promptly notify Parent in writing of any such Transaction Litigation, (b) give Parent the opportunity to participate in the defense and settlement of any such Transaction Litigation and (c) keep Parent promptly informed with respect to such Transaction Litigation and all material developments relating thereto; provided, however, that no compromise or full or partial settlement of any Transaction Litigation shall be made or agreed to by the Company or any of its Subsidiaries without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.13 Company Credit Agreement.
(a) To the extent that the Company Credit Agreement is then outstanding and has not been refinanced by the Parent Replacement Credit Facility, the Company shall use commercially reasonable efforts to deliver to Parent no less than one (1) Business Day prior to the Closing customary payoff letter(s) in connection with the repayment by Parent at the Effective Time of the funded Indebtedness of the Company and its Subsidiaries under the Company Credit Agreement, which payoff letter(s) shall (i) acknowledge the aggregate principal amount and accrued and unpaid interest outstanding in respect of such Indebtedness as of the Effective Time, and (ii) provide for the termination of all agreements relating to such Indebtedness, subject to customary exceptions (including any provisions that expressly survive repayment in full), and the release and termination of all Liens securing such Indebtedness and all guarantees by the Company or any of its Subsidiaries of such Indebtedness, in each case, upon receipt of payment in full (from funds provided by the Parent) of the applicable payoff amount specified therein in accordance therewith (including the replacement or cash collateralization by Parent of any letters of credit outstanding thereunder). The Company shall use commercially reasonable efforts to provide all required notices in connection with the repayment and termination of such Indebtedness as of the Effective Time (or obtain waivers of the requirement to provide such notice); it being understood that in no event shall the Company be required to give any such notice that is not conditioned on the occurrence of the Closing.
(b) In the event that (i) the Closing has not occurred by March 12, 2024 (the “Refinancing Trigger Date”), (ii) the stated maturity date for the term loans under the Company Credit Agreement (such term loans, the “Company Term Loans”) has not been extended to at least April 12, 2025, and the (iii) the Company delivers a written request to Parent, Parent shall provide (and Parent hereby commits to provide or cause to be provided) to the Company on (or if requested by the Company, after) the Refinancing Trigger Date, a new term loan credit facility (the “Parent Replacement Credit Facility”), (x) in an aggregate principal amount equal to the aggregate principal amount of the Company Term Loans outstanding prior to the making of the Parent Replacement Credit Facility, plus accrued and unpaid interest and premium thereon and (y) on terms substantially the same as the terms and conditions applicable to the Company Term Loans as in effect immediately prior to the making of the Parent Replacement Credit Facility, except that (I) such new term loans shall have (W) an interest rate no less favorable to the Company than that available in the market for a credit facility of similar type and amount to a borrower of similar creditworthiness to the Company at such time, (X) a stated maturity date no earlier than April 12, 2027 and (Y) conditions to drawing that do not include a bringdown of representations, an absence of default or event of default, an absence of material adverse effect, a requirement to deliver financial statements, or a minimum required equity investment; (II) the proceeds of the Parent Replacement Credit Facility shall be used to refinance the term loans outstanding under the Company Credit Agreement, to pay accrued and unpaid interest and premium thereon and to pay any fees and expenses incurred by the Company and its Subsidiaries in connection therewith and (III) the Company and its Subsidiaries shall not be required to pay any commitment, arrangement, upfront or similar fee or any other compensation or fees of any kind to Parent or any of its affiliates in connection with the negotiation, entry into or making of the Parent Replacement Credit Facility. In the event that the Company elects to cause Parent to provide the Parent Replacement Credit Facility, the Company shall reasonably cooperate, and cause its Subsidiaries to reasonably cooperate, with Parent to provide such new term loans. Parent and the Company agree that this Section 6.13(b) constitutes a binding and enforceable agreement (except as may be limited by the Bankruptcy Exceptions), including to negotiate in good faith the definitive documentation relating to the Parent Replacement Credit Facility by the parties hereto in a manner consistent with this Section 6.13(b), it being acknowledged and agreed that the funding of the Parent Replacement Credit Facility is subject only to the satisfaction or waiver of the conditions specifically described in this Section 6.13(b).
Section 6.14 Pre-Closing BHC Act Preparation. Prior to the Closing, the Company shall reasonably cooperate with Parent (including providing Parent such information as may be reasonably requested in accordance with Section 6.02) to develop a plan for bringing any assets, investments, commitments, activities or transactions of Company or its Subsidiaries in compliance with the BHC Act upon and following the Effective Time, including reasonably cooperating with Parent in preparing amendments to the governing documents of any entity that will, from and after the Effective Time, be controlled or be deemed to be controlled, directly or indirectly, by Parent within the meaning of the BHC Act (as reasonably determined by Parent in its discretion) to include provisions relating to the compliance, reporting and other regulatory obligations that would be applicable to such entities as a result of being so controlled or deemed to be controlled, directly or indirectly, by Parent; provided, that the Company shall not be required to commence any implementation of such plan (including not being required to adopt any such amendments) prior to the Effective Time.

ARTICLE VII

Conditions Precedent
Section 7.01 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable Law) on or prior to the Closing Date of the following conditions:
(a) The Stockholder Approval shall have been obtained.
(b) Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.
(c) (i) No applicable Law shall be in effect in any of the jurisdictions set forth in Section 7.01(c) of the Company Letter that enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Merger and (ii) no Order shall be in effect in any of the jurisdictions set forth in Section 7.01(c) of the Company Letter that enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Merger.
Section 7.02 Conditions to the Obligations of Parent and Sub to Effect the Merger. The respective obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver (to the extent permitted by applicable Law) on or prior to the Closing Date of the following conditions:
(a) The representations and warranties of the Company:
(i) set forth in Section 3.07(b) of this Agreement shall be true and correct in all respects as of the date of this Agreement;
(ii) set forth in the first two sentences of Section 3.03(a) of this Agreement shall be true and correct in all respects (except for any inaccuracies that individually or in the aggregate are de minimis) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);
(iii) set forth in Section 3.01(a)(i)-(ii), the second sentence of Section 3.02(a), Section 3.03(a) (other than the first two sentences thereof), Section 3.04(a) and (b), Section 3.22 and Section 3.23 of this Agreement shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and
(iv) all other representations and warranties of the Company set forth in this Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this Section 7.02(a), shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date other than the obligations set forth in Section 6.14.
(c) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing.
(d) Parent and Sub shall have received a certificate signed on behalf of the Company by an officer of the Company, certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.

(e) The approvals listed on Section 7.02(e) of the Company Letter (together with the Consents listed on Section 7.01(b) of the Company Letter, the “Requisite Regulatory Approvals”) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
Section 7.03 Conditions to the Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver (to the extent permitted by applicable Law) on or prior to the Closing Date of the following conditions:
(a) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “material,” “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.
(c) The Company shall have received a certificate signed on behalf of Parent by an officer of Parent, certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
(d) The approvals listed on Section 7.03(d) of the Company Letter shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
Section 7.04 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 7.01, Section 7.02, or Section 7.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03, or by such party’s breach of any other provision of this Agreement.
ARTICLE VIII

Termination, Amendment and Waiver
Section 8.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained (except as provided herein), upon written notice (other than in the case of Section 8.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 8.01 pursuant to which such termination is effected:
(a) by mutual written consent of Parent, Sub and the Company;
(b) by either Parent or the Company, if:
(i) the Merger shall not have been consummated in accordance with the terms of this Agreement by 11:59 p.m., Eastern time, on May 22, 2024 (the “Termination Date”); provided, that if on such date, any of the conditions to the Closing set forth in Section 7.01(b), Section 7.01(c), Section 7.02(e) or Section 7.03(d) shall not have been satisfied, but all other conditions set forth in Article VII shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall then be capable of being satisfied if the Closing were to take place on such date) or waived, then the Termination Date shall be automatically extended to August 22, 2024; provided, further, that (x) if all of the conditions set forth in Article VII are satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are then capable of being satisfied if the Closing were to take place on such date) on a date that occurs on or prior to the Termination Date (including as it may be extended as set forth above) but (y) the Closing would thereafter occur in accordance with Section 1.02 on a date (the “Specified Date”) that occurs within three (3) Business Days after such Termination Date, then the Termination Date shall automatically be extended to such Specified Date and the Specified Date shall become the Termination Date for purposes of this Agreement; provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party if the failure of such party (and in the case of Parent, Sub) to perform any of its obligations under this Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;
(ii) there shall be in effect (A) any final, nonappealable applicable Law of the type set forth in Section 7.01(c)(i) that makes the consummation of the Merger illegal or (B) any final, nonappealable Order of the type set forth in Section 7.01(c)(ii) that enjoins, prevents or prohibits the consummation of the Merger (any such Law or Order described in the preceding clause (A) or this clause (B), a “Restraint”); provided, that the party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not have the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) if the failure of such party (and in the case of Parent, Sub) to perform any of its obligations under this Agreement has been a principal cause of or resulted in such Restraint; or
(iii) the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof at which a vote on this Agreement is taken;
(c) by Parent, prior to the receipt of the Stockholder Approval:
(i) in the event that an Adverse Recommendation Change has occurred; or
(ii) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of any of conditions set forth in Section 7.02(a) or Section 7.02(b) and (B) is incapable of being cured or is not cured by the Company by the date that is thirty (30) Business Days after written notice from Parent of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c)(ii) if Parent or Sub is then in breach of any of its representations, warranties, covenants or agreements under this Agreement, which breach would result in the failure of any of the conditions set forth in Section 7.03(a) or Section 7.03(b);
(d) by the Company:
(i) if Parent or Sub shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of any of the conditions set forth in Section 7.03(a) or Section 7.03(b) and (B) is incapable of being cured or is not cured by Parent or Sub by the date that is thirty (30) Business Days after written notice from the Company of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements under this Agreement, which breach would result in the failure of any of the conditions set forth in Section 7.02(a) or Section 7.02(b); or
(ii) prior to obtaining the Stockholder Approval, if (A) the Company has received a Superior Proposal that did not result from a breach by the Company of Section 5.02 in any material respect, (B) substantially concurrently with such termination the Company enters into, a definitive agreement to consummate the alternative transaction contemplated by such Superior Proposal, (C) prior to or substantially concurrently with, and as a condition to, any such termination, the Company pays or causes to be paid to Parent (or its designee) the Company Termination Fee pursuant to Section 6.08(b) and (D) the Company has complied in all material respects with Section 5.02 with respect to such Superior Proposal.
Section 8.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last sentence of Section 6.02(a), Section 6.08, this Section 8.02 and Article IX and except for any fraud or Willful Breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which fraud or Willful Breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Company Termination Fee pursuant to Section 6.08(b) or the Parent Termination Fee Pursuant to sSection 6.08(c)).

Section 8.03 Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by Company Stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
Section 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by the Company Stockholders without the further approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.
ARTICLE IX

General Provisions
Section 9.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties to this Agreement which by its terms contemplates performance after the Effective Time.
Section 9.02 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three (3) days after mailing (one (1) Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 9.02):
if to Parent or Sub, to:

Mizuho Americas LLC
1271 Avenue of the Americas
New York, NY 10020
Email:	richard.skoller@mizuhogroup.com
Attention:	Richard Skoller, Chief Legal Officer

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Email:	sbarshay@paulweiss.com
lturano@paulweiss.com
Attention:	Scott A. Barshay
Laura C. Turano

if to the Company, to:

Greenhill & Co., Inc.
1271 Avenue of the Americas
New York, NY 10020
Email:	gitanjali.faleiro@greenhill.com
Attention:	Gitanjali Pinto Faleiro, General Counsel & Corporate Secretary

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Email:	EDHerlihy@wlrk.com
BCPrice@wlrk.com
Attention:	Edward D. Herlihy
Brandon C. Price
Section 9.03 Definitions. For purposes of this Agreement:
(a) “affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (i) possession, direct or indirect, of the power to direct or cause direction of the management or policies of a person (whether through ownership of securities or other ownership interests, by contract or otherwise), or (ii) beneficial ownership of fifty percent (50%) or more (or the maximum ownership interest permitted by applicable Law giving control) of the voting securities or other ownership or general partnership interest (whether directly or indirectly) or other comparable equity interests in a person;
(b) “Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, Council Regulation 139/2004 of the European Union and all other national, federal or state, domestic or foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, affecting competition or market conditions through merger, acquisition or other transaction or effectuating foreign investment, in any case that are applicable to the Merger;
(c) “Benefit Plan” means any employment, individual independent contractor, bonus, pension, profit sharing, deferred compensation, incentive compensation, equity or equity-based compensation, performance, retirement, thrift, savings, cafeteria, paid time off, perquisite, fringe benefit, vacation, unemployment, severance, change in control, termination, retention, disability, death benefit, hospitalization, medical or other welfare benefit or other similar plan, program, policy, agreement, arrangement or understanding (whether oral or written, formal or informal, funded or unfunded and whether or not legally binding or subject to the Laws of the United States), sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company or any of its Subsidiaries, in each case, providing compensation or benefits to any Company Personnel, including the Company Stock Plans, or to which the Company or any of its Subsidiaries is a party, but excluding (i) any plan or program maintained by, or required to be established by, a Governmental Entity to which the Company or any of its Subsidiaries contribute pursuant to applicable Laws and (ii) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA;
(d) “BHC Act” means the Bank Holding Company Act of 1956, as amended, and the applicable implementing rules, regulations and interpretations of the Board of Governors of the Federal Reserve System promulgated thereunder;
(e) “Broker-Dealer” means a “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act);

(f) “Brokerage Services” means brokerage, broker-dealer transaction processing, dealer, distributorship, custodial, and related services, or any other services that involve acting as a Broker-Dealer, and performing ancillary services and activities related or incidental thereto;
(g) “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York, New York or the Delaware Secretary of State is authorized or required by Law to be closed or (iii) a day on which the principal offices of the SEC in Washington, D.C. are not open to accept Filings;
(h) “Commonly Controlled Entity” means any person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;
(i) “Company Broker-Dealer” means Greenhill & Co., LLC;
(j) “Company Credit Agreement” means the Credit Agreement, dated as of October 12, 2017, among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, as amended by Amendment No. 1 thereto, dated as of April 12, 2019 and as may be further amended, modified, supplemented, amended and restated, replaced or refinanced;
(k) “Company Intellectual Property” means all Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted;
(l) “Company Personnel” means any current or former director, officer, employee, contractor (who is a natural person) or consultant (who is a natural person) of the Company or any of its Subsidiaries;
(m) “Company Representatives” means, collectively, each director, officer, employee, investment banker, attorney, accountant or other advisor or representative of the Company;
(n) “Consent” means any consent, approval, waiver, license, permit, variance, exemption, franchise, clearance, authorization, acknowledgment, Order or other confirmation;
(o) “COVID-19” means the SARS-CoV-2 virus and COVID-19 disease, and any evolutions, variations or mutations thereof or related or associated epidemics, pandemic or disease outbreaks;
(p) “COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law or Order by any Governmental Entity in connection with or in response to COVID-19;
(q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended;
(r) “Exchange Act” means the Securities Exchange Act of 1934;
(s) “FFCRA” means the Families First Coronavirus Response Act (as the same may be amended or modified);
(t) “Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing;
(u) “FINRA” means the Financial Industry Regulatory Authority, Inc.;
(v) “FINRA Application” means an application pursuant to FINRA Rule 1017 seeking FINRA’s approval of the change of ownership or control of a FINRA member Broker-Dealer;
(w) “Foreign Benefit Plan” means each Benefit Plan that (i) is subject to or governed by the applicable Laws of any jurisdiction other than the United States or (ii) primarily covers Company Personnel located in any jurisdiction other than the United States;
(x) “Governmental Entity” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency, bureau, office, board, instrumentality, commission or official, including any political subdivision thereof, or any non-governmental self-regulatory agency, commission or authority, including FINRA or any other applicable Self-Regulatory Organization, and any individual, body or entity exercising or having the authority to exercise under the applicable Laws thereof any executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any taxing authority, board of trade, federal revenue offices, securities exchange commission, stock exchange, and any court, arbitrator or arbitration panel with proper authority and jurisdiction under such applicable Laws;
(y) “Indebtedness” means any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (iii) amounts owing as deferred purchase price for the purchase of any property, (iv) capital lease obligations, (v) net cash payment obligations arising out of interest rate and currency swap arrangements, which amounts would be payable upon the termination thereof if terminated as of the time of determination, (vi) liabilities under sale and leaseback transactions, agreements to repurchase securities sold and other similar financing transactions, (vii) obligations under any performance bond, letter of credit, acceptance credit, bankers’ acceptances or similar facilities, in each case, solely to the extent drawn and not reimbursed, or (viii) guarantees with respect to any indebtedness or obligation of a type described in clauses (i) through (vii) above of any other person (other than, in the case of clauses (i), (ii) and (iii), accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business);
(z) “Intellectual Property” means all intellectual property or proprietary rights of any kind or nature arising anywhere in the world, whether registered or unregistered, including in or with respect to any of the following: (i) patents, patent applications and registrations, design patents, community designs and all other supra-national or national design rights, whether registered or unregistered, and other patent rights, including all divisions, continuations, continuations-in-part, renewals, reissues, extensions, certificates of reexamination, utility models and supplementary protection certificates; (ii) trademarks, service marks, brand names, certification marks, collective marks, logos, symbols, trade dress, assumed names, company names, fictitious names, trade names, and other indicia of origin, together with all goodwill associated therewith and symbolized thereby; (iii) trade secrets, proprietary or confidential information and know-how, including unpatented inventions, processes, procedures, techniques, schematics, algorithms, methods, formulae, drawings, blueprints, data, databases, data sets, compilations, prototypes, models (including data models), and designs, in each case, that derive independent economic value, actual or potential, from not being generally known, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”); (iv) copyrights and published and unpublished works of authorship; (v) rights in software; (vi) domain names; and (vii) any registrations, issuances, applications, renewals, extensions, restorations and reversions of any of the foregoing;
(aa) “knowledge” means, with respect to the Company, the actual knowledge of any of the persons identified in Section 9.03(aa) of the Company Letter;
(bb) “Law” means any U.S., non-U.S. or transnational federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, executive order, Order, directive or other similar legislation or requirement enacted, adopted, promulgated or applied by a Governmental Entity or Self-Regulatory Organization;
(cc) “Lien” means, any pledges, claims, liens, charges, options, security interests or similar encumbrances of any kind or nature whatsoever, provided, that for the avoidance of doubt, licenses, covenants not to assert and similar rights granted with respect to Intellectual Property will not be considered “Liens”;
(dd) “Material Adverse Effect” means any state of facts, change, development, event, effect, condition, or occurrence (each, an “Effect”) that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that, in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Material Adverse Effect: (A) general economic, market or political conditions affecting the United States economy, or any other national or regional economy, the global economy generally, or the industry in which the Company operates (including any such conditions arising out of COVID-19 or COVID-19 Measures); (B) any change in GAAP, other applicable accounting regulations or principles or interpretations thereof, Law, legislative or political conditions or policy or practices of any Governmental Entity (including COVID-19 Measures); (C) any act of terrorism, war (whether or not declared), national disaster, cyber-attack or any national or international calamity affecting the United States or any other country or region of the world, or the occurrence of any pandemics or disease outbreak (including COVID-19), or the escalation or worsening thereof, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof following the date of this Agreement; (D) conditions in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including conditions relating to currency exchange or interest rates (including any such conditions arising out of COVID-19 or COVID-19 Measures); (E) conditions impacting the industry in which the Company operates, including merger and acquisition activity levels in the United States or any other country or region in the world, (F) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided, that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect unless otherwise excluded pursuant to any of the other clauses of this definition); (G) any change in the price or trading volume of the Company Common Stock (provided, that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect unless otherwise excluded pursuant to any of the other clauses of this definition); (H) the negotiation, execution, announcement (including as to the identity of the parties hereto) or pendency of this Agreement, the Merger or the transactions contemplated hereby (including any loss of clients, suppliers, employees or other commercial relationships or any action taken or requirements imposed by any Governmental Entity in connection with the Merger) (provided, that this clause (H) shall not apply with respect to any representation or warranty set forth in Section 3.04 or Section 3.14(f)); (I) any action of the Company or any of its Subsidiaries taken at the direction of Parent or with the prior written consent of Parent (or any action not taken as a result of a failure of Parent to consent to an action otherwise requiring Parent’s consent hereunder); (J) any matter disclosed in the Company Letter or in any other information made available to Parent; (K) any Transaction Litigation; or (L) the failure to obtain any Requisite Regulatory Approval; provided, that with respect to clauses (B) and (C), such state of facts, change, development, event, effect, condition or occurrence shall be taken into account in determining whether a Material Adverse Effect has occurred if and only to the extent it materially disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, as compared with other companies operating in the industries in which the Company and its Subsidiaries operate;
(ee) “Order” means, with respect to any person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent);
(ff) “Owned Intellectual Property” means all Intellectual Property owned (or purported to be owned, including as set forth on Section 3.17(a) of the Company Letter), whether solely or jointly, by the Company or any of its Subsidiaries;
(gg) “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with one or more other Effects, would or would reasonably be expected to prevent, materially impede or materially delay the Closing or the ability of Sub or Parent to perform their respective obligations under this Agreement or consummate the Merger or the other transactions contemplated by this Agreement on a timely basis and in any event on or before the Termination Date;
(hh) “person” means any natural person, Governmental Entity, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein;
(ii) “Personal Data” means any information that identifies or reasonably could be used to identify any individual or household, and any information protected as “personally identifiable information,” “personal information,” “personal data,” “protected health information” or a similar classification under the Privacy Laws;
(jj) “Regulatory Agencies” means (a) any U.S. federal, state or local regulatory authority, (b) any non-U.S. regulatory authority and (d) any Self-Regulatory Organization;
(kk) “Self-Regulatory Organization” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Exchange Act and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing organization;
(ll) a “Subsidiary” of any person means any other person (i) 50% or more of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but 50% or more of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists; and
(mm) “Willful Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, an act or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant (including a failure to cure the resulting circumstances of such breach).
Section 9.04 Exhibits; Interpretation. The headings contained in this Agreement or in any Exhibit hereto and in the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Any disclosure contained in any section or subsection of the Company Letter shall be deemed to qualify and be disclosed with respect to any other Section or subsection of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to such other Section or subsection of this Agreement. For all purposes hereof, the terms “include,” “includes” and “including” shall be deemed followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “days” shall mean “calendar days” unless expressly stated otherwise. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. No summary of this Agreement or any Exhibit, Schedule or other document delivered herewith prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement or such Exhibit or Schedule. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Except as otherwise provided, any information “made available” to Parent by the Company or its Subsidiaries shall include (i) the Company SEC Documents, (ii) the contents of that certain virtual data room that Parent and Parent’s representatives have been granted access to (and continue to have access to) on the day that is one (1) day prior to the date of this Agreement and (iii) information otherwise provided in writing (including electronically) to Parent or its affiliates at least one (1) day before the date of this Agreement. Any Contract, instrument or Law defined or referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to (x) any statute shall be deemed to refer to such statute, as amended, and (y) any rules or regulations promulgated thereunder, in each case, as of such date and (z) such deemed inclusion shall not apply with respect to any reference to a Contract in the Company Letter or the Parent Letter, as applicable). The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. References to a person are also to its permitted successors and assigns.
Section 9.05 Counterparts. This Agreement may be executed in one or more counterparts (including by .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 9.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) together with any Exhibit hereto, the Company Letter, the Parent Letter, and the Voting Agreement and the exhibits, schedules and annexes thereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, and (b) except for (i) the right of the Company’s stockholders to receive the Merger Consideration pursuant to Article II following the Effective Time in accordance with the terms of this Agreement, (ii) the right of the holders of RSUs, PSUs or Deferred Cash Awards to receive the consideration set forth in Section 6.06 and (iii) the provisions of Section 6.07, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.
Section 9.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.
Section 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.
Section 9.09 Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), for the purposes of any suit, action or other Legal Proceeding arising out of this Agreement, the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or other Legal Proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or other Legal Proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or other Legal Proceeding arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such action, suit or other Legal Proceeding brought in any such court has been brought in an inconvenient forum.
Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy to which they are entitled at Law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In the event any party hereto brings any action, claim, complaint, suit, action or other proceeding to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Termination Date shall automatically be extended by (i) the amount of time during which such action, claim, complaint, suit, action or other proceeding is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such action, claim, complaint, suit, action or other proceeding.
Section 9.12 Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a person duly authorized by such party to do so.
Section 9.13 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
[Signature page follows]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
MIZUHO AMERICAS LLC
By:	/s/ Shuji Matsuura
Name:	Shuji Matsuura
Title:	Chief Executive Officer

BLANC MERGER SUB, INC.
By:	/s/ Richard Skoller
Name:	Richard Skoller
Title:	President

GREENHILL & CO., INC.
By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Chairman & Chief Executive Officer
[Signature Page to Merger Agreement]

Exhibit A
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GREENHILL & CO., INC.
FIRST: Name.
The name of the corporation is Greenhill & Co., Inc. (hereinafter, the “Corporation”).
SECOND: Address; Registered Office and Agent.
The address of the Corporation’s registered office in the State of Delaware is Corporation Services Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the name of its registered agent at such address is Corporation Services Company.
THIRD: Purpose.
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
FOURTH: Number of Shares.
The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share.
FIFTH: Election of Directors.
The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.
SIXTH: Adoption, Amendment or Repeal of Bylaws.
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend or repeal the bylaws or adopt new bylaws without any action on the part of the stockholders of the Corporation; provided that any by-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation.
SEVENTH: Limitation of Liability.
a) A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL.
b) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law.
c) The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.
d) No amendment, modification or repeal of this provision, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

e) The Corporation may, by action of its board of directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the board of directors shall determine to be appropriate and authorized by Delaware law.
f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware law.
g) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.
EIGHTH: Certificate Amendments.
The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time as prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.
*************************************************************************

Exhibit B
BYLAWS

OF

GREENHILL & CO., INC.

(as adopted [•] 2023)
ARTICLE X

STOCKHOLDERS
Section 10.01 Annual Meeting.
An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors (the “Board of Directors”) of Greenhill & Co., Inc. (the “Corporation”) shall each year fix, which date shall be within 13 months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation.
Section 10.02 Special Meetings.
Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the president and shall be held at such place, on such date, and at such time as they or he or she shall fix.
Section 10.03 Notice of Meetings.
Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”)).
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 10.04 Quorum.
At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.
If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.
Section 10.05 Organization.
Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 10.06 Conduct of Business.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 10.07 Proxies and Voting.
At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile, email or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, email or other reproduction shall be a complete reproduction of the entire original writing or transmission.
The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.
All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
Section 10.08 Stock List.
The officer who has charge of the stock ledger of the Corporation shall, at least 10 days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.
A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

Section 10.09 Consent of Stockholders in Lieu of Meeting.
Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.
Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.
Any copy, facsimile, email or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, email or other reproduction shall be a complete reproduction of the entire original writing.
ARTICLE XI

BOARD OF DIRECTORS
Section 11.01 General Powers.
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
Section 11.02 Number and Term of Office.
The number of directors who shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, provided that the size of the initial Board of Directors shall be equal to the number of directors elected by the Incorporator of the Corporation. Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.
Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.
Section 11.03 Vacancies.
If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.
Section 11.04 Regular Meetings.
Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 11.05 Special Meetings.
Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by facsimile, email or other electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 11.06 Quorum.
At any meeting of the Board of Directors, a majority of the total number of the whole Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
Section 11.07 Participation in Meetings By Conference Telephone.
Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 11.08 Conduct of Business.
At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 11.09 Compensation of Directors.
Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
Section 11.10 Action Without Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
Section 11.11 Resignation.
Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.
Section 11.12 Removal.
Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.

ARTICLE XII

COMMITTEES
Section 12.01 Committees of the Board of Directors.
The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 12.02 Conduct of Business.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE XIII

OFFICERS
Section 13.01 Generally.
The officers of the Corporation shall be elected annually by the Board of Directors and shall include a president and a secretary. The Board of Directors, in its discretion, may also elect a treasurer, one or more vice presidents, assistant treasurers, assistant secretaries, and other officers. Any two or more offices may be held by the same person. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Section 13.02 President.
The president shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may be from time to time assigned to the president by the Board of Directors and subject to the control of the Board of Directors in each case. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.
Section 13.03 Vice President.
Each vice president shall have such powers and duties as may be delegated to him or her by the Board of Directors or the president. One vice president shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 13.04 Treasurer.
The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 13.05 Secretary.
The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.
Section 13.06 Delegation of Authority.
In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the president or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.
Section 13.07 Removal.
Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 13.08 Action with Respect to Securities of Other Entities.
Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or comparable holders of equity interests) of or with respect to any action of stockholders (or comparable holders of equity interests) of any other corporation or other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or other entity.
ARTICLE XIV

STOCK
Section 14.01 Certificates of Stock.
Shares of stock of the Corporation may, but need not be, represented by certificates. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, including the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.
Section 14.02 Transfers of Stock.
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.
Section 14.03 Record Date.
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 14.04 Lost, Stolen or Destroyed Certificates.
In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 14.05 Regulations.
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE XV

NOTICES
Section 15.01 Notices.
If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
Section 15.02 Waivers.
A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE XVI

MISCELLANEOUS
Section 16.01 Facsimile Signatures.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
Section 16.02 Books and Records.
Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the Delaware General Corporation Law. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
Section 16.03 Corporate Seal.
The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 16.04 Reliance upon Books, Reports and Records.
Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 16.05 Fiscal Year.
The fiscal year of the Corporation shall begin on April 1 and end on March 31 of each year.
Section 16.06 Checks, Notes, Drafts, Etc..
All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
Section 16.07 Dividends.
Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.
Section 16.08 Time Periods.
In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 16.09 Conflict with Applicable Law or Certificate of Incorporation.
These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.
ARTICLE XVII

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 17.01 Right to Indemnification.
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, employee or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or trustee, or in any other capacity while serving as a director, officer, employee or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
Section 17.02 Right to Advancement of Expenses.
In addition to the right to indemnification conferred in Section 1 of this ARTICLE VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.
Section 17.03 Right of Indemnitee to Bring Suit.
If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.
Section 17.04 Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 17.05 Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
Section 17.06 Indemnification of Agents of the Corporation.
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, employees and officers of the Corporation.
Section 17.07 Nature of Rights.
The rights conferred upon indemnitees in this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this ARTICLE VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
ARTICLE XVIII

AMENDMENTS
These Bylaws may be adopted, amended or repealed by the Board of Directors or by the stockholders. In the case of any such amendment or repeal of Article VIII or any section thereof, the amendment or repeal shall be subject to Article VIII, Section 7.
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Annex B
VOTING AGREEMENT
This Voting Agreement (“Agreement”), dated as of May 22, 2023, is by and among Mizuho Americas LLC, a Delaware limited liability company (“Parent”), Blanc Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”) and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).
RECITALS
WHEREAS, concurrently herewith, Greenhill & Co., Inc., a Delaware corporation (the “Company”), Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”);
WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act without application of Rule 13d-3(d)(1)) of the number of shares of Company Common Stock set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of the Company Common Stock owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional shares of Company Common Stock which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including, without limitation, any RSUs, PSUs or any other equity or equity-based awards), less any such shares of Company Common Stock Transferred pursuant to a Permitted Transfer or following the Transfer Restriction End Date, such Stockholder’s “Covered Shares”); and
WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, Merger Sub and the Stockholders are entering into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:
(a) ”Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (i) possession, direct or indirect, of the power to direct or cause direction of the management or policies of a person (whether through ownership of securities or other ownership interests, by contract or otherwise), or (ii) beneficial ownership of fifty percent (50%) or more (or the maximum ownership interest permitted by applicable Law giving control) of the voting securities or other ownership or general partnership interest (whether directly or indirectly) or other comparable equity interests in a person.
(b) ”Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.
(c) ”Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the date on which any amendment to the Merger

Agreement is executed, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes (in any amount) the Merger Consideration to be received by the stockholders of the Company, (B) changes the form of Merger Consideration payable to the stockholders of the Company, or (C) modifies the Termination Date (as defined in the Merger Agreement) or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger by the Termination Date (as defined in the Merger Agreement).
(d) A person shall be deemed to have effected a “Transfer” of a security if such person, whether voluntarily or involuntarily, directly or indirectly (i) offers, sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise, including by way of Constructive Disposition) of such security or any interest in such security, (ii) creates or permits to exist any Liens on such security, (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits in writing to take any of the actions referred to in the foregoing clauses (i) through (iii). A “Permitted Transfer” means, with respect to any Stockholder, (i) a Transfer of such Stockholder’s Covered Shares to any other Stockholder, in which case such Transferred Shares shall thereafter constitute Covered Shares of the transferee Stockholder or (ii) a Transfer (1) to any member of such Stockholder’s immediate family, (2) to a trust under which distributions may be made only to such Stockholder or any member of such Stockholder’s immediate family or (3) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the applicable Law of intestate succession, provided, that in each case of this clause (ii), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of such Stockholder’s Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to such Covered Shares, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and such Covered Shares as such Stockholder shall have made hereunder.
2. Transfer Restrictions. From the date of this Agreement until the earlier to occur of (i) the receipt of the Stockholder Approval and (ii) the Termination Date (such date, the “Transfer Restriction End Date”), each Stockholder shall not Transfer (or cause or permit the Transfer of) any of such Stockholder’s Covered Shares except with Parent’s prior written consent, unless such Transfer is a Permitted Transfer. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever.
3. Agreement to Vote.
(a) From the date of this Agreement until the Termination Date, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) at which any matter listed below is to be voted on, each Stockholder shall vote, and shall cause or direct to be voted, all of its Covered Shares:
(i) in favor of the adoption of the Merger Agreement, the Merger and each of the transactions contemplated by the Merger Agreement in respect of which a holder of the Covered Shares is entitled to vote;
(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Stockholder Approval on the date on which such meeting is held;
(iii) against (A) any action or agreement that would reasonably be expected to result in a breach by the Company of the Merger Agreement or result in any condition set forth in Article VII of the Merger Agreement not being satisfied on a timely basis, and (B) any Takeover Proposal or approval of any other proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, delay or impede the consummation of, the Merger Agreement, the Merger or any other transactions contemplated thereby; and

(iv) in favor of any other matter or action necessary or advisable for or in furtherance of the consummation of the transactions contemplated by the Merger Agreement and which the Company Board has recommended that the Company’s Stockholders vote in favor of.
(b) From the date of this Agreement until the Termination Date, if requested by Parent, each Stockholder shall execute and deliver to Parent a written consent with respect to the Covered Shares approving any matter referenced in sub-clause (i), (ii), or (iv) of Section 3(a) and against the approval of any matter referenced in sub-clause (iii) of Section 3(a). Unless requested by Parent to execute and deliver a written consent in accordance with the first sentence of this Section 3(b), each Stockholder agrees not to execute or deliver a written consent relating to any of the matters referenced in sub-clause (i), (ii), (iii) or (iv) of Section 3(a).
(c) From the date of this Agreement until the Termination Date, (i) each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum and to vote on any matter contemplated by this Agreement and (ii) each Stockholder shall vote all of its Covered Shares in accordance with this Section 3. Each Stockholder may vote in its sole discretion on all issues other than those specified in Section 3(a).
(d) Nothing in this Agreement, including this Section 3, shall limit or restrict any Stockholder or any Affiliate or designee of any Stockholder who serves as a member of the Company Board in acting in his or her capacity as a director or officer of the Company or from exercising his or her fiduciary duties or other legal obligations or responsibilities, it being understood that this Agreement applies to each Stockholder solely in its capacity as a stockholder of the Company and does not apply to any such Affiliate or designee’s actions, judgments or decisions as a director of the Company. Parent shall not, and shall cause its affiliates not to, assert any claim that any action taken by a Stockholder in its capacity as a member of the Company Board violates this Agreement.
(e) Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Termination Date, a Governmental Entity enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Section 3 of this Agreement, then the obligations of the Stockholder set forth in Section 3 of this Agreement shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.
(f) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to each Stockholder’s Covered Shares shall remain vested in and belong to each such Stockholder, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any Company Common Stock, except as provided herein.
4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and Merger Sub as follows:
(a) Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing (where such concept is recognized by the applicable jurisdiction) under the applicable Law of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by the Bankruptcy Exceptions.

(b) No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any Consent under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of such Stockholder, (iii) violate any applicable Law or Order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder, except, in each case of clauses (i)-(iv), as would not reasonably be expected, individually or in the aggregate, to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.
(c) Ownership of Covered Shares. Such Stockholder is the record or beneficial owner of such Stockholder’s Covered Shares. All such Stockholder’s Covered Shares are free and clear of any Liens except for restrictions on transfer under applicable federal securities Laws and any state securities Law and those arising under the terms of this Agreement, and no person has a right to acquire any of such securities. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
(d) Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities Laws or any state securities Law and those arising under the terms of this Agreement.
(e) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any Consent of, or to make any Filing with, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such Consents, or to make such Filings, would not, either individually or in the aggregate, prevent or delay the performance by such Stockholder of any of its obligations hereunder.
(f) No Inconsistent Agreements. Except as contemplated by this Agreement, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.
(g) Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against or, to the knowledge of the applicable Stockholder, threatened against or otherwise affecting, such Stockholder or any of its or his properties or assets (including the Covered Shares) that would reasonably be expected to impair the ability of such Stockholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders that:
(a) Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by any of the Bankruptcy Exceptions.

(b) No Conflicts; Consents.
(i) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require Parent to obtain any Consent of, or to make any Filing with, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such Consents, or to make such Filings, would not, either individually or in the aggregate, prevent or delay the performance by Parent of any of its obligations hereunder.
(ii) None of the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby will (i) require any Consent under, or result in a violation or breach of, any agreement to which Parent is a party or by which Parent may be bound, (ii) result in the creation of any Lien on any of the assets or properties of Parent, (iii) violate any applicable Law or Order or (iv) violate the organizational documents of Parent, except, in each case of clauses (i)-(iv), as would not reasonably be expected, individually or in the aggregate, to impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.
(c) Absence of Litigation. As of the date hereof, there is no Legal Proceeding pending against or, to the knowledge of Parent, threatened against Parent that would reasonably be expected to impair the ability of Parent to perform its or his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
6. Certain Restrictions.
(a) From the date of this Agreement until the Termination Date, each Stockholder hereby agrees that such Stockholder shall not, shall cause its Subsidiaries (if any) and its and their respective directors, officers and employees not to, and shall not authorize its investment bankers, attorneys, accountants and other advisors and representatives (each, a “Representative”) to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ (if any) Representatives not to, directly or indirectly: (i) solicit, initiate, propose, knowingly induce, knowingly encourage, or knowingly facilitate, any Takeover Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any confidential or nonpublic information in connection with or for the purpose of facilitating any Takeover Proposal, (iii) except with respect to a Permitted Confidentiality Agreement, execute or enter into any agreement with respect to any Takeover Proposal, (iv) approve, authorize, agree or publicly announce any intention to do any of the foregoing or (v) adopt or approve any Takeover Proposal or recommend, or publicly propose to adopt, approve or recommend, any Takeover Proposal; provided, that this Section 6(a) shall not restrict a Stockholder from taking any action or doing anything that the Company or any of its Subsidiaries is permitted to do in accordance with the terms of Section 5.02 of the Merger Agreement.
(b) Each Stockholder hereby agrees to notify Parent in writing as promptly as practicable and in any event within 24 hours after it has knowledge of the receipt of any Takeover Proposal or any request for information or inquiry that contemplates or is in furtherance of a Takeover Proposal and the terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such Takeover Proposal, request or inquiry; it being understood that this covenant shall be deemed satisfied by all Stockholders if such notice if provided to Parent in accordance with this Section 6(b) by the Company or any Stockholder.
(c) Prior to the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company of any such event.

(d) Prior to the Termination Date, no Stockholder shall enter into any voting agreement or voting trust with respect to any of its Covered Shares or grant a proxy or power of attorney with respect to any of its Covered Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.
(e) Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, any of its Subsidiaries, Merger Sub or any of their respective successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger) or (ii) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.
(f) Each Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement; provided, that prior to any such announcement or disclosure, Parent shall use commercially reasonable efforts to provide the Stockholders (through the Company or its outside counsel, Wachtell, Lipton, Rosen & Katz) with the opportunity to review and comment on any references to any individual Stockholder or the Stockholders generally in such announcement or disclosure and consider such comments in good faith.
(g) The Stockholders shall be permitted to file this Agreement or a form hereof with, or disclose the terms hereof in, any filing with the SEC or any other Governmental Entity or securities exchange; provided, that the Stockholders (through any Stockholder, the Company or its outside counsel, Wachtell, Lipton, Rosen & Katz) use commercially reasonable efforts to provide Parent the opportunity to review and comment on any such filing.
7. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable Law.
8. Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.
9. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Transfer Restriction End Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of the Company held of record by such Stockholder (and that this Agreement places limits on the voting and transfer thereof), subject to the provisions hereof; provided, that any such stop transfer order and notice will immediately be withdrawn and terminated following the Transfer Restriction End Date; provided, further, that such stop transfer order will not be applicable to any Permitted Transfer.
10. Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder, shall terminate and have no further force or effect as of the Termination Date; provided, that this Section 10 and Section 11 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement prior to such termination. For the avoidance of doubt, this Agreement shall not terminate upon an Adverse Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.
11. Miscellaneous.
(a) Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.
(c) Amendment and Modification; Waiver. This Agreement may be amended or waived only by an instrument in writing executed by each party hereto. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.
(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur and that the parties would not have any adequate remedy at Law in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which the parties are entitled at Law or in equity, (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, without proof of damages or otherwise, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of Parent, Merger Sub or any of the Stockholders would have entered into this Agreement. Each of the parties agrees that it waives the defense of adequacy of a remedy at Law and shall not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (A) the other parties have an adequate remedy at Law or (B) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11(d) shall not be required to provide any bond or other security in connection with any such order or injunction and each party hereto hereby waives any such requirement.
(e) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 11(e)):
If to the Stockholders, to the address for notice set forth on Schedule A hereto;

if to Parent or Merger Sub, to:

Mizuho Americas LLC
1271 Avenue of the Americas
New York, NY 10020
Email:	richard.skoller@mizuhogroup.com
Attention:	Richard Skoller, Chief Legal Officer

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Email:	sbarshay@paulweiss.com
lturano@paulweiss.com
Attention:	Scott A. Barshay
Laura C. Turano

if to the Company, to:

Greenhill & Co., Inc.,
1271 Avenue of the Americas
New York, NY 10020
Email:	gitanjali.faleiro@greenhill.com
Attention:	Gitanjali Pinto Faleiro, General Counsel & Corporate Secretary

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Email:	EDHerlihy@wlrk.com
BCPrice@wlrk.com
Attention:	Edward D. Herlihy
Brandon C. Price
Notwithstanding anything in this Agreement to the contrary, any notice given in accordance with this Section 11(e) that is not by email shall only be effective if a duplicative copy of such notice is also given by email in the method described in this Section 11(e).
(f) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.
(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.
(h) Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”), for the purposes of any suit, action or other Legal Proceeding arising out of this Agreement, the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or other Legal Proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or other Legal Proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or other Legal

Proceeding arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement in the Chosen Courts, or that any such action, suit or other Legal Proceeding brought in any such court has been brought in an inconvenient forum.
(i) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(I).
(j) Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.
(k) Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, the Merger Agreement, the other Transaction Documents and any exhibit, annex and schedule thereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.
(l) Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include,” “includes” and “including” shall be deemed followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “days” shall mean “calendar days” unless expressly stated otherwise. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(m) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.
12. Counterparts. This Agreement may be executed in one or more counterparts (including by .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
Mizuho Americas LLC

By:	/s/ Shuji Matsuura
Name:	Shuji Matsuura
Title:	Chief Executive Officer

Blanc Merger Sub, Inc.

By:	/s/ Richard Skoller
Name:	Richard Skoller
Title:	President
[Signature Page to Voting Agreement]

Scott L. Bok

By:	/s/ Scott L. Bok
Name:	Scott L. Bok

Bok Family Partners, L.P.

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	General Partner

Bok Family Foundation

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

Scott L. Bok March 2020 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

Scott L. Bok November 2020 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

Scott L. Bok November 2021 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

Scott L. Bok November 2022 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee
[Signature Page to Voting Agreement]

Schedule A
Stockholder Name	Owned Shares*	Address
Scott L. Bok	57,087	c/o Greenhill & Co., Inc., 1271 Avenue of the Americas, New York, NY 10020
Bok Family Partners, L.P.	1,678,388
Bok Family Foundation	288,783
Scott L. Bok March 2020 Annuity Trust	None
Scott L. Bok November 2020 Annuity Trust	194,927
Scott L. Bok November 2021 Annuity Trust	75,331
Scott L. Bok November 2022 Annuity Trust	580,023
*Certain of the Stockholders may be deemed to share beneficial ownership of the “Owned Shares” with other Stockholders.

Schedule B
SPOUSAL CONSENT
The undersigned represents that the undersigned is the spouse of Scott L. Bok and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of May 22, 2023, by and among Mizuho Americas LLC, a Delaware limited liability company (“Parent”), Blanc Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), the undersigned’s spouse and the other persons listed on Schedule A to the Agreement who are signatories thereto. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.
Dated: , 2023
Name:

Annex C
[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]
May 21, 2023
Greenhill & Co., Inc.
1271 Avenue of the Americas
New York, NY, 10020
Attn: Board of Directors
Dear Board of Directors:
We understand that Greenhill & Co., Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among Mizuho Americas LLC (“Parent”), Blanc Merger Sub, Inc., a wholly owned subsidiary of Parent (“Sub”), and the Company pursuant to which, among other things, (i) Sub will merge into the Company (the “Merger”), (ii) each outstanding share of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company will be converted into the right to receive $15.00 in cash (the “Merger Consideration”), and (iii) the Company will become a wholly owned subsidiary of Parent.
The Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	reviewed a draft, dated May 19, 2023, of the Agreement;
2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including (a) financial projections prepared by the management of the Company relating to the Company (the “Projections”) and (b) estimates prepared by the management of the Company of the Company’s net operating loss tax carryforwards (“NOLs”) and the Company’s ability to utilize those NOLs to achieve future tax savings (the “Estimated NOL Tax Savings”);

4.
spoken with certain members of the management of the Company and certain of the Company’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.	compared the financial and operating performance of the Company with that of companies with publicly traded equity securities that we deemed to be relevant;
6.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us and, at your direction, we have assumed that (i) the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, (ii) the NOLs have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs, and (iii) the Estimated

NOL Tax Savings have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the Company’s ability to utilize those NOLs to achieve future tax savings. At your direction, we have assumed that the Projections, the NOLs and the Estimated NOL Tax Savings provide a reasonable basis on which to evaluate the Company and the Merger and we have, at your direction, used and relied upon the Projections, the NOLs and the Estimated NOL Tax Savings for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections, the NOLs, the Estimated NOL Tax Savings or the respective assumptions on which they are based. In reaching our conclusions hereunder, with your consent, we did not rely upon a review of the publicly available financial terms of other transactions, because we did not identify a sufficient number of relevant transactions in which we deemed the acquired companies to be sufficiently similar to the Company. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company or the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
We have not been requested to, and did not, (a) solicit any indications of interest from third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Board or any other party with respect to alternatives to the Merger. We express no view or opinion as to any such matters, including the terms that might have been obtained if any of the foregoing had been undertaken. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to the price or range of prices at which shares of Company Common Stock may be purchased or sold, or otherwise be transferable, at any time.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to Mizuho Securities USA LLC (“Mizuho USA”), an affiliate of Parent, for which Houlihan Lokey and its affiliates have received compensation, including, among other things, having acted as financial advisor to Mizuho USA in connection with its acquisition of Capstone Partners, which closed in July 2022. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent, Mizuho USA, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, Mizuho USA, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Furthermore, as we have previously advised you, (i) in the ordinary course of business, certain members of the team of Houlihan Lokey professionals advising the Company in connection with the Merger (the “Senior Deal Team”) engaged in discussions with Mizuho USA regarding a number of potential acquisition targets and prepared discussion materials in connection therewith, (ii) certain discussion materials provided to Mizuho USA in September 2022 identified the Company as a potential acquisition target and included publicly available information regarding the Company, and (iii) in April 2023, following the Company’s March 2023 request that Houlihan Lokey arrange a meeting between senior management of Mizuho USA and the Company regarding a possible transaction, the Senior Deal Team engaged in a discussion with Mizuho USA regarding its possible interest in a transaction with the Company and in connection therewith provided discussion materials to Mizuho USA which included preliminary valuation information for the Company based upon publicly available information and certain selected companies and selected transactions.
Houlihan Lokey has also acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, no portion of which is contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, the voting agreement to be entered into among Parent, Sub, the Company and certain stockholders of the Company, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. We are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company, Parent and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

Annex D
§ 262. Appraisal rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)
If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder's shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)
Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person's name, demand in writing an appraisal of such beneficial owner's shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner's beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)
Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person's demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person's request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f)
Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)
At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)
From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person's shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person's demand for an appraisal in respect of some or all of such person's shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person's demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l)
The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Greenhill

GREENHILL & CO., INC.
GITANJALI FALEIRO
1271 AVENUE OF THE AMERICAS
NEW YORK, NY 10020

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **http://www.virtualshareholdermeeting.com/GHL2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 15, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20392-S68913 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREENHILL & CO., INC.

The Board of Directors of Greenhill & Co., Inc. recommends you vote FOR proposals 1, 2 and 3.

Note: The shares represented by this proxy, when properly executed, will be voted as directed above or, if no direction is given, will be voted as the Board of Directors of Greenhill recommends.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V20393-S68913

GREENHILL & CO., INC.
Special Meeting of Stockholders
August 16, 2023 12:00 p.m. ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) the Chief Executive Officer and Corporate Financial Officer of Greenhill & Co., Inc. ("Greenhill"), or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Greenhill that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of stockholders to be held at 12:00 p.m. Eastern Time on August 16, 2023 (the "Special Meeting"), via the Internet at http://www.virtualshareholdermeeting.com/GHL2023SM (the "Special Meeting website") and any adjournment or postponement thereof. The undersigned stockholder(s) hereby revokes any proxy or proxies previously given with respect to the Special Meeting.

This proxy, when properly executed, will be voted as directed by the undersigned stockholder(s). **Unless contrary direction is given, this proxy will be voted FOR the Merger Agreement Proposal, FOR the Compensation Proposal and FOR the Adjournment Proposal.** The undersigned stockholder(s) may revoke this proxy at any time before it is voted by submitting a written notice of revocation to Greenhill's corporate secretary, granting a subsequently dated proxy, re-voting by telephone or the Internet at a later time, before 11:59 p.m., Eastern Time, on August 15, 2023, or attending virtually and voting at the Special Meeting via the Special Meeting website. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

Please sign and return the proxy card promptly in the enclosed envelope.

Continued and to be signed on reverse side